EXHIBIT 10.5

                                 LEASE AGREEMENT

                                   RELATING TO

                            ONE (1) AIRBUS A300B4-200

                         AIRCRAFT BEARING MANUFACTURER'S

                              SERIAL NUMBER 211 AND

                      TWO GENERAL ELECTRIC CF6-50C2 ENGINES

                                     between

                            EAL (DELAWARE) VIII CORP.

                                    AS LESSOR

                                       and

                           PAN AMERICAN AIRWAYS, INC.

                                    AS LESSEE

                           Dated as of August 26, 1996

This Lease Agreement may be executed in several counterparts. To the extent, if any, that this Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease Agreement may be created or perfected through the transfer or possession of any counterpart other than the original executed counterpart which is identified as the counterpart containing receipt therefor executed by Lessor on the signature page of this Lease Agreement.

THIS LEASE AGREEMENT is made as of the 26th day of August, 1996.

BETWEEN:

(A) EAL (DELAWARE) VIII CORP., a Delaware corporation (hereinafter referred to as "LESSOR"); and

(B) PAN AMERICAN AIRWAYS, INC., a corporation organized and existing under the laws of the State of Florida, having its principal office at 9300 N.W. 36th Street, Miami, Florida (hereinafter referred to as "LESSEE").

                                R E C I T A L S :

                  WHEREAS, Lessee and ING executed the Letter Agreement, dated February 5, 1996, pursuant to which Lessee and ING set forth the principal terms pursuant to which Lessee would lease three Airbus A300B4-200 aircraft (including the Aircraft, as hereinafter defined) from Lessor;

                  WHEREAS, Lessee and Lessor have entered into the Lease Agreement, dated as of April 15, 1996, which was amended and supplemented by the Lease Supplement, Acceptance Certificate and Amendment No. 1 (as so amended, the "INTERIM LEASE"), pursuant to which Lessee leased from Lessor the Aircraft described below on a short term basis pending the completion by Lessee of its proving runs and the issuance by the Secretary of Transportation of an air carrier's operating certificate under Chapter 447 of Title 49, U.S. Code;

                  WHEREAS, upon the earlier to occur of the issuance to Lessee of such certificate and the last day of the Lease Term under the Interim Lease, Lessee shall return the Aircraft to Lessor thereunder;

                  WHEREAS, if, at the expiration of such Lease Term, such certificate has been issued to Lessee and the other conditions precedent to the obligations of Lessor hereunder are satisfied, then, simultaneously with the expiration of such Lease Term, Lessee shall lease the Aircraft from Lessor under this Lease and Lessor shall lease the Aircraft to Lessee hereunder; provided, however, that, notwithstanding any other provision of any Lease Document, such lease hereunder shall not occur and the Aircraft shall not for any purpose be considered leased to Lessee hereunder, unless and until Lessee is a Certificated Air Carrier; and

                  WHEREAS, Lessor desires to lease to Lessee and Lessee desires to lease from Lessor the Aircraft under this Agreement.

                  NOW, THEREFORE, the parties hereby agree as follows:

AGREEMENT:

CLAUSE 1.         DEFINITIONS AND INTERPRETATION

1.1 In this Agreement the following terms shall, except where the context otherwise requires, have the following meanings (in any case in which any capitalized term is used herein with a meaning defined in the Interim Lease, such case shall be identified parenthetically as such):

"AD COST" shall have the meaning specified in Clause 13.7 of this Agreement.

"ADDITIONAL NAMED INSURED" shall have the meaning specified in Clause 10.1(a) of this Agreement.

"AIRCRAFT" means the Airframe together with (i) the two (2) Engines, whether or not any of such initial or substituted Engines may from time to time no longer be installed on the Airframe or may be installed on any other aircraft so long as title thereto shall remain vested in Lessor in accordance with the terms of this Agreement, (ii) all Parts and all components thereof, (iii) all ancillary equipment or devices furnished with the Aircraft (including Schedules A, B, D and E) and (iv) all substitutions, replacements and renewals of any and all thereof.

"AIRCRAFT DOCUMENTATION" shall mean all historical records referred to in this Agreement, including Schedules A, B, D and E, delivered with the Aircraft for work accomplished prior to the Delivery Date and current records for work accomplished subsequent to the Delivery Date, including, but not limited to, all documents, manuals, data, overhaul records, life limited part traceability, log books, original Aircraft and Engine delivery documents, serviceable parts tags, FAA forms, modification records, inspection records, any and all other documentation pertaining to the Aircraft, Engine or Parts.

"AIRFRAME" means (i) the Airbus A300B4-200 airframe bearing Manufacturer's Serial Number 211 further described in this Agreement, including Schedules A, B, D and E, and in the Lease Supplement and Acceptance Certificate executed pursuant hereto on the Delivery Date and (ii) any and all Parts (except the Engines or engines from time to time installed thereon) so long as the same shall be incorporated or installed in or attached to such airframe, or so long as title thereto shall remain vested in Lessor in accordance with the terms of Clause 13.4, after removal from such airframe.

"APU" means the Garret model TSCP 700-5 auxiliary power unit.

"AVIALL" means AVIALL Caladonian Engine Services, Monument Crescent, Shaw Farm Industrial Estate, Prestwick International Airport, Prestwick, Ayrshire, Scotland KA9 2RX.

"AVIALL ENGINE MAINTENANCE AND POOLING CONTRACT" means the contract entered into between Lessee, ING and AVIALL, as amended from time to time. For the avoidance of doubt, the parties hereto expressly agree that in case of any conflict between the terms of the AVIALL Engine Maintenance and Pooling Contract and the terms of this Agreement, the latter shall prevail.

"BASIC RENT" shall have the meaning set forth in Clause 4.

"BUSINESS DAY" means a day (other than a Saturday, Sunday or holiday scheduled by law) on which banks are open for business in Miami, Florida; New York, New York; and Amsterdam, The Netherlands.

"BUSINESS PLAN" shall have the meaning specified in Clause 8.2(viii) of this Agreement.

"CERTIFICATED AIR CARRIER" means any corporation domiciled in the United States of America that is a "citizen of the United States" (as defined in Section 40102 of the Federal Aviation Act), and holding a Certificate issued under Chapter 447 of Title 49, U.S. Code issued by the United States Department of Transportation or any predecessor or successor agency thereto, or, in the event such Certificates shall no longer be issued, any corporation domiciled in the United States of America and legally and regularly engaged in the business of transporting for hire passengers or cargo by air predominantly to, from or between points within the United States of America, and, in either event, operating commercial jet aircraft, which also is certificated so as to fall within the purview of Section 1110 or any analogous statute.

"CLAIMS" shall have the meaning specified in Clause 16 of this Agreement.

"CONSULTING AGREEMENT" means the Consulting Agreement, dated as of February 20, 1996 and attached hereto as Schedule K, between ING and Lessee, as supplemented, amended and otherwise in effect from time to time.

"CYCLE" means with respect to the Aircraft, an Engine or other engine, one take-off and landing of the Aircraft or (as the case may be), Airframe or other airframe on which such Engine or other engine is installed.

"DEBT INSTRUMENT" shall have the meaning specified in Clause 17.1 of this Agreement.

"DEFAULT" means an Event of Default or an event which, with the giving of notice or the lapse of time or both, would or could become an Event of Default.

"DEFERRED RENT" shall have the meaning specified in Clause 4.2.

"DELIVERY" means the delivery of the Aircraft by Lessor to Lessee and the acceptance by Lessee hereunder on the Delivery Date.

"DELIVERY DATE" means the date on which Lessee accepts delivery of the Aircraft from Lessor, which shall be the date of the Lease Supplement and Acceptance Certificate and which shall occur on the date that is the last day of the "Lease Term," as defined in the Interim Lease, unless Lessor elects not to deliver the Aircraft to Lessee hereunder due to the occurrence of an Event of Default (as defined herein or in the Interim Lease).

"DELIVERY LOCATION" shall have the meaning specified in Clause 2.2(i) of this Agreement.

"DOLLARS" or "$" or "USD$" means the lawful currency of the United States of America.

"ELIGIBLE CLAIM" means a claim submitted by Lessee for payment or reimbursement of Lessee for labor, parts and materials costs paid by Lessee in performing, in relation to the Aircraft in accordance with the Maintenance Program, any or all of the maintenance processes referred to in subdivisions (i) through (vi) of Clause 5.1, except to the extent that such claim relates to any remedial action necessitated by foreign object or other accidental damage to the Aircraft, negligent or other improper maintenance, repair, modification, alteration, use or operation of the Aircraft, or an Inherent Defect or any cost which is reimbursable from insurance or warranty claims after due diligence.

"EMERGENCY EQUIPMENT LIST" means the emergency equipment list set forth in Schedule E-2 hereto.

"ENGINE" means each of the two (2) General Electric CF6-50C2 aircraft engines bearing the manufacturer's serial numbers specified in the Lease Supplement and Acceptance Certificate and
   further described in this Agreement, including Schedules A, B and D, which are initially installed on the Airframe when delivered and leased hereunder (or in lieu of any such engine, a Replacement Engine subsequently substituted therefor pursuant to Clause 11.2), whether or not from time to time no longer installed on the Airframe or installed on any other airframe or aircraft so long as title thereto shall remain vested in Lessor in accordance with the terms of this Agreement, together in each case with any and all Parts incorporated or installed in, or attached to, such engine (or Replacement Engine) when delivered and leased hereunder or at any time thereafter, or after removal therefrom any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the terms of Clause 13.4. The term "ENGINE" means, as of any date of determination, if the context so requires, all Engines then delivered and leased hereunder. Notwithstanding the foregoing, Lessor may, prior to the Delivery Date under the Interim Lease, substitute any General Electric CF6-50C2 aircraft engine for any engine that is identified by serial number in this Lease, so long as (i) Lessor shall furnish Lessee with notice of such substitution immediately upon becoming aware thereof; (ii) such substitute engine is airworthy and is accompanied by all relevant Aircraft Documentation relating to engines; (iii) Lessor shall make available to Lessee all related Aircraft Documentation; and (iv) any such substitute engine shall comply with the requirements of Schedule A applicable to "Engines"; and, upon such substitution, such replacement engine shall constitute an "Engine" hereunder.

"EVENT OF DEFAULT" means the occurrence of any of the events specified in Clause 17.1.

"EVENT OF LOSS" means, with respect to the Aircraft or the Airframe or any Engine (the "PROPERTY"), any of the following events with respect to the
Property: (i) loss of the Property or the use thereof due to hijacking, theft, disappearance, destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever (in the case of hijacking, theft or disappearance, an Event of Loss shall be deemed to have occurred on the expiration of a period of 30 consecutive days during which Lessee or the lawful possessor of the Property continuously loses possession or use thereof); (ii) any damage to such Property which results in an insurance settlement with respect to such Property on the basis of an actual total loss or constructive total loss; (iii) the condemnation or taking of, or requisition of title to or use of, such Property or the confiscation or seizure of such Property by any governmental body; (iv) the prohibition of the use of the Property by Lessee for a period in excess of 60 days (or such longer period as may be agreed by Lessor) as a result of any rule, regulation, order or other action by any governmental body; and (v) any other case which by subsequent agreement the parties hereto may deem to be an "Event of Loss" subject, with respect to the Event of Loss described in this clause (v), to the insurers' consent thereto.

"EXPIRATION DATE" means (i) the Initial Lease Term Expiration Date or (ii) if Lessee exercises the first Extension Option, the First Extension Lease Termination Date or (iii) if Lessee exercises the second Extension Option, the Second Extension Lease Termination Date.

"EXTENSION LEASE TERM" means the period of time covered by the First Extension Lease Term or the Second Extension Lease Term as to which the related Extension Option was exercised.

"EXTENSION OPTION" shall have the meaning specified in Clause 3.2(i) of this Agreement.

"FAA" means the Federal Aviation Administration of the United States of America or its successor agency from time to time charged with the administration or enforcement of United States aviation law.

"FAR" means the United States Federal Aviation Regulations.

"FAR PART 121" means PART 121-OPERATIONS:  CERTIFICATION AND OPERATIONS:
   DOMESTIC, FLAG, AND SUPPLEMENTAL AIR CARRIERS AND COMMERCIAL OPERATORS OF LARGE AIRCRAFT, of the regulations of the FAA, 14 C.F.R. ss.ss. 121 ET SEQ., as amended and in effect from time to time.

"FEDERAL AVIATION ACT" or "ACT" means Subtitle VII, Part A of Title 49 of the United States Code.

"FIRST EXTENSION LEASE TERM" means the Extension Lease Term commencing on the Initial Lease Term Expiration Date and expiring on the First Extension Lease Termination Date.

"FIRST EXTENSION LEASE TERMINATION DATE" means the date that is two and one-half years after the Initial Lease Term Expiration Date.

"FIRST REFUSAL PURCHASE AGREEMENT" means that Right of First Refusal Purchase Agreement between ING and the Lessee, in the form attached as Schedule L hereto.

"FLIGHT HOUR" means, with respect to the Airframe, each hour or part thereof which elapses from takeoff to touchdown and, with respect to each Engine, each hour or part thereof which elapses from takeoff to touchdown of the Airframe or of any other airframe on which such Engine is then installed (whether such Engine is installed on the Airframe or another airframe), in each case as recorded in the Aircraft or other aircraft log book or in any other document recording flight time accepted by the FAA.

"GAAP" means generally accepted accounting principles, as in effect in the United States, consistently applied from period to period.

"INDEMNITEE" or "INDEMNITEES" means each of Lessor, ING and their respective successors, assigns, agents, directors and employees.

"INDEPENDENT MAINTENANCE CONTRACTOR" shall mean any person approved by the FAA and Lessor to perform maintenance on the Aircraft in accordance with this Lease.

"ING" means ING Lease (Nederland) B.V., a Netherlands corporation or, as the context requires, ING Aviation Lease B.V. or any Affiliate of either thereof, and, in any case, its successors and assigns.

"INHERENT DEFECT" means any defect in the Aircraft or any part thereof arising out of a fault or error in the design, manufacture or construction thereof.

"INITIAL LEASE TERM" means the period commencing on the Initial Lease Term Commencement Date and ending on the Initial Lease Term Expiration Date.

"INITIAL LEASE TERM COMMENCEMENT DATE" shall mean the "Expiration Date," as defined in the Interim Lease, which is expected to occur on or about September 15, 1996, subject to paragraph 3 of Schedule A.

"INITIAL LEASE TERM EXPIRATION DATE" means the fifth anniversary of the Delivery Date (as "Delivery Date" is defined in the Interim Lease).

"INTERIM LEASE" has the meaning specified in the first Whereas clause of this Lease.

"LAW" means and includes (i) any statute, decree, constitution, regulation, order or any directive of any government entity; (ii) any treaty, pact, compact or other agreement to which any government entity is a signatory or party; and
(iii) any amendment or revision of any thereof.

"LEASE", "THIS LEASE", "THIS AGREEMENT", "HEREIN", "HEREUNDER", "HEREBY" or other like words mean this Lease Agreement, as it may be supplemented from time to time or amended pursuant to the applicable provisions hereof.

"LEASE DOCUMENTS" means this Agreement, the Lease Supplement and Acceptance Certificate, the Consulting Agreement, the Spare Parts Lease (when and if executed), the First Refusal Purchase Agreement, the Other Leases and all other documents, instruments and agreements required hereunder or thereunder.

"LEASE SUPPLEMENT AND ACCEPTANCE CERTIFICATE" means the Lease Supplement and Acceptance Certificate to be executed and delivered by Lessee and countersigned by Lessor on the Delivery Date pursuant to Clause 2.2, substantially in the form of Schedule B hereto.

"LEASE TERM" means the term of leasing of the Aircraft hereunder commencing on the Delivery Date and terminating on the Expiration Date.

"LESSOR LIEN" means any Lien created over the Aircraft by Lessor or exercised, asserted or claimed against the Aircraft or any part thereof in respect of a debt, liability or other obligation (whether financial or otherwise) of Lessor (other than (i) a debt, liability or other obligation arising from the operation of the Aircraft or any part thereof by Lessee, and (ii) any such Lien created by or through Lessor pursuant to and in accordance with the terms of any of the Lease Documents).

"LIEN" means any mortgage, pledge, lien, charge, encumbrance, lease or other security interest of any kind (including any conditional sale or other title retention agreement).

"LOOSE EQUIPMENT LIST" means the loose equipment list set forth in Schedules E-1 and E-2 hereto.

"MPD" means the Airbus Industrie's Maintenance and Planning Document for the Aircraft.

"MAINTENANCE MANUAL" means, for the Aircraft, any Engine or Part, the applicable manufacturer's maintenance manual for such item.

"MAINTENANCE PAYMENTS" means those payments required to be made by Lessee pursuant to Clauses 5.1 and 5.2 of this Agreement.

"MAINTENANCE PROGRAM" means Lessee's FAA approved maintenance program in effect from time to time for the Aircraft encompassing scheduled maintenance, condition-monitored maintenance, maintenance of the Airframe, Engines and Parts of the Aircraft as approved and accepted by Lessor or such other maintenance program approved and accepted by Lessor (such acceptances and approvals of Lessee's FAA approved maintenance program not to be unreasonably withheld).

"MAINTENANCE RESERVE ACCOUNT" shall have the meaning specified in Clause 5.1 of this Agreement.

"MANUFACTURER" means Airbus Industrie.

"MONTHLY ANNIVERSARY DATE" means the date in each calendar month subsequent to the calendar month in which the Delivery Date occurs which numerically corresponds to the Delivery Date; PROVIDED that if no date numerically corresponds to the Delivery Date in any calendar month, the Monthly Anniversary Date for such month shall be the last day of such month.

"MONTHLY PERIOD" means (i) the period beginning on the Delivery Date and ending on the first Monthly Anniversary Date and (ii) each subsequent period beginning on a Monthly Anniversary Date and ending on the following Monthly Anniversary Date.

"OTHER LEASES" means the Interim Lease and those Lease Agreements (as in effect from time to time, including any interim or short term lease and any replacement thereof) entered into between Lessor and Lessee or ING and Lessee relating to the lease of Airbus model A300 aircraft (other than the Aircraft), as such agreements may be supplemented, amended and otherwise in effect from time to time.

"PARTS" means all appliances, components, parts, instruments, appurtenances, avionics, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine.

"PERMITTED LIEN" means any Lien of the type described in subclause (i), (ii),
(iii) and (iv) of Clause 9.1;

"PERSON" means any individual, company, partnership, joint venture, trust or unincorporated association, or any state or government or any agency, instrumentality or political subdivision of any state or government.

"POWER OF ATTORNEY" means the power of attorney, substantially in the form attached hereto as SCHEDULE I, executed by Lessee and delivered to ING and to be effective only after an Event of Default has occurred.

"REDELIVERY" means the redelivery of the Aircraft by Lessee to Lessor and the acceptance by Lessor hereunder on the Redelivery Date.

"REDELIVERY DATE" means the date on which Lessor accepts redelivery of the Aircraft from Lessee, which shall be the date of the Return Acceptance Certificate executed by Lessor.

"RENT" means Basic Rent and Supplemental Rent.

"RENT PAYMENT DATE" means the Initial Lease Term Commencement Date and the date in each calendar month subsequent to the calendar month in which the Initial Lease Term Commencement Date occurs which numerically corresponds to the Initial Lease Term Commencement Date; PROVIDED, HOWEVER, that (i) if for any month no date numerically corresponds with such date, then the Rent Payment Date shall be the last day of such month and (ii) if for any month such day is not a Business Day, then the Rent Payment Date shall be the next Business Day.

"RENT PAYMENT PERIOD" means the one-month period commencing on the Initial Lease Term Commencement Date or any Rent Payment Date, and ending on the next succeeding Rent Payment Date or, in the case of the last Rent Payment Period, the Expiration Date.

"REPLACED ENGINE" shall have the meaning set forth in Clause 11.3.



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

"REPLACEMENT ENGINE" means a replacement engine which shall have been leased hereunder pursuant to Clause 11.2.

"RETURN ACCEPTANCE CERTIFICATE" means the Return Acceptance Certificate to be executed and delivered by Lessor and countersigned by Lessee on the Redelivery Date, substantially in the form of Schedule H hereto.

"RETURN LOCATION" means Lessee's maintenance headquarters in the continental United States or such other location as Lessor and Lessee shall mutually agree; PROVIDED, HOWEVER, that, in connection with any return or repossession of the Aircraft upon or following the occurrence of an Event of Default, "Return Location" means such location within the continental United States as Lessor shall specify to Lessee.

"REVIMA" means Associete pour la Revision a et L'Envretien du Materiel Aeronautique.

"REVIMA APU MAINTENANCE AND POOLING CONTRACT" means the contract entered into between Lessor and Revima, as amended from time to time. For the avoidance of doubt, the parties hereto expressly agree that in case of any conflict between the terms of the Revima APU Maintenance and Pooling Contract and the terms of this Agreement, the latter shall prevail.

"SCHEDULED DELIVERY DATE" means August 8, 1996 or such other date as Lessor and Lessee shall mutually agree.

"SECOND EXTENSION LEASE TERM" means the Extension Lease Term commencing on the
   First Extension Lease Termination Date and terminating on the Second Extension Lease Termination Date.

"SECOND EXTENSION LEASE TERMINATION DATE" means the date that is two and one-half years after the First Extension Lease Termination Date.

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

"SECTION 1110" means Section 1110 of the U.S. Bankruptcy Code (11 U.S.C. ss. 1110), as amended and in effect from time to time.

"SECURITY AGREEMENT" means the Aircraft Security Agreement, dated as of February 15, 1990 between the Lessor, as mortgagor and ING, as mortgagee, as supplemented and amended.

"SECURITY DEPOSIT" and "SECURITY DEPOSITS" have the meaning specified in Clause 30.

"SPARE PARTS LEASE" means the Spare Parts Lease Agreement, when and if executed, between ING (or an affiliate of ING) and Lessee, as supplemented, amended and otherwise in effect from time to time.

"STIPULATED LOSS VALUE" means $18,000,000, subject, however, to such adjustment as may be agreed upon as a result of negotiations to occur on or about each anniversary of the Delivery Date.

"SUPPLEMENTAL RENT" means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay to Lessor hereunder or under any of the Lease Documents, including payments of Stipulated Loss Value and amounts calculated by reference thereto, Maintenance Payments and indemnity payments.

"TAXES" means any and all present or future taxes (including, without limitation, income, receipts, value added, turnover, property (tangible or intangible), sales, use, excise and other taxes), levies, imposts, duties, charges or fees, deductions or withholdings of any nature imposed, levied, collected, withheld or assessed by any government or taxing authority.

"TECHNICAL DATA AND MANUALS LIST" means a list in the form set out in Schedule D hereto.

"UNITED STATES AIR CARRIER" means any "air carrier" (as defined in Section 40102(2) of the Federal Aviation Act) that is certificated under Chapter 411 of such Act and that is operating pursuant to a certificate issued under 14 C.F.R. Part 121 (or which has like authority under any similar or successor provision).

1.2 The Schedules to this Agreement shall form an integral part hereof. Reference herein to any agreement or other instrument shall be deemed to include references to such agreement or other instruments as varied or amended or supplemented or replaced from time to time. Where the context permits, any reference to Lessee or Lessor or any other person, company or other legal entity also include their respective successors and permitted assigns and (where applicable) their servants and agents. Where the context permits, words importing the singular number only shall include the plural and vice versa, words importing any gender shall include all other genders and words importing persons shall include corporations, and vice versa. The headings or sub-headings of Clauses to this Agreement and the Contents are inserted for convenience of reference only and shall not in any way affect the interpretation of this Agreement.

CLAUSE 2.         AGREEMENT TO LEASE

2.1 AGREEMENT TO LEASE. Subject to the terms and conditions of this Agreement, Lessor hereby agrees to lease to Lessee hereunder, and Lessee hereby agrees to lease from Lessor hereunder, the Aircraft during the Lease Term unless earlier terminated pursuant to Clause 11.1 or Clause 17 hereof. The right to lease the Aircraft conferred hereby shall include the use of all Aircraft Documentation and any other documents relating to the Aircraft delivered pursuant to this Agreement and any other records, books, manuals, handbooks, data, drawings, schedules and other documentation relating to the Aircraft or Airbus A300B4-200 aircraft; provided that, throughout the Lease Term, title to the same shall remain with Lessor except as otherwise expressly provided for herein.

2.2      (i)      DELIVERY.  Except as otherwise provided herein, and subject to the terms and conditions of this Agreement, delivery to and acceptance of the Aircraft by Lessee under this Agreement shall take place "AS IS, WHERE IS" and SUBJECT TO



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

                  EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION SET FORTH IN CLAUSE 8 HEREOF on or about the Scheduled Delivery Date at Miami, Florida (the "DELIVERY LOCATION"), or such other location as Lessor and Lessee shall mutually agree.


         (ii)     [This clause is reserved.]

         (iii)    [This clause is reserved.]

         (iv) ACCEPTANCE OF DELIVERY. On the Delivery Date, Lessee shall cause an officer or other duly authorized employee to execute the Lease Supplement and Acceptance Certificate, substantially in the form of Schedule B to this Agreement. Execution and delivery of such Lease Supplement and Acceptance Certificate on behalf of Lessee, without the necessity of any further act, shall irrevocably constitute technical acceptance by Lessee of the Aircraft in its then present condition for delivery to it in accordance herewith.

         (v) EXCLUSION OF LIABILITY. Without prejudice to Clause 8.1, Lessor shall not have any responsibility or liability to Lessee for, or arising out of, any delay in the delivery of the Aircraft or any Part thereof or for any damage incurred in the course of delivery except when due to the willful misconduct of Lessor.

         (vi) CASUALTY TO THE AIRCRAFT PRECEDING DELIVERY. In the event the Aircraft is lost or damaged beyond economical repair prior to the Scheduled Delivery Date, Lessor shall immediately advise Lessee in writing and the obligation to make the Aircraft available to the Lessee shall terminate and the Down Payment shall be promptly returned by Lessor to Lessee.



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

CLAUSE 3.         LEASE TERM

3.1 LEASE TERM. The Lease Term hereunder shall be initially for a period of (i) 60 months commencing on the Delivery Date (subject to extension or earlier termination as hereinafter set forth), LESS (ii) the number of months comprising the Lease Term under the Interim Lease (it being the intent of the parties that the Lease Term under the Interim Lease and under this Lease is contemplated to be of a duration of 60 months).


3.2      LEASE EXTENSION OPTION.

         (i) Lessee will have two options (each, an "EXTENSION OPTION"), each to extend the term of this Agreement for an additional two and one-half year period commencing on the Initial Lease Term Expiration Date and the First Extension Lease Term Expiration Date, as the case may be; PROVIDED, HOWEVER, in each case, that it shall be a condition precedent to Lessee's right to exercise any Extension Option, that (a) no Default and no Event of Default shall have occurred and be continuing on the date on which Lessee exercises such Extension Option,
                  (b) Lessee shall have exercised any preceding Extension Option, and (c) Lessee shall have provided Lessor and ING with the irrevocable written notice of the exercise thereof pursuant to Clause 3.2(ii) below.

         (ii) In order to exercise any Extension Option, Lessee must give irrevocable written notice to Lessor and ING (i) with respect to the First Extension Lease Term, not later than 120 days prior to the Initial Lease Term Expiration Date and (ii) with respect to the Second Extension Lease Term, not later than 120 days prior to the First Extension Lease Term Expiration Date, each of which shall state that Lessee is exercising the applicable Extension Option hereunder and shall certify that no Default and no Event of Default has occurred and is continuing as of the date of such notice. Any such notice shall specify the first and last day of the applicable Extension Lease Term and shall constitute Lessee's irrevocable and unconditional obligation to continue to lease the Aircraft for the applicable Extension Lease Term in accordance with the terms of this Agreement.

CLAUSE 4.         BASIC RENT

4.1      BASIC RENT.


         (i) During the Initial Lease Term, Lessee shall, unless otherwise agreed in writing, pay Basic Rent in respect of each Rent Payment Period in advance on each Rent Payment Date on which such Rent Payment Period commences according to the following schedule:

                  RENT PAYMENT DATE                        BASIC RENT

                           1-2                             USD$  4,000
                           3-5                                  29,000
                           6-8                                  54,000
                           9                                   129,000
                           10-59                               159,000

                  The foregoing schedule was prepared on the basis of the assumption that the Lease Term (as defined in the Interim Lease) is one month in duration and that Lessee does not exercise the Extension Option (as defined therein). If, however, Lessee exercise the Extension Option under the Interim Lease and the Lease Term thereunder is therefore of two months duration, then Basic Rent hereunder shall be payable according to the following schedule: RENT PAYMENT DATE BASIC RENT

                           1                              USD$  4,000
                           2-4                                 29,000
                           5-7                                 54,000
                           8                                  129,000
                           9-58                               159,000

                  The intent of the both of the foregoing schedules is to defer Lessee's first year rental obligations in the sum of $1.0 million in respect of the Aircraft in accordance with such schedules above over the first ten months (which period includes the Lease Term under the Interim Lease) at a zero rate of interest, repayable over the remaining term of the Lease, as provided in Clause 4.2 below.

         (ii) Lessee's obligations under Clause 4(i) above shall commence on the Initial Lease Term Commencement Date whether or not Lessee has (a) accepted Delivery of the Aircraft hereunder or (b) received all consents, licenses, certificates and authorizations required by applicable Law to engage in the business of regularly scheduled carriage of persons and property within the United States.

         (iii) During the First Lease Extension Term and the Second Lease Extension Term, if any, and unless otherwise agreed in writing, Lessee shall pay Basic Rent for each Rent Payment Period thereof in the amount of USD$ 150,000 in advance on each Rent Payment Date on which such Rent Payment Period commences.

         (iv) If Lessee shall fail to return the Aircraft to Lessor at the time and in the condition required by this Lease (whether at the expiration or any termination of Lessee's right to lease the Aircraft hereunder or otherwise), then, in addition to any other right or remedy available to Lessor in respect thereof, Lessee shall continue to pay Basic Rent, pro-rated on a daily basis, for each day following the date on which such return was required until such time as the Aircraft is returned to Lessor and is in the condition required by this Lease. Lessee's obligation under the preceding sentence shall survive the termination or any expiration of this Lease.

4.2 DEFERRED RENT. The Basic Rent payment schedule set forth in Clause 4.1(i) is based on an average monthly Basic Rent payment of USD$ 139,000 due on each Rent Payment Date. Lessor has agreed to defer all or a portion of the Basic Rent payments due on the first nine Rent Payment Dates (the first eight Rent Payment Dates hereunder if Lessee exercises the Extension Option under the Interim Lease) (the "DEFERRED RENT") of the Initial Lease Term and Lessee has agreed to repay such Deferred Rent during the remaining 50 Rent Payment Dates of the Initial Lease Term, as provided in such Basic Rent payment schedule. If this Agreement shall terminate for any reason after commencement thereof (including, but not limited to, pursuant to Clause 11 hereof), or if an Event of Default shall occur, then in addition to all other amounts due and owing to Lessor hereunder, Lessee shall pay to Lessor an additional amount equal to the aggregate of all Deferred Rent minus all payments received by Lessor in respect thereof, in each case, at the time of such termination or Event of Default. From and following the time of any such termination or Event of Default, the amount of Basic Rent for any Rent Payment Period or portion thereof shall be USD$ 139,000 unless otherwise agreed in writing.

4.3 ADDITIONAL RENT FOR PRE-DELIVERY WORK. Lessee has requested that, prior to the

         Scheduled Delivery Date, Lessor perform certain work on the Aircraft relating to (i) the reconfiguration and upgrading of the interior of the Aircraft (the "INTERIOR RECONFIGURATION") and (ii) the purchase and installation of a Honeywell dual GPS navigation system (the "GPS WORK"). So long as no Default shall have occurred and be continuing, Lessor shall perform the Interior Reconfiguration and the GPS Work in accordance with the workscope therefor previously agreed upon by Lessor and Lessee, including the acquisition of the related Parts and the installation thereof in the Aircraft, and Lessor shall use its commercially reasonable best efforts to complete the Interior Reconfiguration and the GPS Work prior to the Scheduled Delivery Date under the Interim Lease. Lessee shall reimburse Lessor for all costs attributable to Lessee's requests relating thereto, and not those costs that are normally part of the workscope of a "D-Check" (including in such reimbursement, the cost of Parts and labor costs) incurred by Lessor in connection with the Interior Reconfiguration and the GPS Work (collectively, the "PRE-DELIVERY COST"). Such reimbursement shall be paid by Lessee to Lessor as Supplemental Rent hereunder in 60 equal consecutive monthly installments, each in an amount equal to 2.25% of the Pre-Delivery Cost, one such installment to be made on each Rent Payment Date, commencing on the Rent Payment Date that occurs on the Delivery Date under the Interim Lease and continuing during the 58 or 59 Rent Payment Dates, as the case may be, scheduled to occur under this Lease; PROVIDED, HOWEVER, that if this Agreement shall terminate for any reason (including but not limited to a termination pursuant to CLAUSE 11), or if an Event of Default shall occur, then in addition to all other amounts due and owing to Lessor hereunder, Lessee shall pay to Lessor the aggregate Pre-Delivery Cost minus all payments previously received by

         Lessor from Lessee in respect thereof, in each case, at the time of such termination or Event of Default. By way of example, if the Pre-Delivery Cost is $100,000.00, then the amount payable by Lessee in respect thereof on each of the first 60 consecutive Rent Payment Dates under this Lease and the Interim Lease would be $2,250 (i.e., $100,000 x 2.25%), including the principal and interest components of such installment.

         The amount of the Pre-Delivery Cost shall be determined by Lessor on the basis of the invoices relating thereto, without mark-up, and Lessor shall furnish copies of such invoices to Lessee. The Pre-Delivery Cost and the amount of each monthly installment payable by Lessee hereunder shall be calculated by Lessor (which calculation shall be conclusive absent manifest clerical error) and shall be set forth in the Lease Supplement and Acceptance Certificate executed by Lessee and Lessor on the Delivery Date.

CLAUSE 5.         MAINTENANCE AND OTHER PAYMENTS

5.1 MAINTENANCE RESERVE ACCOUNTS. Six maintenance reserve accounts (each, a "MAINTENANCE RESERVE ACCOUNT") shall be maintained by Lessor, one in respect of each of the following maintenance processes:

         (i) the Airframe "C-Check" (which expression shall, for this purpose, include the C-1, C-2 and C-6 Checks and all phases of the 3C Check, all routine and non- routine man hours, and all Maintenance Program inspection items contained in such Checks);

         (ii) the Airframe "D-Check" (which expression shall, for this purpose, include routine and non-routine man hours, the 9, 10 and 15 year CPCP inspection, and all Maintenance Program inspection items contained in such Checks; the "D- Check" reserve shall also include the cost to be incurred for replacement of the hard time controlled list set forth in Schedule J.

         (iii) the Airframe "mid D-Check" (which expression shall, for this purpose, include the C-4 and Mid-D Checks, the 2-1/2 year, 4 year and 5 year CPCP inspections and all routine and non-routine man hours, and all Maintenance Program inspection items contained in such Checks);

         (iv) the Engines (which expression shall, for this purpose, not extend to any Engine components forming part of nose cowl and thrust reverser) off-wing overhaul, including Life Limited Part replacement; provided that, at all times during which the AVIALL Engine Maintenance and Pooling Contract is in existence, no maintenance reserve account shall be maintained by the Lessor in respect of these Engine maintenance processes, such processes being carried out pursuant to the AVIALL Engine Maintenance and Pooling Contract;

         (v) the APU restoration; provided that, at all times during which the Revima APU Maintenance and Pooling Contract is in existence, no maintenance reserve account shall be maintained by the Lessor in respect of the APU maintenance processes, such processes being carried out pursuant to the Revima APU Maintenance and Pooling Contract; and

         (vi)     Landing gear overhauls.

                  The Maintenance Reserve Accounts are to be maintained by Lessor for its own administrative and bookkeeping convenience and Lessee acknowledges that it shall have no right, title or interest in such accounts.

5.2 CONSTITUTION OF MAINTENANCE PAYMENTS. The Maintenance Payments with respect to the items set forth in Clause 5.1 shall be constituted as follows:

         (i) an amount equal to USD$ 125 per Airframe Flight Hour, payable monthly for the purpose of meeting Eligible Claims in respect of the maintenance processes referred to in Clause 5.1(i) (Airframe "C-Check");

         (ii) an amount equal to USD$ 15,000 per month payable for the purpose of meeting Eligible Claims in respect of the maintenance processes referred to in Clause 5.1(ii) (Airframe "D-Check");

         (iii) an amount equal to USD$ 130 per Airframe Flight Hour payable monthly for the purpose of meeting Eligible Claims in respect of the maintenance processes referred to in Clause 5.1(iii) (Airframe "Mid D-Check");

         (iv) an amount equal to USD$ 210 per Flight Hour for each Engine payable monthly for the purpose of meeting Eligible Claims for such Engine in respect of the maintenance processes referred to in Clause 5.1(iv) (Engine overhaul);

         (v) an amount equal to USD$ 55 per Airframe Flight Hour payable for the purposes of meeting Eligible Claims in respect of the maintenance processes referred to in Clause 5.1 (v) (APU restoration);

         (vi) an amount equal to USD$ 6,250 per month payable for the purpose of meeting Eligible Claims in respect of the maintenance processes referred to in Clause 5.1(vi) (landing gear);

         (vii) for so long as the AVIALL Engine Maintenance and Pooling Contract is in effect with Lessee, an amount equal to USD$ 50 per Flight Hour for each Engine (in addition to the payment required under clause (iv)) payable monthly for the purpose of meeting Eligible Claims in respect of the maintenance processes effected under and pursuant to such contract; and

         (viii) for so long as the Revima APU Maintenance and Pooling Contract is in effect with Lessee, an amount equal to USD$ 55 per Airframe Flight Hour (in lieu of the payment required under clause (v)) payable monthly for the purpose of meeting Eligible Claims in respect of the maintenance processes effected under and pursuant to such agreement.

During the Lease Term, the Maintenance Payments specified in subdivisions (ii) and (vi) of this Clause 5.2 shall be paid monthly in advance with respect to each Rent Payment Period on the Rent Payment Date on which such Rent Payment Period commences. The Maintenance Payments specified in subdivisions (i), (iii),
(iv) and (v) of this Clause 5.2 shall be paid monthly in arrears on the date on which the monthly report described in Clause 13.2 is due; PROVIDED, HOWEVER, that the number of Flight Hours upon which each such payment is calculated shall not in any case be less than 150 unless the Aircraft is grounded solely for the performance of the maintenance described above.

         ING on behalf of Lessor shall keep a record of the amounts deposited into and withdrawn from the maintenance reserve allocations specified above, but nothing herein shall require ING to maintain separate bank accounts for all or any part of any such allocation or account.

5.3      ADJUSTMENT TO MAINTENANCE PAYMENTS.   With regard to the Maintenance
         Payment set forth in subdivision (iv) of Clause 5.2 with respect to the Engines, the following will apply: Lessee shall pay to Lessor USD$ 210 per Engine Flight Hour based on an average yearly Ambient Temperature of equal or below 75 Degrees F and an hours/cycles ratio equal to or higher than 3:1. Annually on the first and each subsequent anniversary of the Delivery Date, (i) this average Ambient Temperature will be reconciled against average monthly temperatures for the preceding 12-month period at the outstation actually utilized by Lessee, by the method of adding average Ambient

         Temperatures per take-off and dividing by the total number of flights and (ii) this hours/cycles ratio will be reconciled with the actual hours and cycles flown during the preceding 12-month period. If the actual average Ambient Temperature so calculated exceeds 75 Degrees F, and/or if the actual hours/cycles ratio so calculated is less than 3:1, such Maintenance Payment shall be recalculated in accordance with Table 1 below, and Lessee shall immediately upon demand pay the difference between the actual monies paid by Lessee for such period and such recalculated Maintenance Payment. Lessee shall provide Lessor, on an annual basis, with its projections of the hours/cycles ratio for the next succeeding period of twelve months.


                                     Table 1
                             Hours and Cycles Ratio

========================================================================================================================
          Ambient

        Temperature         less than 125:1               1.26-                   1.76-                 2.26-
           Deg F                                          1.75:1                 2.25:1                 2:75:1
========================================================================================================================
   less than 75                       326                   275                   244                    226
------------------------------------------------------------------------------------------------------------------------
          76 - 85                     347                   288                   255                    237
------------------------------------------------------------------------------------------------------------------------
          85 - 95                     353                   298                   265                    244
------------------------------------------------------------------------------------------------------------------------
greater than 96                       359                   296                   269                    248
========================================================================================================================

===================================================================================================================================
         Ambient
       Temperature               2.76-               2.26-               3.76-                4.26-   greater than 4.76:1
          Deg F                  3.25:1             3.75:1               4.25:1              4.75:1   greater than

===================================================================================================================================
   less than 75                   210                 202                 193                  189                   187
-----------------------------------------------------------------------------------------------------------------------------------
          76-85                   221                 212                 204                  200                   197
-----------------------------------------------------------------------------------------------------------------------------------
          85-95                   229                 216                 208                  204                   202
-----------------------------------------------------------------------------------------------------------------------------------
   less than 96                   233                 221                 212                  206                   206
===================================================================================================================================

5.4      (i)      CONDITIONS PRECEDENT TO REIMBURSEMENT FOR ELIGIBLE CLAIMS.
                  Lessor's obligation to pay or reimburse Lessee for any Eligible Claims in respect of the maintenance processes referred to in Clause 5.2 is subject to the satisfaction of the following conditions precedent:

                  (a) before any work with respect to such Eligible Claim is performed, Lessee shall submit in writing to Lessor the proposed workscope and estimated cost therefor; should Lessor object to the workscope, cost or entity, then the parties shall consult as soon as possible to resolve the issue. If the parties cannot resolve the issue as to workscope, then such issue shall be presented to the Manufacturer or Engine Manufacturer for its decision as to the correct workscope.

                  (b) if Lessor agrees that such workscope and cost are reasonable, Lessor shall so notify Lessee thereof within 5 Business Days after Lessor's receipt of Lessee's written submission;

                  (c) any work performed that is beyond the Maintenance Program shall be at Lessee's expenses and shall not be payable out of the reserves;

                  (d) after Lessor and Lessee agree on the reasonableness of such workscope and cost, Lessee shall have the work with respect to such Eligible Claim performed in accordance therewith; and

                  (e) following completion of the work with respect to such Eligible Claim, Lessee shall present to Lessor all original work-sheets, invoices, vouchers and/or receipts with respect thereto and such other evidence of and information relating to the performance of such work as Lessor may reasonably request.

         (ii) CREDITS AND PAYMENTS FROM RESERVE ACCOUNTS. Effective on the Delivery Date, Lessor shall credit each Maintenance Reserve Account with an amount based upon the Flight Hours, months or cycles, as appropriate, accumulated on the Landing Gear (but not on the Aircraft, any Engine or APU) during the period from the date of the last overhaul thereof to the Delivery Date, as defined in the Interim Lease (as determined from the relevant logs and records of the prior operators thereof); PROVIDED, HOWEVER, that the relevant Maintenance Reserve Account shall be credited for the Flight Hours accumulated on the hard time controlled items listed on (Annex 1) during the period from the date of the last overhaul thereof to the Delivery Date (as defined in the Interim Lease), as specified in such Annex. Any credit to a Maintenance Reserve Account pursuant to this CLAUSE (ii) shall be calculated as follows:

                                            Pre-Delivery Usage
                           Credit  equals   __________________________________

                                            Actual Time/Cycles Between Overhaul

                           where:

                                    "PRE-DELIVERY USAGE" is the Flight Hours,
                           months or cycles, as appropriate, accumulated during the period from the date of the last overhaul to the Delivery Date (as defined in the Interim Lease); and

                                    "ACTUAL TIME/CYCLES BETWEEN OVERHAUL" is the
                           aggregate number of Flight Hours, months or cycles, as appropriate, actually accumulated at the time of overhaul under Lessee's Maintenance Program. The amount of such credit shall be determined by Lessor and shall be binding and conclusive, absent manifest error.

                  Within 10 Business Days after receipt of the supporting documentation referred to in Clause 5.4(i)(e) above, Lessor will pay the amount of such Eligible Claim to the extent of, and by making a drawdown against, the amount then in the applicable reserve account. In the event that the amount of such Eligible Claim exceeds the balance then in the relevant maintenance reserve account, Lessee shall be responsible for the payment of such excess.

                  In connection with Lessee's performance of a "D-Check", amounts shall be available to Lessee in respect of Eligible Claims for such "D-Check" from the Maintenance Reserve Account maintained under clause 5.1(ii) ("D-Check") and clause 5.1(iii) ("Mid D-Check").

                  Notwithstanding anything else to the contrary contained in this Lease, (x) in no event shall Lessor be obligated to pay any amounts with respect to Eligible Claims (whether out of the applicable reserve account or otherwise) so long as a Default shall have occurred and be continuing, (y) the Maintenance Reserve Payments constitute Supplemental Rent due from Lessee to Lessor as compensation for wear and tear on the Aircraft and Lessee shall have no right, claim or interest therein (except for Lessee's right to reimbursement for Eligible Claims described above), and (z) any amounts paid or credited to a maintenance reserve account upon termination of this Lease for any reason shall remain the property of the Lessor and, except as provided in the next paragraph, in no event shall Lessor be obligated to return any such amounts to Lessee.

                  If during the four month period prior to the date on which Lessee is required to re-deliver the Aircraft to Lessor hereunder (whether on the Expiration Date or earlier termination), Lessee shall desire or propose to perform a "D-Check" on the Aircraft in lieu of the "C-Check" required at re-delivery which "D-Check" is not then required or scheduled to be performed before such re-delivery date pursuant to Lessee's Maintenance Program, then Lessee shall notify Lessor of desire and state in such notice that such "D-Check" is not so required. Lessor shall have a period of 15 days following its receipt of such notice to object to such proposal and to notify Lessee that such "D-Check" is not to be performed, in which case Lessee shall not perform such "D-Check". If (i) Lessor shall not object to Lessee's proposal to perform such D Check, (ii) Lessee shall duly complete such "D-Check" as proposed and in the manner required by Lessee's Maintenance Program and the applicable manufacturer's maintenance program prior to the required re-delivery date, and (iii) the amount then available at the time of the completion of the applicable maintenance check in the related Maintenance Reserve Account for "D-Checks" exceeds the cost of such "D- Check" that constitutes an Eligible Claim (such excess, an "ACCOUNT EXCESS"), then, so long as no Default shall exist, Lessor shall remit such Account Excess to Lessee in cash promptly following Lessee's re-delivery of the Aircraft in compliance with the terms hereof.

                  If Lessor shall object to Lessee's performance of such "D-Check" then, for purposes of determining the Account Excess (as provided above), the cost of such "D-Check" that constitutes an "Eligible Claim" shall be the estimated invoice amount for such "D-Check", which estimate shall be obtained from Dee Howard (or other maintenance facility reasonably acceptable and agreed upon by Lessor and Lessee).

                  In addition to the credits described above, if the Delivery Date under this Lease shall occur, then each Maintenance Reserve Account described above shall receive a credit in the amount of any payment received by Lessor in respect of the same Maintenance Reserve Account under the Interim Lease, and Lessee hereby authorizes and directs Lessor (or ING, as the case may be) to retain such payments theretofore made by Lessee under the Interim Lease.

         (iii) FOREIGN OBJECT DAMAGE GENERATED SHOP VISIT. For the avoidance of doubt, any work done on an Engine during a foreign object damage generated shop visit in accordance with the Maintenance Program for that Engine which is not directly a result of the foreign object damage incident but otherwise qualifies as an Eligible Claim shall be considered an Eligible Claim. Work required in connection with foreign object damage shall be deemed not to constitute an Eligible Claim.

CLAUSE 6.         PAYMENTS

6.1 PAYMENT TO LESSOR. Except as otherwise provided herein, all payments to be made by Lessee hereunder shall be payable in Dollars in immediately available funds prior to 1:00 p.m. New York time on the due date to such account as may be specified by Lessor; provided, however, that until Lessee has been notified by ING such payments shall be payable according to the following payment instructions:

         Northern Trust International Banking Corporation, New York, USA ABA #026001122
         For credit of: ING Bank, Amsterdam
         Account Number: 100628-20230
         For further credit of:  ING Lease Aircraft B.V.
         Account Number:  5007.2188

         or to such other account as ING shall specify by written notice to Lessee.

6.2 WITHHOLDING TAXES. The payment of any Rent and other amounts to be paid by Lessee hereunder shall be made free and clear of and without deduction or withholding for or on account of any Taxes to the extent provided in Clause 16.2(i)  hereof.

6.3 DEFAULT INTEREST. Without prejudice to any other remedies of Lessor, Lessee hereby agrees and undertakes that in the event that Lessee fails to make any payment of Rent or any other amount due and payable hereunder it shall on demand pay to Lessor interest thereon from and including the due date thereof until the same shall be paid in full (after as well as before judgment) at the rate of 1.5% per month (or, if such rate is in excess of the maximum allowable rate permitted by applicable law, then the maximum rate permitted by applicable law shall apply) calculated on the basis of the actual number of days elapsed and a month of 30 days.

6.4 BUSINESS DAY CONVENTION. Whenever any payment hereunder shall become due on a day which is not a Business Day, the due date thereof shall be the immediately succeeding Business Day, unless such payment becomes due hereunder on demand by Lessor, in which event such due date shall be the immediately following Business Day, and (without prejudice to Clause 6.3) the amount to be paid on such day shall not be changed thereby.

6.5 ABSOLUTE OBLIGATION TO MAKE PAYMENTS. Lessee's obligations to pay any Rent and all other amounts due hereunder shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation:

         (i) any set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor or anyone else for any reason whatsoever;

         (ii) any defect in the title (except those caused by the act or omission of Lessor), airworthiness, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft;

         (iii) any interruption or cessation in the use or possession of the Aircraft by Lessee for any reason whatsoever except those caused by the act or omission of Lessor; or

         (iv) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee.

6.6 APPLICATION OF PAYMENTS. At any time after a Default shall have occurred and be continuing, all payments made to Lessor under this Agreement shall be applied first against interest after default on any Rent or on any other amount then due and payable hereunder, and then against such Rent and such other amount due and payable hereunder, unless otherwise specifically provided herein.

CLAUSE 7.         CONDITIONS PRECEDENT

7.1 CONDITIONS PRECEDENT TO THE EXECUTION OF THIS AGREEMENT. The obligations of the parties to the execution of this Agreement are subject to the fulfillment of those conditions in paragraphs (vi)(a) and (vii) of Clause 7.2 below to the reasonable satisfaction of Lessor and those conditions in paragraph (ix) of Clause 7.2 below.

7.2 CONDITIONS PRECEDENT. The obligations of Lessor to the lease of the Aircraft on the Delivery Date hereunder are subject to the fulfillment to the satisfaction of Lessor (in the case of paragraphs (i)(a), (ii), (iii), (iv), (v), (vi), (vii) and (viii)), in each case in its sole discretion, of the following conditions of such conditions to be met to its satisfaction); Lessee's obligations to lease the Aircraft hereunder are subject to the satisfaction of the condition specified in clause
         (ix) below:

         (i)      (a)      all representations and warranties by Lessee set
                           forth herein or in any of the Lease Documents shall be true and accurate on and as of the Delivery Date as though made on and as of the Delivery Date; and

                  (b)      [this clause is reserved];

         (ii) no Default shall have occurred and continue to exist on the Delivery Date;

         (iii) receipt of all necessary consents, licenses, registrations, authorizations or approvals of, and exemptions by, such governmental or other authorities and third parties as may be necessary or advisable to authorize the execution, delivery and performance of this Agreement by Lessee and to permit payment and remittance of all payments to be made to Lessor, at such places and in such manner as provided for under this Agreement;

         (iv) no material governmental action or proceeding which will have a material adverse affect on the current business or financial condition of Lessee shall be pending nor shall any governmental action be threatened before any court or governmental agency of competent jurisdiction, nor shall any order, judgment or decree have been issued by any court or governmental agency, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby or thereby;

         (v) no Event of Loss shall have occurred in respect of the Aircraft on or prior to the Delivery Date;

         (vi) Lessor shall have received on or before the Delivery Date each of the following, which shall be in full force and effect on the Delivery Date:

                  (a) a certificate substantially in the form of Schedule C, dated the date hereof (the content of which shall be true both on the date hereof and on the Delivery
                           Date) and signed by a duly authorized officer of Lessee, and having annexed thereto the documents referred to therein;

                  (b) a favorable opinion of Lessee's counsel in a form acceptable to Lessor;

                  (c)      the Lease Documents, duly executed;

                  (d) an insurance certificate signed by a firm of independent aircraft insurance brokers, satisfactory to Lessor, as to due compliance with the insurance required pursuant to Clause 10 with respect to the Aircraft together with a broker's letter of undertaking as required by Clause 10.12 (iii);

                  (e) the Lease Supplement and Acceptance Certificate, duly executed;

                  (f) evidence of required registrations, import licenses if applicable, air operator's certificates and all other licenses, certificates and permits required to be held by Lessee in relation to, or in connection with the operation of the Aircraft (including Lessee's operating certificate issued by the U.S. Secretary of Transportation under Chapter 447 of Title 49, U.S. Code) and evidence that the Lease Agreement has been duly registered with the FAA;

                  (g) certified copies of all licenses, certificates and permits required by Lessee to operate as an airline;

                  (h) the Power of Attorney, executed by Lessee in favor of ING, pursuant to which Lessee constitutes and appoints ING as the true and lawful agent and attorney-in-fact for Lessee for purposes of exercising and enforcing rights and remedies available to Lessor or ING upon and following the occurrence of an Event of Default;

                  (i)      the Maintenance Payments then due; and

                  (j)      the Security Deposit required under Clause 30.

         (vii) Lessee's board of directors shall have authorized the consummation of the transactions contemplated by the Lease Documents and such approval shall be evidenced by resolutions of such board of directors in form and substance reasonably satisfactory to Lessor, and such resolutions shall specifically and expressly refer to the Lease Documents, the Lease Supplement and Acceptance Certificate and the Power of Attorney;

         (viii) Lessor shall have received such other instruments, documents, evidence, certificates and opinions as to such other matters as it may reasonably request and all other matters relating to the leasing of the Aircraft and the consummation of the transactions contemplated hereby shall be reasonably satisfactory to Lessor;

         (ix) the Delivery Date (as defined in the Interim Lease) shall have occurred and Lessee shall have accepted the delivery of the Aircraft under the Interim Lease (including the satisfaction or waiver by Lessee of the conditions to its obligations thereunder, as provided therein);

         (x) a favorable opinion of Lessor's counsel to the effect that Lessor has duly executed and delivered the Lease Documents and any other lease agreement and each such document is legally valid, binding and enforceable;

         (xi) a copy of a currently effective airworthiness certificate for the Aircraft;

         (xii) a copy of the current registration certificate for the Aircraft; and

         (xiii) an opinion, at Lessee's expense, from Crowe and Dunlevy, special FAA counsel, to the effect that Lessor is the owner of record of the Aircraft and the Aircraft is duly registered in the United States and as to such other matters as may be reasonably requested by Lessee.

CLAUSE 8.         REPRESENTATIONS AND WARRANTIES

8.1      (i)      WARRANTIES AND DISCLAIMER OF WARRANTIES.  NEITHER LESSOR NOR
                  ING HAS AND SHALL NOT BE DEEMED TO HAVE MADE (WHETHER BY
                  VIRTUE OF HAVING LEASED THE AIRCRAFT UNDER THIS LEASE, OR
                  HAVING ACQUIRED THE AIRCRAFT, OR HAVING DONE OR FAILED
                  TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE
                  ANY STATUS UNDER OR IN RELATION TO THIS LEASE OR
                  OTHERWISE), AND EACH OF LESSOR AND ING HEREBY
                  SPECIFICALLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY,
                  EXPRESS OR IMPLIED, AS TO THE TITLE (EXCEPT AS PROVIDED IN
                  CLAUSE 8.4(i)), AIRWORTHINESS, CONDITION, DESIGN, OPERATION,
                  MERCHANTABILITY, FREEDOM FROM CLAIMS OF INFRINGEMENT
                  OR THE LIKE, OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF
                  THE AIRCRAFT, OR AS TO THE QUALITY OF THE MATERIAL OR
                  WORKMANSHIP OF THE AIRCRAFT, THE ABSENCE THEREFROM OF
                  LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE,
                  OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER,
                  EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY
                  ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR
                  USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT; AND LESSEE
                  HEREBY WAIVES, RELEASES, RENOUNCES AND DISCLAIMS
                  EXPECTATION OF OR RELIANCE UPON ANY SUCH WARRANTY OR
                  WARRANTIES.  NEITHER LESSOR NOR ING SHALL HAVE ANY
                  RESPONSIBILITY OR LIABILITY TO LESSEE OR ANY OTHER PERSON,
                  WHETHER ARISING IN CONTRACT OR TORT OUT OF ANY
                  NEGLIGENCE OR STRICT LIABILITY OF LESSOR OR OTHERWISE, FOR (i)
                  ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED
                  DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR ANY ENGINE OR BY ANY
                  INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY
                  OTHER CIRCUMSTANCE IN CONNECTION THEREWITH, (ii) THE USE,
                  OPERATION OR

                  PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING
                  THERETO, (iii) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR CONSEQUENTIAL DAMAGES OR (iv) THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT. THE WARRANTIES AND REPRESENTATIONS OF LESSOR SET FORTH IN CLAUSE 8.4 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AND NEITHER LESSOR NOR ING SHALL BE DEEMED TO HAVE MADE ANY OTHER WARRANTIES.

         (ii) RESPONSIBILITY TO DETERMINE CONDITION OF AIRCRAFT, OBTAINING BENEFIT OF WARRANTIES. It is the responsibility of Lessee to inspect the Aircraft and to satisfy itself as to the condition, quality, suitability and fitness of the Aircraft for Lessee's purposes before signing and delivering the Lease Supplement and Acceptance Certificate or accepting delivery of the Aircraft, and to examine the logs and records and other documents referred to in Schedule D relating to the Aircraft on the Delivery Date, and to make arrangements for the servicing thereof and to obtain any conditions or warranties which Lessee may require from the manufacturers or suppliers of the Aircraft and any part thereof.


8.2 REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee hereby represents and warrants to Lessor that:

         (i) Lessee is a corporation duly organized and validly existing under the laws of the State of Florida with full power and authority to execute, deliver, and to perform all of its obligations under each of the Lease Documents to which it is a party;

         (ii) each of the Lease Documents to which Lessee is a party has been duly authorized, executed and delivered by Lessee, and each of the Lease Documents to which it is a party, when duly executed and delivered, will constitute its legally valid and binding obligations enforceable against it in accordance with their respective terms;

         (iii) neither the execution and delivery by Lessee of each of the Lease Documents to which it is a party nor the performance by it of any of its obligations thereunder, nor the compliance by it with the terms and conditions thereof, will violate, conflict with or result in any breach of any terms, conditions or provisions of, or constitute a default under, any law, administrative regulation or court judgment or decree applicable to it or pursuant to which it was organized or any agreement or instrument to which it is a party or by which it or any of its property is bound, or result in the creation or imposition of any Lien on any of its properties or assets (other than any Lien arising pursuant to any of the Lease Documents to which it is a party);

         (iv) neither the execution and delivery nor the performance by Lessee of any of the Lease Documents to which it is a party requires any consent or approval of, the giving of notice to, registration with, or taking of any other action in respect of any governmental authority or agency in the United States or any other jurisdiction;

         (v) Lessee is not a party to any agreement or instrument or subject to any other legal restriction which individually or in the aggregate are likely to have a material and adverse effect on its ability to perform its obligations under any of the Lease Documents to which it is a party;

         (vi) there are no pending or threatened actions or proceedings before any court, governmental or administrative agency or arbitral body, which actions or proceedings could, if adversely determined, have a material and adverse effect on its financial condition, business or operations or which could have a material and adverse effect on its ability to perform its obligations under any of the Lease Documents to which it is a party;

         (vii) On the Delivery Date, Lessee will be a Certificated Air Carrier holding all licenses, certificates and authorizations required by applicable Law to engage in the business of regularly scheduled carriage of persons and property within the United States;

         (viii) Lessee will furnish to ING a true and complete copy of the business plan relating to establishment and projections of Lessee's business operations (the "BUSINESS PLAN"). The Business Plan was prepared for Lessee on a basis that was reasonable at the time of such preparation and made in good faith, and no event or circumstance has occurred or come to the attention of Lessee which would require significant and material revisions or supplements to the Business Plan in order that it fairly and reasonably present, as of the date of this Agreement, the forecast results of operations or condition of Lessee.

8.3      COVENANTS OF LESSEE.  Lessee covenants and agrees that:

         (i) On the Delivery Date, Lessee shall be, and shall remain so long as it shall be Lessee under this Agreement, duly qualified to operate the Aircraft under applicable Law;

         (ii) Lessee will pay or cause to be paid all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attached thereto and prior to the date on which any lawful claim, if not paid, would become a Lien upon any of the material property of Lessee, provided, however, that the failure to pay any such taxes shall not be a default under this subclause (ii) if and for so long as the amount or application of such tax is being contested in good faith by

                  Lessee by appropriate proceedings;

         (iii) Without the prior written consent of Lessor, Lessee shall not consolidate with, merge with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any other Person unless, after giving effect to such transaction, the surviving entity has at least the same net worth and gross assets as Lessee prior to such transaction;

         (iv) Lessee will notify Lessor in writing prior to any change of its principal place of business or chief executive office;

         (v) Lessee undertakes to maintain in full force and effect all governmental consents, licenses, authorizations, approvals, declarations, filing and registrations obtained or effected in connection with this Agreement and every document or instrument contemplated hereby and to take all such additional action as may be proper or advisable in connection hereby or therewith, including those required to maintain in full force and effect the perfected interest of Lessor as "owner" of the Aircraft; Lessee further undertakes to obtain or effect any new or additional governmental consents, licenses, authorizations, approvals, declarations, filings or registrations as may become necessary for the performance of any of the terms and conditions of this Agreement or any other document or instrument contemplated hereby;

         (vi)     Lessee shall furnish to Lessor the following:

                  (A) As soon as available but in any event within 120 days after the end of each fiscal year of Lessee, a copy of the audited consolidated financial statements (including a balance sheet and statements of earnings, of changes in shareholders' equity, and of changes in financial position on a cash flow basis) prepared as of the close of such fiscal year in accordance with generally accepted accounting principles as in effect in the United States ("GAAP"), together with the report thereon of Lessee's auditor to the effect that (1) the accounting and reporting policies followed by Lessee are appropriate and adequate in the circumstances and have been consistently applied, and (2) the information presented in such financial statements presents fairly Lessee's financial position and operating results at the dates and for periods indicated;

                  (B) As soon as available but in any event within 60 days after the end of each fiscal quarter of Lessee, a copy of the unaudited consolidated financial statements (including a balance sheet and statements of earnings, of changes in shareholders' equity, and of changes in financial position on a cash flow basis) prepared as of the close of such fiscal quarter, together with a certificate from its chief financial officer certifying that (a) such financial statements have been prepared in accordance with GAAP, and give a true and adequate picture of Lessee's financial position and operating results at the dates and for the period covered thereby, (b) no Default and no Event of Default has occurred and is continuing, and (c) Lessee is not in default under any other lease agreement, loan agreement, promissory note, capitalized or financing lease obligation, financial instrument or other agreement relating to an obligation of Lessee in respect of money borrowed or owed or payable by Lessee, except for obligations to pay money that are being contested by Lessee in good faith and by appropriate proceedings or procedures and with respect to which adequate reserves have been established by Lessee (as and if required by GAAP);

                  (C) Within 30 days after receipt by Lessee of a request by Lessor, or such shorter period as may be set forth in any written request by any government entity for information or documents, Lessee shall furnish in writing to Lessor such information and documents (or copies thereof certified as correct by an authorized officer of Lessee) regarding the Aircraft as may be reasonably requested by Lessor or as may be required to enable Lessor or any affiliate thereof to file any report or other document required to be filed by it with any government entity because of its ownership or other interest in the Aircraft, the Airframe or the Engines; and

                  (D) From time to time, such other information as Lessor may reasonably request concerning the location, condition, use and operation of the Aircraft or the financial condition of Lessee.

8.4 REPRESENTATIONS AND WARRANTIES OF LESSOR. Lessor hereby represents and warrants to Lessee that:

         (i) on the Delivery Date Lessor shall have good title to the Aircraft, free and clear of any and all Lessor Liens other than the Security Agreement and any other Lien arising by Lessor or ING which will not impair Lessor's right or ability to deliver the Aircraft to Lessee hereunder or Lessee's use and enjoyment of the Aircraft as contemplated hereby;

         (ii) Lessor is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware;

         (iii) Lessor has full power and authority to carry on its business and to execute and deliver, and to perform all of its obligations under, each of the Lease Documents to which it is a party;

         (iv) each of the Lease Documents to which Lessor is a party has been duly authorized by all necessary action on the part of Lessor, and each of the Lease Documents to which it is a party, when duly executed and delivered, will constitute its legally valid and binding obligations enforceable in accordance with their respective terms, and will not violate any provision of law applicable to Lessor or its articles of incorporation or by-laws;

         (v) neither the execution and delivery by Lessor of each of the Lease Documents to which it is a party nor the performance by it of any of its obligations thereunder, nor the compliance by it with the terms and conditions thereof, will violate, conflict with or result in any breach of any terms, conditions or provisions of, or constitute a default under, any law, administrative regulation or court judgment or decree applicable to it or pursuant to which it was organized or any agreement or instrument to which it is a party or by which it or any of its property is bound.

8.5 NOTICE OF BREACH OF REPRESENTATION, WARRANTY OR COVENANT. Lessor and Lessee undertake to give notice to each other of any matter occurring at any time which constitutes a breach of or is inconsistent with any of its representations, warranties and covenants in Clause 8.2, 8.3 or 8.4, as the case may be, forthwith upon becoming aware of the same.

8.6 SURVIVAL OF REPRESENTATIONS, ETC. The representations, warranties, indemnities and agreements of Lessee and Lessor provided for in this Agreement and Lessee's and Lessor's obligations under any and all thereof, shall survive the delivery and leasing of the Aircraft and the expiration or other termination of this Agreement.

CLAUSE 9.         LIENS

9.1 LESSEE NOT TO CREATE LIENS. Other than as to an Engine in any situation set forth in Clause 13.5, Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, any Engine or any Part, title thereto or any interest therein or in this Lease except as to the following:

         (i) the respective rights of Lessor as provided herein or in any of the other Lease Documents;

         (ii) Liens for Taxes of any kind (including fees or charges of any airport or air navigation authority) which are either not assessed, or, if assessed, are not yet due and payable or being contested in good faith by appropriate proceedings, so long as such proceedings do not involve any risk of the sale, forfeiture or loss of the Airframe, any Engine or any interest therein or the assertion or imposition of any Lien thereon, and, in any case, for the payment of which adequate reserves has been provided;

         (iii) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of business payment for which is not overdue or which have been adequately bonded, is not in default, or is being contested in good faith, so long as such proceedings do not involve any risk of the sale, forfeiture or loss of the Airframe, any Engine or any interest therein or the assertion or imposition of any Lien thereon; and

         (iv) Lessor Liens which result from Lessor's own acts or from claims against Lessor not to be paid or indemnified against by Lessee hereunder.

9.2 LESSEE TO DISCHARGE LIENS. Lessee shall duly and promptly, at its own cost and expense, pay or cause to be paid all sums required, or take such action as may be necessary, to discharge duly any such Lien not excepted in Clause 9.1 if the same shall arise at any time, and shall at its own cost and expense protect the Aircraft against distress, execution or seizure and shall, without prejudice to other remedies available to Lessor hereunder, indemnify Lessor against all losses, costs, charges, damages and expenses incurred by Lessor as a result of the failure by Lessee to perform its obligations under Clause 9.1 or this Clause 9.2.

CLAUSE 10.        INSURANCE

10.1 AVIATION LIABILITY AND PROPERTY DAMAGE INSURANCE. On or before the Delivery Date and throughout the term of this Agreement, Lessee will obtain or procure to be obtained and at all times maintain or procure to be maintained in effect at its own expense public liability (including, without limitation, third party and passenger liability, baggage, cargo, mail, Airline General Third Party Legal Liability, product liability and property damage including war and allied perils to the fullest extent available) insurance with respect to the Aircraft which is:

         (i) in amounts for a combined single limit which are not less than the greater of (x) amounts customarily carried by major or recognized national United States airlines and (y) a combined single limit of USD$ 500,000,000 for any one occurrence/aircraft;

         (ii) of the type usually carried by air carriers in accordance with sound international airline practice engaged in the same or similar business, similarly situated, and owning or operating similar aircraft and engines and which covers risks of the kind customarily insured against by such air carriers; and

         (iii) maintained in effect with insurers and reinsurers satisfactory to Lessor.

Any policies of insurance procured in accordance with this Clause 10.1 and any policies taken out in substitution or replacement for any such policies:

                  (a) shall name Lessor, ING and their respective officers, directors, employees, agents and successors (collectively, the "ADDITIONAL NAMED INSUREDS") as an Additional Named Insured as their interests may appear;

                  (b) shall provide that in respect of the interests of the Additional Named Insureds in such policies the insurance shall not be invalidated by any action or inaction of Lessee or any other person and shall insure each Additional Named Insured regardless of any breach or violation of any warranty, declarations or conditions contained in such policies by Lessee or any other person, provided that such Additional Named Insured has not caused, contributed to or knowingly condoned such action or inaction;

                  (c) shall provide that if the insurers cancel such insurance for any reason whatsoever, or if the same is allowed to lapse for nonpayment of premium, or other scope of coverage thereof is changed in any way adverse to any Additional Named Insured, such cancellation, lapse or change shall not be effective as to any Additional Named Insured for 30 calendar days (but in respect of war and allied perils such lesser period as may be customarily available) after delivery by such insurers to such Additional Named Insured of written notice of such cancellation, lapse or change;

                  (d) shall waive any rights of set-off, counterclaim or other deduction (other than in respect of unpaid premiums in respect of the Aircraft) against each Additional Named Insured;

                  (e) shall waive any right of subrogation against any Additional Named Insured;

                  (f) shall be primary without right of contribution from any other insurance which is carried by the Additional Named Insureds;

                  (g) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were in respect of the Aircraft a separate policy covering each insured;

                  (h) shall have a deductible of no more than $1,250 in respect of passenger baggage and $10,000 in respect of cargo with respect to any one claim;

                  (i) shall be reinsured in the London, U.S. or other recognized aviation insurance market in a manner satisfactory to Lessor; and

                  (j)      shall otherwise be reasonably satisfactory to Lessor.

10.2 INSURANCE AGAINST LOSS OF OR DAMAGE TO THE AIRCRAFT. Lessee will at all times maintain or procure to be maintained in effect, at its own expense and on an agreed value basis, with insurers reasonably satisfactory to Lessor, all-risk ground and flight aircraft hull, war risk, confiscation and hijacking insurance covering the Aircraft (including the Engines but only to the extent they are installed on the Airframe) for an amount not less than the Stipulated Loss Value, and insurance covering all risks of physical loss or damage however occasioned in respect of Engines, engines, spare parts and equipment forming part of the Aircraft, but which for the time being are removed from the Aircraft, for an amount not less than their replacement cost.

         Any policies carried in accordance with this Clause 10.2 covering the Aircraft and any policies taken out in substitution or replacement for any such policies:

         (i) shall be made payable with respect to an Event of Loss pursuant to a loss payable clause endorsed on the relevant policies, PROVIDED that:

                  (a) ING and such others (and in such order) as may be stipulated by ING shall be the sole loss payees in the case of an Event of Loss;

                  (b) ING and such others (and in such order) as may be stipulated by ING shall be the sole loss payees in the case where the amount payable by the insurers upon any claim other than in respect of an Event of Loss which is greater than USD$ 250,000, and such amount shall be applied to repair of the Aircraft after consultation by the insurers with Lessor and Lessee; and

                  (c) Lessee shall be loss payee in the case where the amount payable by the insurers upon any claim other than in respect of an Event of Loss is less than USD$ 250,000 unless and until Lessor notifies the relevant insurance broker or the insurers that a Default has occurred in which event the loss payees shall be Lessor and such others (and in such order) as may be stipulated by Lessor, and such amount shall be applied to repair of the Aircraft after consultation by the insurers with Lessee and, if Lessor has so notified such broker or insurers of a Default, the Lessor;

         (ii) shall name the Additional Named Insureds as their interests may appear;

         (iii) shall provide that in respect of the interests of the Additional Named Insureds in such policies the insurance shall not be invalidated by any action or inaction of Lessee or any other person and shall insure the Additional Named Insureds regardless of any breach or violation of any warranty, declarations or conditions contained in such policies by Lessee or any other person, provided that such Additional Named Insured has not caused, contributed to or knowingly condoned such action or inaction;

         (iv) shall provide that if the insurers cancel such insurance for any reason whatsoever, or if the same is allowed to lapse for nonpayment of premium, or the scope of coverage thereof is changed in any way adverse to any Additional Named Insured, such cancellation, lapse or change shall not be effective as to each Additional Named Insured for 30 calendar days (but in respect of war and allied perils such lesser period as may be customarily available) after delivery by such insurers to such Additional Named Insured of written notice of such cancellation, lapse or change;

         (v) shall waive any rights of set-off, counterclaim or other deduction (other than in respect of unpaid premiums in respect of the Aircraft) against each Additional Named Insured;

         (vi) shall waive any right of subrogation against any Additional Named Insured;

         (vii) shall be primary without right of contribution from any other insurance which is carried by the Additional Named Insureds;

         (viii) shall have a deductible (including any loss retention or self-insurance arrangement) of no more than USD$ 250,000 in respect of any one claim but no deductible in respect of a claim for an Event of Loss; PROVIDED, HOWEVER, that, until such time, and for so long thereafter, as Lessee shall operate 10 or more wide body aircraft (including the Aircraft) in its regularly scheduled flight operations, the deductible hereinabove described may at Lessee's option be $500,000 in respect of any one claim (other than in respect of an Event of Loss);

         (ix) shall provide that all payments shall be made in Dollars and shall not provide for any right of insurers to replace the insured equipment (the Aircraft) in the event of an Event of Loss;

         (x) shall contain a 50%/50% clause provision in the form of Lloyd's Form AVS 103, or equivalent language; and

         (xi)     shall otherwise be reasonably satisfactory to Lessor.

Any war risk, confiscation or hijacking insurance shall include:

         (i) war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power, or attempts at usurpation of power;

         (ii) confiscation, requisition, detention (including by the country of registration of the Aircraft in favor of Lessor), hijacking, strikes, riots, malicious damage and civil commotion;

         (iii) any other risks excluded as per Hi-Jacking and Other Perils Exclusion Clause (Aviation) - AVN 48B from the All Risk Hull Insurance described above (other than paragraph (b) of AVN
                  48B) by any exclusion therein of these and/or similar risks;
                  and

         (iv) such other perils which in accordance with the market practice from time to time are customarily insured.

10.3 LESSEE TO PURSUE CLAIMS. After an Event of Loss in relation to the Aircraft shall have occurred, Lessee shall diligently pursue or cause to be pursued, in concert with Lessor, any and all claims against the insurers in respect of the insurance (including any required re-insurance) with respect to the Aircraft, subject to consultation with Lessor and such other persons as may be stipulated by Lessor.

10.4 CHANGE IN INSURANCE PRACTICE. In the event that there is a change in the generally accepted industry-wide practice with regard to the insurance of aircraft (whether relating to all or any of the types of insurance required to be effected under the foregoing provisions of this Clause 10) such that Lessor shall be of the reasonable opinion that the insurance required pursuant to the provisions of this Clause 10 is insufficient to protect the interests of Lessor, the insurance requirements set forth in this Clause 10 shall, if specified by Lessor, be varied so as to include such additional or varied requirements as may be necessary to ensure that the insurance as so varied shall provide substantially the same protection to Lessor as it would have done if such change in the generally accepted industry-wide practice had not occurred.

10.5 APPLICATION OF PROCEEDS ARISING ON EVENT OF LOSS. As between Lessor and Lessee it is agreed that all insurance payments or any other sums received as the result of the occurrence of an Event of Loss with respect to the Aircraft or the Airframe shall be applied to the benefit of Lessor and such other persons having an interest in the Aircraft as may be stipulated by Lessor and any excess shall be applied in reduction of Lessee's obligation to pay the amounts required to be paid by Lessee pursuant to Clause 11.1, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such amount.

10.6 APPLICATION OF PROCEEDS ARISING OTHER THAN ON AN EVENT OF LOSS. The insurance payments for any property damage loss to the Airframe or any Engine not constituting an Event of Loss, or to any Part, will be applied in payment of repairs or for replacement property, but may be held by Lessor until Lessee furnishes Lessor with reasonably satisfactory evidence that the repairs or replacement property that Lessee is required to perform or obtain in accordance with the terms of Clause 13 have already been paid for or obtained by Lessee. Upon receipt of such evidence of repair or replacement, Lessor shall promptly pay or reimburse Lessee for the amount of such insurance payment received by Lessor with respect to such loss.

10.7 RETENTION OF PROCEEDS BY LESSOR FOLLOWING DEFAULT. Any amount referred to in Clause 10.5 or 10.6 which is otherwise payable to Lessee shall not be paid to Lessee, or, if it has been previously paid to Lessee, shall be delivered by Lessee to Lessor if at the time of such payment a Default shall have occurred and be continuing. In either case, all such amounts shall be held by Lessor as security for the obligations of Lessee or, at the option of Lessor, applied by Lessor toward payment of any of Lessee's obligations at the time due hereunder. At such time as there shall not be continuing any such Default, all such amounts at the time held by Lessor in excess of the amount, if any, which Lessor has elected for application as provided above shall be paid to Lessee.

10.8 LESSOR AND LESSEE MAY ADDITIONALLY INSURE. Each of Lessor and Lessee may carry at its own expense insurance with respect to its own interests in the Aircraft provided that such insurance does not adversely affect the coverage required to be maintained hereunder by Lessee or the cost thereof, or shall have the effect of suspending, impairing, defeating or invalidating or rendering unenforceable or reducing, in whole or in part, the coverage of or the proceeds payable under any insurance required to be provided and maintained by Lessee. Any insurance payments received from policies maintained by Lessor shall be retained by Lessor without reducing or otherwise affecting Lessee's obligations hereunder. Lessor shall have no right to proceeds of any policies other than those required to be maintained by Lessee under this Lease.

10.9 COMPLIANCE WITH LEGAL REQUIREMENTS AS TO INSURANCE. Throughout the term of this Agreement Lessee shall comply with all legal requirements as to the insurance of the Aircraft which may from time be imposed by the laws of the United States and of any other jurisdiction to, from or over which the Aircraft shall be flown insofar as they affect or concern the operation of the Aircraft.

10.10 LESSOR ENTITLED TO PROVIDE INSURANCES IN DEFAULT BY LESSEE. If the insurance (including any required re-insurance) required under this Clause 10 is not kept in full force and effect Lessor without prejudice to any other rights it may have on the occurrence of a Default shall be entitled (but not bound) at any time while such failure is continuing to provide such insurance and in such event Lessee shall, upon demand, reimburse Lessor for the cost thereof together with interest thereon at the rate specified in Clause 6.3 from the date of any such demand for reimbursement until payment and to require the Aircraft to remain at an airport or, as the case may be, to proceed to and remain at an airport designated by Lessor until the insurance is in full force and effect. Such provision of insurance by Lessor shall not affect Lessor's right to treat such failure by Lessee as a Default.

10.11 NEGOTIATIONS FOR RENEWAL. Lessee shall begin final negotiations for the renewal of each required policy prior to its expiry. Upon expiry of any required policy, Lessee shall provide Lessor with written confirmation of completion or renewal of such policy, with certification thereof to be issued by the relevant insurance broker within seven (7) Business Days thereafter.

10.12    (i)      INFORMATION.  In addition to the information provided pursuant to Clause 10.11 and without prejudice thereto, Lessee shall furnish to Lessor:

                  (a) on request, certified copies of all documents constituting, evidencing or regulating the terms of any required policy;

                  (b) on request, evidence of payment by or, at the direction of Lessee, each sum payable under or in connection with any required policy; and

                  (c) on request, such evidence as Lessor may require of Lessee's compliance with its obligations under this Clause 10.

         (ii) NOTIFICATION OF CLAIM EVENTS. Lessee shall forthwith notify Lessor of any event (including but not limited to an Event of Loss) which will or may give rise to a claim under any required policy in excess of USD$ 50,000 and shall not (without the prior written consent of Lessor) settle or permit the settlement of any claim arising under a required policy unless it arises under a direct damage policy and is for less than USD$250,000.

         (iii) PROVISION OF INSURANCE BROKER'S UNDERTAKING. Lessee shall before the Delivery Date, at its own cost and expense, cause the relevant insurance broker or, if appropriate, the relevant insurers to issue a written undertaking in favor of Lessor in form and substance acceptable to Lessor.

10.13 LESSEE NOT TO PREJUDICE INSURANCE. Without prejudice to Clause 13.10, Lessee shall not:

         (i) do or omit to do or permit to be done or left undone anything whereby any required policy would or might be expected to be rendered in whole or in part invalid or unenforceable; or

         (ii) cause or permit the Aircraft or any part thereof to be employed in any place or in any manner or for any purpose inconsistent with the terms of any required policy; or

         (iii) create or permit to exist any Lien (save only as may be created by Lessor or by Lessee in favor of Lessor) over the insurances taken out in respect of the Aircraft, or its interests therein.

10.14 CURRENCY. All insurance pursuant to this Agreement will be payable in Dollars except as may be otherwise agreed by the Lessor; provided, however, that the insurance as to liability claims will be payable in the settlement currency agreed in any action relating to such claim.

CLAUSE 11.  EVENT OF LOSS

11.1 EVENT OF LOSS WITH RESPECT TO AIRCRAFT. Upon the occurrence of an Event of Loss with respect to the Aircraft, Lessee shall forthwith (and, in any event, within two (2) Business Days after such occurrence) give Lessor written notice of such Event of Loss and shall pay to Lessor on the sixtieth (60th) day following the occurrence of such Event of Loss or, if the insurance or other proceeds have been paid for such Event of Loss before such 60th day, upon receipt of such proceeds, the Stipulated Loss Value and all other sums (if any) then due and payable hereunder by Lessee to Lessor; provided further that during the period from the occurrence of such an Event of Loss and ending on the date that Lessee complies with its obligations under this Clause 11.1 the Lease Term shall continue and, therefore, the Aircraft shall be deemed to be continued to be leased by Lessor to Lessee hereunder and Lessee shall continue to pay Rent in accordance with Clause 4.

         At such time as Lessor shall have been fully compensated as required under this Clause 11.1, Lessor shall transfer to Lessee or to Lessee's designee, on an "as-is, where-is" basis but otherwise without recourse or warranty except that such title shall be free and clear of all Lessor Liens, all of such rights, title and interest as Lessor may have in and to the Aircraft, as well as all of Lessor's right, title and interest in and to any Engine constituting part of the Aircraft but not installed thereon at the time of loss, free and clear of Lessor Liens, and Lessor shall, at Lessee's expense, execute and deliver such bills of sale and other documents and instruments as Lessee shall reasonably request to evidence (on the public record or otherwise) such transfer and the vesting of such right, title and interest in and to the Aircraft in Lessee. On compliance by Lessor of its obligations under this Clause 11.1 the Lease Term shall be deemed to terminate and Lessee shall thereupon no longer be obliged to pay Rent in respect of the Aircraft pursuant to Clause 4.

11.2 EVENT OF LOSS WITH RESPECT TO ENGINE. Upon the occurrence (or deemed occurrence pursuant hereto) of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Aircraft or Airframe Lessee shall give or cause to be given to Lessor written notice promptly after becoming aware thereof and shall, within thirty (30) days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor or its designee, as replacement for such Engine, full title, free and clear of all Liens other than Permitted Liens, an engine of the same or an improved model and suitable for use on the Aircraft or Airframe, but having a value and utility at least equal to, and being in as good operating condition as, including the same or fewer hours or Cycles (or an equivalent combination of hours and Cycles) accumulated on such engine, the Engine with respect to which such Event of Loss occurred (assuming that such Engine was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of
         Loss). Prior to or at the time of any such conveyance, Lessee at its own expense, will:

         (i) furnish Lessor with such bills of sale and other documents and instruments as Lessor shall reasonably request to evidence (on the public record or otherwise) the interest of Lessor in such Replacement Engine;

         (ii) execute a supplement to this Lease confirming that such Replacement Engine is subject to this Lease;

         (iii) furnish Lessor with a favorable opinion of Lessee's counsel to the effect that good and marketable title to such Replacement Engine has been vested in Lessor; and

         (iv) furnish Lessor with a certificate of an aircraft engineer (who may be an employee of Lessee) certifying that such Replacement Engine has a value and utility at least equal to, and is in as good operating condition, including no greater number of hours or Cycles accumulated on such Engine, as the Engine so replaced assuming such Engine was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss.

Lessee shall, in addition to other liabilities arising in connection hereunder, reimburse Lessor for any legal fees and disbursements incurred by Lessor in analyzing, monitoring and enforcing Lessor's rights and remedies in connection with such Event of Loss.

For all purposes hereof such Replacement Engine shall, after such transfer, be deemed part of the property leased hereunder and shall be deemed an Engine as defined herein.

11.3 TRANSFER OF TITLE TO REPLACED ENGINE TO LESSEE. Upon full compliance by Lessee with the terms of Clause 11.2, Lessor shall, without further act, be deemed to have transferred to Lessee or to Lessee's designee, title to the Engine with respect to which the Event of Loss has occurred (the "REPLACED ENGINE"), on an "AS IS, WHERE IS" basis but otherwise without recourse or warranty except that such title shall be free and clear of Lessor Liens. At Lessee's request and expense, Lessor shall execute and deliver such bills of sale and other documents and instruments as Lessee shall reasonably request to evidence (on the public record or otherwise) such transfer and the vesting of such right, title and interest in and to such Replaced Engine in Lessee.

CLAUSE 12.  REGISTRATION

12.1 REGISTRATION. Lessee, at its sole cost and expense, shall (i) not take or permit any action inconsistent with the Aircraft remaining duly certified as to airworthiness at all times after the Delivery Date in accordance with the laws of the United States; (ii) not take or permit any action inconsistent with the continued registration of the Aircraft at all times after the Delivery Date in the name of the Lessor as sole owner thereof, (iii) cause this Lease to be duly filed and registered with the FAA and with all other applicable governmental authorities that may be necessary or advisable in order to protect and maintain the rights and interests of Lessor hereunder and in the Aircraft, and (iv) not register or allow the Aircraft to be registered in any other way or manner under the laws of any other country. Lessee shall not take or permit any action which would not maintain in full force and effect all certifications and registrations referred to in Clauses 12.1(i), (ii) and (iii) throughout the Lease Term.

CLAUSE 13.  MAINTENANCE, REPORTING, REMOVAL AND REPLACEMENT,
            ALTERATIONS, POSSESSION, OPERATION, ETC.

13.1     MAINTENANCE.

         (i) GENERAL OBLIGATIONS. During the Lease Term and until the Aircraft is returned to Lessor in accordance with the terms of this Agreement, Lessee alone has the obligation, at its sole expense, to maintain and repair or cause an Independent Maintenance Contractor to maintain and repair the Airframe, Engines and all of the Parts in accordance with (a) the Maintenance Program; (b) the rules and regulations of the FAA;
                  (c) the requirement to maintain a full certificate of airworthiness from the FAA for the Aircraft; to maintain the eligibility of the Aircraft at all times during the Lease Term and upon return of the Aircraft to Lessor in accordance herewith for issue of a certificate of airworthiness for passenger category aircraft issued by the FAA and (d) (if applicable) in the same manner and with the same care as used by the Lessee with respect to similar aircraft and engines operated by the Lessee and without in any way discriminating against the Aircraft.

         (ii) INDEPENDENT MAINTENANCE CONTRACTOR. The obligations of Lessee to maintain the aircraft contained in this Clause 13.1 shall be performed by either Lessee or by an Independent Maintenance Contractor retained at Lessee's sole expense and approved by the FAA.

         (iii) MAINTENANCE PROGRAM. Lessor and Lessee hereby agree that the Aircraft will be maintained in accordance with an FAA approved maintenance program.

         (iv) SPECIFIC OBLIGATIONS. Without limitation to Clause 13.1(i), Lessee agrees that its maintenance and repair obligations hereunder will include (but will not be limited

                  to) each of the following specific items:

                  (a) performance in accordance with the Maintenance Program of all routine and non-routine maintenance work, including on-line maintenance on the Aircraft;

                  (b) incorporation in the Aircraft (including the Engines and all Parts) of all airworthiness directives of the FAA issued during the Lease Term and requiring compliance or terminating action prior to the first anniversary following the Expiration Date;

                  (c) without prejudice to Clause 13.1(iv)(b), incorporation in the Aircraft of all service bulletins of the Manufacturer, the Engine manufacturer and other vendors which the Lessee schedules to adopt during the Lease Term for the rest of its aircraft fleet. The Lessee agrees not to discriminate against the Aircraft vis-a-vis the rest of the Lessee's fleet in service bulletin compliance or other maintenance matters;

                  (d) incorporation in the maintenance schedule for the Aircraft of a full corrosion control program, SSID and sampling programs, as required by the Manufacturer and mandated by the FAA; and

                  (e) proper maintenance of all Aircraft Documentation, including recording the number of Block Hours, Flight Hours and Cycles the Aircraft and Engines operate and all maintenance and repairs performed thereon. Hard copies of such Aircraft Documentation shall be maintained in English.

13.2 REPORTING REQUIREMENTS AND PROVISION OF INFORMATION. Commencing with a report furnished not later than the 10th Business Day following the end of the first Monthly Period, Lessee will furnish to Lessor not later than the 10th Business Day following the end of each Monthly Period a report in the form attached hereto as Schedule G which will include for such Monthly Period (i) the hours/cycles operated for the Airframe,
         (ii) the hours/cycles operated for each of the Engines (and their location by airframe), and (iii) on a quarterly basis a list of those service bulletins, airworthiness directives and engineering modifications incorporated on the Aircraft during the preceding quarter.

         Furthermore, during the term of this Agreement, Lessee shall also furnish to Lessor such additional information obtained from records Lessee customarily maintains concerning the location, condition, use and operation of the Aircraft as Lessor may reasonably request from time to time.

13.3 REMOVAL OF ENGINES. If an Engine is removed for testing, service, repair, maintenance, overhaul work, alterations or modifications, title to such Engine will at all times remain vested in Lessor.

         Lessee will be entitled (but only for reasons of maintenance or repair) to remove any of the Engines from the Aircraft and install another engine or engines on the Aircraft, provided that Lessee complies with each of the following obligations:

         (i)      Lessee may only install CF6-50C2 engines on the Aircraft;

         (ii) the insurance requirements set forth in Clause 10 are in place in respect of such removed Engine;

         (iii) Lessee shall ensure that the identification plates referred to in Clause 13.11 are not removed from such removed Engine upon such Engine being detached from the Aircraft; and

         (iv) title to such removed Engine remains with Lessor free from all Liens (except Permitted Liens) regardless of the location of the Engine or its attachment to or detachment from the Aircraft.

13.4     REPLACEMENT OF PARTS.

         (i) LESSEE'S OBLIGATION TO REPLACE PARTS. Lessee, at its own cost and expense, shall promptly replace or cause to be replaced by the Independent Maintenance Contractor all Parts which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, Lessee may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided that, with respect to any installed part with respect to which title is not vested in Lessor at the time of installation (as hereinbelow provided), Lessee shall, at its own cost and expense, replace such parts as promptly as possible in the manner contemplated by clauses
                  (ii) and (iii) below.

         (ii) CONDITION OF REPLACEMENT PARTS. All replacement Parts shall be free and clear of all Liens other than Permitted Liens and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

         (iii) TITLE TO REPLACEMENT AND REPLACED PARTS. All Parts at any time removed from the Airframe or any Engine shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by parts which are owned by Lessee free and clear of any Liens and which have been incorporated or installed in or attached to the Airframe or such Engine and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Parts becoming incorporated or installed in or attached to the Airframe or such Engine as above provided, without further act:

                  (a) title to the replaced or removed Parts shall thereupon vest in Lessee, free and clear of all Lessor Liens, and shall no longer be deemed Parts hereunder;

                  (b) title to such replacement or installed Parts shall thereupon vest in Lessor; and

                  (c) such replacement Parts shall become subject to this Agreement and be deemed part of the Airframe or such Engine for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine.

13.5 REPLACEMENT ENGINES. Lessee shall be entitled (subject to Clause 13.3), so long as no Default shall have occurred and be continuing, to install any engine on the Airframe or any part on the Airframe or any Engine by way of substitution, replacement, renewal or mandatory modification (notwithstanding that such installation is not in accordance with Clause 13.3) in circumstances where:

         (i) there shall not have been available to Lessee at the time and in the place that such engine or other part was required to be installed on the Airframe or, as the case may be, any Engine, a substitute or replacement engine or part complying with the requirements of Clause 13.3; and

         (ii) it would have resulted in an unreasonable disruption of the operation of the Aircraft or the business of Lessee as an airline or would have grounded the Aircraft if Lessee had deferred such installation until such time as an engine or part complying with the requirements of Clause 13.3 became available for installation in the Aircraft.

         In the case of either (i) or (ii) above, as soon as practicable after installation of the same on the Airframe or, as the case may be, such Engine, Lessee shall remove any such engine or part not complying with the requirements of Clause 13.3 and replace or substitute the same with an engine or part complying with the requirements of Clause 13.3. If, notwithstanding the foregoing, any replacement engine or part is owned by Lessor such replacement engine or part and the Engine or the Part replaced thereby shall be and remain the property of Lessor. Lessee shall assist Lessor in all reasonable respects to preserve, store, overhaul or dispose of such replaced Parts, all as may be reasonably directed by Lessor.

13.6     ALTERATIONS.  Lessee, at its own cost and expense:

         (i) may make or cause to be made such alterations and modifications in and additions to the Airframe or any Engine as Lessee may reasonably deem desirable in the furtherance of any recommendations from time to time of the Manufacturer and the engine manufacturer and the standards of the FAA, or to comply with any law, rule, directive, bulletin, regulation or order of any governmental entity, and

         (ii) may from time to time make such alterations and modifications in and additions to the Airframe or any Engine as Lessee may deem desirable in the proper conduct of its business; provided, however, that no such alteration, modification or addition shall diminish the value or utility of the Airframe or such Engine, or impair the condition or airworthiness thereof, below the value, utility, condition and airworthiness thereof immediately prior to such alteration, modification or addition assuming the Airframe or such Engine was then of the value or utility and in the condition and airworthiness required to be maintained by the terms of this Agreement provided further that no such alteration, modification, or addition with an estimated cost in excess of $25,000 shall be made pursuant to this Clause 13.6(ii) without the prior written consent of Lessor.


         (iii) Notwithstanding the foregoing, Lessee may, at its sole cost and expense modify the interior layout of the Aircraft; provided, however, that such modification has, in the opinion of the Lessor, no material adverse effect on the value of the Aircraft.

         Except as otherwise provided in this Clause 13.6, title to all Parts incorporated or installed in or attached or added to the Airframe or such Engine as the result of such alteration, modification or addition shall, without further act, vest in Lessor. Upon transfer of title to Lessor of the installed Parts title to all Parts replaced or removed from the Airframe or such Engine as the result of such alteration, modification or addition shall vest in Lessee, free and clear of all Lessor Liens, and shall no longer be deemed Parts hereunder.

         Nothing herein shall permit Lessee to (and Lessee shall not) make any modification or alteration that shall require the permanent removal of any Part that is not replaced with a replacement part (with title vested in Lessor as provided above).

13.7     LIABILITY FOR COST OF ALTERATIONS; AD COST SHARING.

         (i) As used in this Clause, the following terms have the respective meanings set forth below:

                           "APPLICABLE REMAINING LEASE PERIOD" means the number of days remaining in the Lease Term including Expected Extension Days.

                           "AD CALCULATION PERIOD" means with respect to any airworthiness directive or mandatory service bulletin with respect to which the cost of compliance is less than $250,000 the AD Calculation Period will be with 1,825 days. In case the costs of compliance exceed US$250,000 the AD Calculation Period will be 2,920 days.

                           "EXPECTED EXTENSION DAYS" means the number of days by which the Lease can be extended by using the Extension Options multiplied by a probability factor of 0.5. This means that during the Lease Term the Expected Extension Days will be (1,825 days multiplied by 0.5) 913 days. During the First Extension Period the Expected Extension Days will be (913 days multiplied by 0.5) 457 days. During the Second Extension Period the Expected Extension Days will be 0.

                           "THRESHOLD AMOUNT" means US$62,000.

         (ii) Lessor shall in no event bear any liability or cost for any alteration, modification, addition, or for any grounding or suspension of certification of the Aircraft or for loss of revenue; PROVIDED, HOWEVER, that if the total cost (including material and labor) of compliance with any single airworthiness directive or mandatory service bulletin, which, in either case, is issued during the Lease Term and requires terminating action either (i) during the Lease Term or (ii) during the one-year period immediately following expiration of the Lease Term (such cost, the "AD COST") exceeds the Threshold Amount, then (a) Lessee shall furnish Lessor with an estimate of the work and such costs relating thereto required to comply therewith, and (b) Lessee and Lessor shall share such AD Cost in the following manner: Lessee shall bear and pay the Threshold Amount of such AD Cost. Lessee shall bear and pay the amount of such AD Cost in excess of the Threshold

                  Amount calculated as follows:

                           (1) Amount of such AD Cost in excess of the Threshold Amount divided by the lesser of
                                    (x) the AD Calculation Period or (y) the useful life of the alteration, modification or addition in question (if specified in the airworthiness directive or mandatory service bulletin in question), expressed in days multiplied by

                           (2) the Applicable Remaining Lease Period after the date of completion of work to comply with such airworthiness directive or service bulletin;

                  PROVIDED, HOWEVER, that in no event shall Lessee be required to pay more than 100% of such excess.

                  Lessee shall bear and pay the aggregate AD Cost described above, and, within 15 days following Lessor's receipt from Lessee of appropriate invoices for the work relating thereto, Lessor shall reimburse Lessee for Lessor's share of the AD Cost. Lessee shall give Lessor prior written notice of any such airworthiness directive or mandatory service bulletin before commencing any alteration, modification or addition of or to the Aircraft with respect thereto. Any work that is performed by Lessee with respect to any such airworthiness directive or mandatory service bulletin shall be billed at Lessee's true out-of-pocket cost and without any mark-up in the cost of labor or materials.

13.8 POSSESSION OF AIRCRAFT; SUBLEASE OF AIRCRAFT. Lessee shall not (save as otherwise expressly provided in this Clause 13.8 or in Clause 13.9 below), without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe. With respect to any transfer of possession pursuant to this Clause 13.8:

         (i) Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Lease to the same extent as if such transfer had not occurred, and no sublease or other relinquishment of possession of the Aircraft shall in any way discharge or diminish any of Lessee's obligations to Lessor under this Lease or any of Lessor's rights hereunder and such rights shall continue as if such sublease or transfer had not occurred;

         (ii) The term of any sublease (including, without limitation, any option of the sublessee to renew or extend the sublease) or pooling arrangement shall not continue beyond the end of the Lease Term;

         (iii) any sublease permitted by this Clause 13.8 shall in addition expressly provide that (v) such sublease is subject and subordinate to all of the terms of this Lease and all rights of Lessor under this Lease, including without limitation, Lessor's rights to repossession pursuant to Clause 17 and to void such sublessee's right to possession upon such repossession, whether or not any default has occurred or exists under such sublease, (w) such sublessee consents to the security assignment by Lessee to Lessor of all of Lessee's right, title and interest in such sublease for purposes of securing Lessee's obligations hereunder and such sublessee, upon receipt of a written notice from Lessor that an Event of Default has occurred and is continuing, will make all payments under such sublease to, and, if this Lease has been declared in default pursuant to Clause 17 hereof, will return the Aircraft only to, Lessor, or as directed by Lessor, for so long as such Event of Default shall continue, (x) the maintenance, operation and insurance provisions of such sublease shall be substantially the same as the provisions of this Lease (whether by requiring such obligations to be performed by such sublessee, by Lessee or by both), (y) the Aircraft shall not be operated or used other than as provided in this Lease, (z) the Lessor may void or terminate such sublease following an Event of

                  Default hereunder and (zz) such sublease shall be governed by New York law;

         (iv) prior to the commencement of any sublease, Lessee shall give Lessor written notice of the proposed sublease of the Aircraft, which notice shall include the identity of the sublessee, the term and rental rate of the sublease and a copy of such sublease;

         (v) any such sublease shall expressly prohibit any assignment, further sublease of the Aircraft and any of the rights under such sublease; and

         (vi)     any consent by Lessor to any sublease pursuant to this Clause
                  13.8 may be revoked by Lessor if the executed sublease contains terms which have not been expressly approved by Lessor, and in the event that Lessor's consent is revoked pursuant to this Clause 13.8(vi), the sublease shall automatically be terminated.

         At least ten days prior to entering into any sublease of the Aircraft to a sublessee, Lessee shall execute and deliver to Lessor an assignment of and grant of a security interest in all of Lessee's right, title and interest in such sublease, which assignment shall be in form and substance reasonably satisfactory to Lessor. In connection with such a sublease of the Aircraft, Lessee shall provide to Lessor, at Lessee's or sublessee's expense and on or before commencement of such sublease, a legal opinion from counsel to the sublessee in form and substance reasonably satisfactory to Lessor, as to the due execution and delivery and enforceability of such sublease and as to such other matters as Lessor may reasonably request. Any monies received by Lessor pursuant to the exercise of its rights under the assignment of any sublease shall be held by Lessor as additional security for the performance by Lessee of its obligations under this Lease and, to the extent not applied against amounts due and owing by Lessee hereunder and the exercise of remedies hereunder, shall be returned to Lessee at such time as no Event of Default shall be continuing.

13.9 DELIVERY OF AIRFRAME OR ENGINES TO MANUFACTURER OR REPAIRER; POOLING ARRANGEMENTS. Notwithstanding Clause 13.8, so long as no Default shall have occurred and be continuing, Lessee may, without the prior written consent of Lessor:

         (i) DELIVERY FOR SERVICE OR REPAIR. Deliver possession of the Airframe or any Engine to the manufacturer thereof for testing or other similar purposes or to any organization for service, repair, maintenance or overhaul work on the Airframe, such Engine or any part thereof or for alterations or modifications in or additions to the Airframe or such Engine to the extent required or permitted by the terms of Clause 13.6;

         (ii) POOLING OF ENGINES. Subject any Engine to normal interchange or pooling agreements or arrangements in each case customary in the airline industry and entered into by Lessee in the ordinary course of its business with an air carrier approved by Lessor; provided that if any interest of Lessee or Lessor in or to any such Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and Lessee shall comply with Clause 11.2 in respect thereof;

         (iii) POOLING OF PARTS. Subject any part removed from the Airframe or an Engine as provided herein to a normal pooling arrangement customary in the airline industry entered into in the ordinary course of Lessee's business with an air carrier approved by Lessor, provided the part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or Engine in accordance with Clause 13.4 as promptly as possible after the removal of such removed Part. In addition, any replacement part when incorporated or installed in or attached to the Airframe or any Engine in accordance with Clause 13.4 may be owned by an air carrier approved by Lessor subject to such a normal pooling arrangement, provided Lessee, at its expense, as promptly thereafter as possible either (a) causes title to such replacement part to vest in Lessor in accordance with Clause

                  13.4 by Lessee acquiring title thereto for the benefit of, and transferring such title to, Lessor free and clear of all Liens, or (b) replaces such replacement part by incorporating or installing in or attaching to the Airframe or Engine a further replacement part owned by Lessee free and clear of all Liens and causing title to such further replacement part to vest in the Lessor in accordance with Clause 13.4.

         No pooling agreement, sublease or other relinquishment of possession of the Aircraft or any Engine shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder.

13.10 OPERATION. In addition to the undertakings set out in Clause 10.13, Lessee hereby undertakes:

         (i) neither to operate nor to use the Aircraft at any time that the full amount of insurance required by the terms of Clause 10 shall not be in effect;

         (ii) not to operate, use, keep or locate nor to permit the operation, use, keeping or location of the Aircraft or any part thereof (i) for any purpose, in any manner or in any place not covered by the insurances required pursuant to Clause 10, or (ii) in any recognized or threatened area of hostilities unless fully covered to Lessor's reasonable satisfaction by war risk insurance; provided, however, that the Aircraft or any Engine located in an area at the time it becomes a recognized or threatened area of hostility may be flown from and through such area to an area outside such area of recognized or threatened hostility;

         (iii) that the Aircraft shall not be maintained, used or operated in violation of any mandatory law, rule, regulation or order of any government or governmental authority having jurisdiction (domestic or foreign), or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority.

13.11 NAMEPLATE. Lessee agrees to affix and maintain in the cockpit of the Airframe in a prominent place, and on each Engine next to the engine data plate, a metal nameplate having dimensions of not less than four and a half inches by three inches bearing the inscription "This Aircraft/Engine is owned by EAL (DELAWARE) VIII CORP. and leased to PAN AMERICAN AIRWAYS, INC. AND IS SUBJECT TO A MORTGAGE TO ING LEASE (NEDERLAND) B.V.-AMSTERDAM, THE NETHERLANDS."

         Except as provided above, Lessee shall not allow the name or other indication of any person, association or corporation to be placed on the Aircraft or any Engine which name or other indication could be interpreted as a claim of ownership or other interest therein.

13.12 LESSEE'S LIABILITY AS TO COSTS OF USE AND OPERATION. Save as otherwise expressly provided herein, Lessee shall pay all costs, expenses, fees and charges incurred in connection with the use, operation, maintenance, repair and insurance of the Aircraft or any Engine, including but not limited to repairs, maintenance, storage, transport, housing, servicing and all airport and airspace use fees, taxes and charges.

13.13 ENTITLEMENT TO ENFORCE WARRANTIES. So long as no Default shall have occurred and be continuing, Lessee shall have the benefit of and shall be entitled to enforce, either in its own name or in the name of Lessor (at the cost of Lessee and in respect to which enforcement Lessee hereby indemnifies Lessor) for the use and benefit of Lessee, any and all dealer's, manufacturer's or subcontractor's warranties, if any, in respect of the Aircraft or such Engine, to the extent such warranties are assignable, and, so far as it is reasonably able, Lessor agrees to do, execute and deliver such further acts, deeds, matters or things as may be necessary to enable Lessee to obtain customary warranty services furnished for the Aircraft or such Engine by such dealer, manufacturer or subcontractor. Lessee shall at all times promptly and effectively enforce its and Lessor's rights under any warranty hereinabove mentioned.

CLAUSE 14.        REGISTRATION OF AIRCRAFT

         Lessor shall prior to Delivery of the Aircraft hereunder cause the Aircraft to be duly registered (if previously registered in a foreign country) in the name of Lessor with the FAA in accordance with all applicable laws of the United States.

CLAUSE 15.  RETURN OF AIRCRAFT

15.1 REDELIVERY. Except as otherwise provided herein, at the expiration of the Lease Term or upon the sooner termination of this Agreement, Lessee shall return the Aircraft to Lessor at the Return Location by delivering the same to Lessor together with the items identified in the Technical Data and Manuals List attached hereto as Schedule D, the Loose Equipment List attached hereto as Schedule E-1 and the Emergency Equipment List attached hereto as Schedule E-2 at the Return Location. At the time of return to Lessor, the Aircraft shall be fully equipped with Engines or (subject to Clause 15.3) other engines owned by Lessee (and complying with Clause 15.3) properly installed thereon and shall comply in all respects with the Redelivery Conditions stated in Schedule F hereto.

         Lessee shall bear all costs arising from the transport of the Aircraft to the Return Location, including the costs of flight crews, fuel, insurance, landing charges, navigational charges, engine and maintenance costs.

         If Lessee shall fail to return the Aircraft to Lessor at the time and in the condition required by this Lease (whether at the expiration or any termination of Lessee's right to lease the Aircraft hereunder or otherwise), then, in addition to any other right or remedy available to Lessor in respect thereof, Lessee shall continue to maintain and insure the Aircraft as provided in this Agreement until such time as the Aircraft is returned to Lessor and is in the condition required by this Lease. Lessee's obligation under the preceding sentence shall survive the termination or any expiration of this Lease.

15.2 ENGINE CONDITION. In the event any engine not owned by Lessor shall be delivered with the Airframe, such engine shall be satisfactory to Lessor, free and clear of Liens, suitable for use on such Airframe and shall have the value and utility at least equal to, and be in as good operating condition (including no greater number of Flight Hours or Cycles accumulated on such engine) as the Engine that should have been returned, assuming such Engine which should have been returned was in the condition and repair as required by the terms hereof immediately prior to such required return. At its own expense and concurrently with such delivery, Lessee shall furnish Lessor with a bill of sale, in form and substance satisfactory to Lessor, for each such engine and with evidence of Lessee's title to such engine (including, if requested, an opinion of Lessee's counsel) and shall take such other action as Lessor may reasonably request in order that title to such engine shall be duly and properly vested in Lessor. Upon full compliance with this Clause
         15.2 and passage of title to such engine to Lessor, such engine shall be an Engine for all purposes of this Agreement and Lessor will transfer to Lessee all right, title and interest that Lessor may have in an Engine constituting part of the Aircraft so returned but not installed on such Aircraft at the time of such return, without any representation, warranty or recourse of any kind whatsoever, express or implied, except a warranty that such Engine is free and clear of Lessor Liens; provided, however, that if Lessor requires in its absolute discretion, Lessee shall redeliver to Lessor any Engine not installed on the Aircraft at the time of redelivery hereunder notwithstanding any of the foregoing and in such circumstances Lessee shall not (if it has not already done so) be required to transfer to Lessor or other designee of Lessor right, title and interest in and to the engine then installed on the Airframe which shall remain vested in Lessee and Lessor shall not be required to transfer any right, title or interest in or to the Engine not so installed on the Airframe to Lessee as otherwise required by this Clause 15.2.

15.3 GENERAL CONDITION. The Aircraft when delivered to Lessor shall (without prejudice to paragraph 2 of Schedule F) be clean by international commercial airline operating standards, and (save as otherwise provided in Clause 15.2) shall have installed thereon all

         Engines, equipment, accessories or parts installed thereon at the commencement of the Lease Term therefor or improvements thereto made in accordance with the provisions of this Agreement. The Aircraft shall be in the same condition as when delivered to Lessee under the Interim Lease, ordinary wear and tear (subject to the obligations set forth in Clauses 5 and 13 and alterations and modifications properly made and documented by Lessee as permitted under this Agreement) excepted. Without prejudice to paragraph 4 of Schedule F, should Lessee be granted any variances or extensions from the FAA with respect to any airworthiness directives applicable to Lessee or should the FAA approved maintenance program for Lessee permit carry-over or deferral of maintenance items, performance of which, but for such deferral or carry-over, would have otherwise been required thereby, Lessee shall perform or cause to be performed, at Lessee's expense (subject to Clause 13), all such items and airworthiness directives prior to return of the Aircraft to Lessor. Without prejudice to paragraph 10 of Schedule F, there shall be no untreated or uncorrected corrosion as determined by the pre-delivery inspection by Lessor, including corrosion within the fuel tanks.

         Without prejudice to Schedule F, a borescope inspection, engine power runs and systems functional checks shall be performed at Lessee's expense immediately prior to return of the Aircraft to Lessor, and Lessee shall provide evidence satisfactory to Lessor reflecting the correction of any non-compliance found during such inspection with the Maintenance Program.

         Lessor shall have the right, at least seven days prior to the expiration date of the Lease Term, to inspect the Aircraft to determine whether the Aircraft will be in compliance with the requirements for return at the expiration of the Lease Term. Immediately prior to the date of re-delivery, Lessor shall be permitted to conduct a walk around inspection, and a systems ground check. An engine power run shall be performed by Lessee in accordance with the Maintenance Program. Lessee, at its expense, shall correct, or cause to be corrected, all defects exceeding Maintenance Program limitations. Lessor's right of inspection shall include the right to conduct a separate inspection flight by Lessor utilizing Lessee's flight crew or its designated representative of the Aircraft of not more than 2 hours duration (the cost of which shall be borne by Lessee). At all times during such inspection flight Lessee's flight crew shall be in command of the Aircraft; PROVIDED, HOWEVER, that Lessor's qualified pilots may operate the controls. If Lessor determines that repairs are required to cause the Aircraft to comply with the return requirements provided herein, such repairs shall be performed at an FAA approved facility in the United States at Lessee's sole cost and expense. Lessee and Lessor shall use commercially reasonable efforts to combine such inspection flight with the ferry flight to a secondary location.

15.4 REMOVAL OF INSIGNIA; TRANSFER OF WARRANTIES, ETC. At the time of such return, Lessee shall at its own expense (a) remove all names, insignia and other indications of Lessee from the exterior and interior of the Aircraft and (b) transfer to Lessor to the extent transferable all warranties and indemnifications obtained by Lessee with respect to the Aircraft together with all documents relative thereto which may be required to effect such transfer.

15.5 FUEL AND OIL. Upon the return of the Aircraft, either at the end of the Lease Term, pursuant to Clause 17 or pursuant to any other termination of this Agreement, each fuel tank and oil tank shall contain the same quantity of fuel or oil as was contained in the fuel and oil tanks when the Aircraft was delivered to Lessee under the Interim Lease, or, in the case of differences in any such qualities, an appropriate adjustment will be made by payment according to the then current market price of fuel or oil, as the case may be.

15.6 RETURN ACCEPTANCE CERTIFICATE. Upon return of the Aircraft in accordance with the terms of this Agreement, Lessee will prepare and execute two (2) Return Acceptance Certificates substantially in the form of Schedule H and Lessor will countersign and return one such Return Acceptance Certificate to Lessee.

15.7 INDEMNITIES AND INSURANCE. The insurance and indemnities requirements set forth in

         Clauses 10 and 16 will apply to Lessor's representatives during return of the Aircraft, including the ground inspection, inspection flight and demonstration flight. With respect to the inspection flight and demonstration flight, Lessee shall assure that Lessor's representatives will receive the same protection as Lessee on Lessee's Aviation and Airline General Third Party Liability Insurance.

15.8 AIRPORT AND NAVIGATION CHARGES. Lessee will ensure that at return of the Aircraft any and all airport, navigation and other charges which give rise or may if unpaid give rise to any Lien, right of detention, right of sale or other Lien in relation to the Airframe, Engine or any Part, whether incurred in respect of the Aircraft or any other aircraft operated by Lessee, have been paid and discharged in full (whether or not due) and will at Lessor's request produce evidence thereof satisfactory to Lessor.

15.9 RECTIFICATION OF RE-DELIVERY CONDITION. To the extent that, at the time of redelivery, the condition of the Aircraft or records does not comply with the provisions hereof, Lessee at its own expense shall cause such rectification to be carried out as soon as possible. In the event that such rectification extends beyond the end of the Lease Term, the Lease Term shall, at the option of Lessor, be extended and the provisions of this Agreement, including the requirement to pay Rent during the period the Lease Term is so extended (prorated on a daily basis), shall remain in force until such rectification has been accomplished; provided however, that Lessor shall have the right, after the date on which the Lease Term would otherwise have ended but for this Clause 15.9, to take possession of the Aircraft and demand compensation for costs incurred by Lessor in connection with such repossession.

15.10    EXPORT AND DE-REGISTRATION OF AIRCRAFT. Lessee will, at Lessor's cost,
         (i) assist in obtaining a Certificate of Airworthiness for Export and all other authorizations and approvals for export of the Aircraft from the United States to any country designated by Lessor (and Lessee and Lessor shall, 90 days in advance of the date of any re- delivery, work together to determine the workscope required therefor), (ii) assist with de-registration of the Aircraft from the records of the FAA, (iii) assist Lessor or its designee(s) in securing such new registration of the Aircraft as may be determined by Lessor, which assistance shall include, without limitation, preparation or provision of documents necessary or desirable to be obtained from Lessee in connection with such new registration, and (iv) perform any other acts reasonably required by Lessor in connection with the foregoing.

CLAUSE 16.  INDEMNIFICATION

16.1 GENERAL INDEMNITY. Subject only to the limitations described in the last paragraph of this Clause 16.1, Lessee agrees to indemnify, reimburse and hold harmless each Indemnitee from and against any and all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, legal proceedings, whether civil or criminal, penalties, fines and other sanctions, and any reasonable attorney's fees and other reasonable costs and expenses in connection herewith or therewith, including any of the foregoing arising or imposed with or without Lessor's fault or negligence (whether passive or active) or under the doctrine of strict liability (any and all of which are hereafter referred to as "CLAIMS") which in any way may result from, pertain to or arise in any manner out of, or are in any manner related to (i) the Aircraft, this Agreement or any other Lease Document, any interest herein or any document executed in connection herewith or therewith, or the breach of any representation, warranty or covenant made by Lessee hereunder or under any other such document, or (ii) the condition, manufacture, re-delivery, lease, acceptance, rejection, possession, return, disposition, maintenance, repair, use or operation of the Aircraft either in the air or on the ground at any time after the Delivery Date and before the Redelivery of the Aircraft to Lessor as and when required hereby, or (iii) any defect in the Aircraft (whether or not discovered or discoverable by Lessee or Lessor) arising from the material or any articles used therein or from the design, testing or use thereof or from any maintenance, service, repair, overhaul or testing of the Aircraft, whether or not the Aircraft is in the possession of Lessee, and regardless of where the Aircraft may then be located, or (iv) any transaction, approval or document contemplated by this Agreement or any Lease Document or given or entered into in connection herewith or therewith, (v) any payments required under any Lease Document, or (vi) otherwise in connection with the transactions contemplated by the Lease Documents; provided, however, that Lessee shall be subrogated to all rights and remedies which Lessor may have against the Manufacturer of the Aircraft and its subcontractors as to any such Claims, but only to the extent that Lessee satisfies its indemnification to Lessor with respect to such Claims. Lessee shall not be required to pay or discharge any Claim brought by a third party so long as the validity or the amount thereof shall be diligently contested in good faith and on reasonable grounds by Lessee, at no cost or expense to Lessor.

         Lessee hereby waives, and releases each Indemnitee from, any Claims (whether existing now or hereafter arising) for or on account of or arising or in any way connected with injury to or death of personnel of Lessee or loss or damage to property of Lessee or the loss of use of any property which may result from or arise in any manner out of or in relation to the ownership, leasing, condition, use or operation of the Aircraft, either in the air or on the ground, or which may be caused by any defect in the Aircraft from the material or any article used therein or from the design or testing thereof, or use thereof, or from any maintenance, service, repair, overhaul or testing of the Aircraft regardless of when such defect may be discovered, whether or not the Aircraft is at the time in the possession of Lessee, and regardless of the location of the Aircraft at any such time.

         The indemnities contained in this Clause 16.1 shall continue in full force and effect notwithstanding the expiration or other termination of this Lease and are expressly made for the benefit of and shall be enforceable by each Indemnitee; provided, however, that Lessee shall not be obligated to pay any indemnity pursuant to this Clause 16.1 with respect to any amount to the extent that such amount arises out of or is measured by acts, failures to act, events or periods of time (or any combination of the foregoing) that occur after the Aircraft has been redelivered to Lessor pursuant to Clause 15 hereof (under circumstances not involving a repossession pursuant to Clause 17.2 hereof) and is no longer subject to this Agreement and all obligations of Lessee under this Agreement have been discharged (other than obligations which by their express terms survive the expiration of the Lease Term) unless any such act or event shall itself result from or be attributable to an act or omission of Lessee which occurred prior to the redelivery of the Aircraft and the discharge of Lessee's obligations under this Agreement.

         Notwithstanding the foregoing provisions of this Clause 16.1, Lessee shall not be obligated to make any payment by way of indemnity to any Indemnitee (i) in respect of any Claims to the extent such Claims result from the willful misconduct or gross negligence of any Indemnitee; or (ii) any Claim arising out of the period before delivery of the Aircraft to Lessee except to the extent relating to a matter required to be corrected by Lessee hereunder; or
         (iii) to the extent such Claims are for Taxes (whether or not Lessee is required to indemnify against such Taxes pursuant to Clause 16.2)

16.2     TAX INDEMNITY.

         (i) WITHHOLDING TAXES. All payments required to be made by Lessee under this Lease shall be made free and clear of, and without deduction for or on account of, any present or future Taxes of any nature whatsoever now or hereafter imposed by any governmental entity or taxing authority in any jurisdiction. If any Taxes are required to be withheld or deducted from any such payments, Lessee shall (i) within the period for payment permitted by applicable Law pay to the appropriate government entity or taxing authority the full amount of such Taxes (and any additional Taxes in respect of the payment required under clause (ii) hereof) and make such reports and filings in connection therewith at the time and in the manner required by applicable Law, and (ii) pay to Lessor an additional amount which (after deduction of all Taxes of any nature incurred by reason of the payment or receipt of such additional amount) will be sufficient to yield to the relevant Indemnitee the full amount which would have been received by such Indemnitee had no deduction or withholding been made.


         (ii) GENERAL TAX INDEMNITY. In addition, except as set forth in Clause 16.2(iii), Lessee agrees for the express benefit of each Indemnitee to pay promptly when due, and to indemnify and hold harmless such Indemnitee from, all Taxes (whether imposed upon such Indemnitee, the Aircraft, the Airframe, the Engines or otherwise), by any government entity or taxing authority in any jurisdiction or by any international taxing authority, upon or with respect to, based upon or measured by any of the following:

                  (a) the Aircraft, the Airframe, any Engine or any Part thereof, or interest therein, this Lease or any of the other Lease Documents or any interest therein; the importation, exportation, condition, ownership, delivery, redelivery, failure to redeliver, acceptance, possession, repossession, return, use, performance, operation, control, settlement of any insurance or other claim, leasing, subleasing, financing, mortgaging, Liens, rental, retirement, abandonment, preparation, installation, modification, repair, testing, maintenance, replacement, transportation, storage, location, condition, registration, re-registration, deregis- tration, and the sale, transfer of title or other application or disposition of the Aircraft, the Airframe, any Engine or any Part thereof or any interest therein; or the rentals, receipts or earnings arising therefrom (including without limitation the Rent) and any other amounts paid or payable with respect thereto;

                  (b) the Lease or the other Lease Documents; or

                  (c) otherwise with respect to or in connection with the transactions contemplated by the Lease and other Lease Documents.

         (iii) EXCEPTIONS TO INDEMNITY. The indemnity provided for in Clause 16.2(ii) does not extend to any of the following Taxes:

                  (a) Taxes on, based on, or measured by the net income, profit, capital gain, capital or net worth of any Indemnitee in any jurisdiction in which such Indemnitee is incorporated or has its principal place of business or is subject to such Taxes solely as a result of transactions or activities unrelated to the transactions contemplated by the Lease Documents (except that there shall not be excluded any increase in such Taxes resulting directly from the presence of the Lessee in the relevant taxing jurisdiction or the presence, registration, use or operation of the Aircraft in whole or in part in such jurisdiction);

                  (b) Taxes (1) imposed as a result of a voluntary or involuntary transfer or other disposition of the Aircraft or this Lease or any other Lease Document or any interest in any of the foregoing by Lessor or any other Indemnitee other than a transfer or disposition in connection with an exercise of remedies following an Event of Default, or (2) to the extent such Taxes exceed the amount of taxes which would have been payable had there not been such a transfer or disposition;

                  (c) Taxes to the extent attributable to events or circumstances occurring or arising after return of the Aircraft to Lessor in accordance with this Lease, excluding any period in which the Lessor is exercising remedies pursuant to Clause 17.2 hereof; or

                  (d) Taxes resulting solely as a direct result of any gross negligence or willful misconduct of the relevant Indemnitee or any breach by such Indemnitee of its obligations hereunder or under any other Lease Document or the breach or accuracy of any representation, covenant, or warranty given by such Indemnitee herein or therein.

         (iv) AFTER-TAX BASIS. The amount which Lessee is required to pay or indemnify against with respect to any amounts required to be paid or indemnified against under Clause 16.1 or this Clause 16.2 shall include an additional amount necessary to hold the recipient of the payment or indemnity harmless on an after-tax basis from all Taxes (whether or not such Taxes are excluded under Clause 16.2(iii)) required to be paid or credited by such recipient with respect to such payment or indemnity, so as to restore the recipient on an after-tax basis to the same position such recipient would have been in had such amounts not been incurred or payable.

         (v) TIMING OF PAYMENT. Any amount due and payable to the relevant Indemnitee pursuant to Clause 16.2(ii) shall be paid within 10 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable; provided, however, that such amount need not be paid by Lessee prior to the later of (a) five days prior to the date the applicable Tax is payable to the appropriate government entity or taxing authority or (b) in the case of amounts which are being contested by Lessee in good faith or by Lessor pursuant to Clause 16.2(vi) the date such contest is finally resolved.

         (vi) CONTESTS. If written claim is made against an Indemnitee for Taxes with respect to which Lessee is or may be liable for a payment or indemnity hereunder, such Indemnitee will promptly give Lessee notice in writing of such claim; provided, however, that such Indemnitee's failure to give notice will not relieve Lessee of its obligations hereunder, except to the extent the failure to give such notice precludes a contest of such claim in the manner contemplated herein. So long as (a) a contest of such Taxes does not involve any danger of the sale, forfeiture or loss of the Aircraft or any interest therein,
                  (b) Lessee has provided the relevant Indemnitee with an opinion of independent tax counsel acceptable to such Indemnitee that a meritorious basis exists for contesting such claim, (c) Lessee has made adequate reserves for such Taxes or, if required by the relevant Indemnitee, an adequate bond has been posted by Lessee, and (d) Lessee has acknowledged in writing its obligation to indemnify for such Taxes, then such Indemnitee at Lessee's written request will in good faith, with due diligence and at Lessee's sole cost and expense, contest (or, if permitted by Law, permit Lessee to contest in the name of such Indemnitee) the validity, applicability or amount of such Taxes. If such contest is to be initiated by the payment of, and the claiming of a refund for, any Taxes, Lessee shall advance to the relevant Indemnitee sufficient funds (on an interest-free basis) to make such payments and shall indemnify such Indemnitee for any tax consequences resulting from such advance of funds. Although the relevant Indemnitee may consult in good faith with Lessee concerning the conduct of any contest, such Indemnitee shall control the conduct of all proceedings relating to any such contest which is brought by or on behalf of such Indemnitee. Any contest initiated hereunder may be settled or discontinued at any time provided that the relevant Indemnitee shall have waived any right to indemnification for the Taxes being contested.

         (vii) REFUNDS. Upon receipt by the relevant Indemnitee of a refund of all or any part of any Taxes (including any deductions or withholdings referred to in Clause 16.2(i)) which Lessee has paid, such Indemnitee will pay to Lessee the net amount of such Taxes refunded, together with any interest receive by such Indemnitee with respect thereto; provided, however, that no amount shall be payable to the Lessee hereunder if a Default or an Event of Default shall have occurred and be continuing or prior to the time that Lessee shall have paid to the relevant Indemnitee all amounts then due and owing to such Tax Indemnitee under this Clause 16.

         (viii) COOPERATION IN FILING TAX RETURNS. In case any report or return is required with respect to any Taxes which are subject to indemnification by Lessee under this Clause 16.2, Lessee will either make such report or return in such manner as will show the respective interests of Lessor and ING in the Aircraft, and send a copy of such report or return to Lessor, or will notify the Lessor of such requirement and make such report or return in such manner as shall be reasonably satisfactory to the Lessor or ING.

CLAUSE 17.  EVENTS OF DEFAULT

17.1 EVENTS OF DEFAULT. Any one or more of the following shall constitute an Event of Default hereunder:

         (i) Lessee shall fail to accept delivery of the Aircraft hereunder (as contemplated by CLAUSE 2.2(IV) above) on the Expiration Date (as defined in the Interim Lease), if the Delivery Date (as defined in the Interim Lease) shall have occurred;

         (ii) Lessee shall fail to make any payment hereunder of any Rent or Supplemental Rent within five Business (5) Days of its due date; or

         (iii) Lessee shall fail to carry and maintain insurance as required under the provisions of Clause 10 of this Agreement; or

         (iv) Lessee shall (A) create Liens or fail to discharge Liens as set forth in Clause 9 of this Agreement, or (B) fail or return the Aircraft upon the Expiration Date or any earlier termination of this Lease; or

         (v) Lessee shall fail to perform or observe in any material respect any other obligation, covenant, undertaking, condition or agreement to be performed or observed by it under any of the Lease Documents (including, without limitation, the Adjustment Agreement, the Spare Parts Lease and the First Refusal Purchase Agreement) and such failure continues without remedy for a period of thirty (30) days from the earlier to occur of the date of Lessor's written notice thereof or the date on which Lessee otherwise first has knowledge thereof; or

         (vi) any material representation or warranty made by Lessee in any of the Lease Documents or in any document or certificate furnished by Lessee in connection therewith or pursuant thereto shall at any time prove to have been false at the time made and such condition shall continue unremedied for a period of thirty (30) days from the earlier to occur of the date of Lessor's written notice thereof or the date on which Lessee otherwise first has knowledge thereof; or

         (vii) Lessee shall consent to the appointment of a receiver, trustee or liquidator of itself or a substantial part of its assets, or Lessee shall admit in writing its inability to pay its debts generally as they come due or makes a general assignment for the benefit of creditors; or

         (viii) Lessee shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization or relief from creditors in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against Lessee in any such proceedings, or Lessee shall by voluntary petition, answer, or consent seek relief under the provisions of any bankruptcy or other similar law providing for the reorganization or winding-up of corporations, or provides for an agreement, composition, extension or adjustment with its creditors; or

         (ix) an order, judgment or decree is entered by any court, with or without the consent of Lessee, appointing a receiver, trustee or liquidator for Lessee of all or any substantial part of its property, or all or any substantial part of the property if Lessee is sequestered, and any such order, judgment or decree of appointment or sequestration remains in effect, undismissed, unstayed or unvacated for a period of sixty (60) days after the date of entry thereof; or

         (x) a petition (other than a petition which Lessee demonstrates to the reasonable satisfaction of Lessor has been presented or filed on any vexatious or frivolous grounds provided such petition is discharged within fourteen days of such presentation or filing) against Lessee in a proceeding under any bankruptcy, insolvency or other similar laws (as now or hereafter in effect) shall be filed, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Lessee any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee; or

         (xi) a final judgment or judgments for the payment of money not covered by insurance in excess of $250,000 shall be rendered against Lessee and the same shall remain undischarged for a period of ninety (90) days during which execution thereof shall not be effectively stayed by agreement of the parties involved, stayed by court order or adequately bonded; or

         (xii) attachments or other Liens shall be issued or entered against substantially all of the property of Lessee and shall remain undischarged or unbonded for sixty (60) days except for security interests created in connection with monies borrowed or obligations agreed to by Lessee in the ordinary course of its business; or

         (xiii) failure by Lessee to perform any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or other instrument or agreement in any material respect in connection with the borrowing of money or the obtaining of advances or credit to which the Borrower or any Subsidiary is a party or by which it is bound, or by which any of its properties or assets may be affected (a "DEBT INSTRUMENT"), so that, as a result of any such failure to perform (regardless of the satisfaction of any requirement for the giving of appropriate notice thereof or the lapse of time), the indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such indebtedness would otherwise become due and payable; or any indebtedness included in any Debt Instrument or secured or covered thereby is not paid when due, provided, however, that the failure to pay any such indebtedness shall not be an Event of Default under this subclause (xi) if and for so long as such indebtedness is contested in good faith by Lessee by appropriate proceedings; or

         (xiv) Lessee shall default in the payment or performance of any obligation under any loan agreement, conditional sale agreement or lease agreement relating to the use, operation or financing of any aircraft in Lessee's fleet, and such default shall entitle the lender, mortgagee, seller or lessor thereunder to exercise remedies in respect thereof and such lender, mortgagee, seller or lessor has commenced the exercise of remedies or declared such obligation to be in default;

         (xv) Lessee voluntarily suspends all or substantially all of its airline operations, or Lessee's certificate issued to it by the U.S. Department of Transportation under the Federal Aviation Act is suspended, canceled or revoked, or Lessee shall otherwise at any time cease to be a Certificated Air Carrier or the franchises, concessions, permits, rights or privileges required for the conduct of the business and operations of Lessee shall be revoked, canceled or otherwise terminated or the free and continued use and exercise thereof curtailed or prevented, and as a result of any of the foregoing the predominant business activity of Lessee shall cease to be that of a commercial airline; or

         (xvi) any of the Lease Documents becomes null and void or invalid or unenforceable, for any reason as a result of any action or inaction of Lessee; or

         (xvii) an "Event of Default" (as defined in any Other Lease, or in the Spare Parts Lease) shall occur.

17.2 ACTION ON OCCURRENCE OF EVENT OF DEFAULT. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare by written notice to Lessee this Lease Agreement to be in default and at any time thereafter, so long as any such Event of Default shall not have been remedied, Lessor may do one or more of the following with respect to all or any part of the Aircraft as Lessor in its sole discretion shall elect, to the extent available and permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect; provided, however, that nothing herein shall impair or limit any right or remedy otherwise available hereunder or at law in connection with any Event of Default:

         (i) terminate Lessee's rights to the use and possession of the Aircraft hereunder and, upon the written demand of Lessor and at Lessee's expense, cause Lessee to return promptly, and Lessee shall return promptly, all or any part of the Aircraft as Lessor may so demand, to Lessor, or to the location directed by Lessor, in the manner and condition required by, and otherwise in accordance with all the provisions of, Clause 15 as if such Aircraft was being returned at the end of the Lease Term (including, without limitation, the items identified in the Technical Data and Manuals List attached hereto as Schedule D all fully updated and supplemented as required hereby), or, at its option and to the extent permitted by applicable law, enter upon the premises where all or any part of the Aircraft is located and take immediate possession of and remove the same by summary proceedings or otherwise (and, at Lessor's option, store the same at Lessee's premises until disposal thereof by Lessor); PROVIDED, HOWEVER, that Lessor shall return to Lessee all personal property of Lessee which was on board the Aircraft promptly following the time Lessor re-takes possession of the Aircraft.

         (ii) sell all or any part of the Aircraft at public or private sale, as Lessor may determine, or otherwise dispose of, hold, use, operate or lease to others, as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee, except as hereinafter set forth in this Clause 17;

         (iii) effect the immediate cancellation or termination of the U.S. registration of the Aircraft, and, in connection therewith, prepare, execute, deliver (in Lessor's own name or in the name of Lessee pursuant to the power of attorney hereinbelow or elsewhere set forth) and file with the FAA, any request, consent or other instrument necessary or advisable in order to effect such cancellation, termination or de-registration;

         (iv) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under Clause 17.2(i) or 17.2(ii) above with respect to the Aircraft, the Airframe or any Engine, Lessor, by written notice to Lessee specifying a payment date which shall be the Rent Payment Date not earlier than ten days from the date on which such notice is received by Lessee, may demand that the Lessee pay to Lessor, and Lessee shall pay Lessor, on the payment date so specified, any unpaid Basic Rent and Maintenance Payments due on any date prior to the payment date so specified, and all Deferred Rent;

         (v) in the event that Lessor shall have sold the Aircraft, Airframe or any Engine pursuant to Clause 17.2(ii) above, Lessor, in lieu of exercising its rights under Clause 17.2(iv) above with respect to such Aircraft, Airframe or any Engine, may, if it shall so elect, demand that Lessee pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty, all Basic Rent (including all Deferred Rent) and Maintenance Payments with respect to the Aircraft which would have been payable for the Lease Term if no Event of Default had occurred;

         (vi) liquidate or draw upon the Security Deposit and any other cash, securities, letter of credit or other right or property held hereunder or under any Other Lease as collateral for Lessee's performance hereunder or thereunder, and apply any or all of the proceeds thereof to the satisfaction of Lessee's obligations or liabilities hereunder; and/or

         (vii) Lessor may rescind or terminate this Lease Agreement as to the Aircraft, Airframe or any Engine and/or may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for breach hereof.

In addition, Lessee shall be liable, except as otherwise provided above and without duplication of amounts payable hereunder, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, and for all reasonable and actual legal fees and other costs and expenses incurred by Lessor in connection with the enforcement hereof, the return of the Airframe or any Engine in accordance with the terms of Clause 15 or in placing such Airframe or Engine in the condition and airworthiness required by such Clause. Without limiting the foregoing, if an Event of Default occurs, then Lessee shall, in addition to other liabilities arising in connection therewith, reimburse Lessor for any legal fees and disbursements incurred by Lessor in analyzing, monitoring and enforcing Lessor's rights and remedies in connection with such Event of Default.

Lessee hereby constitutes and appoints each of Lessor and ING as the true and lawful agent and attorney-in-fact for Lessee (with full power of substitution) in the name, place and stead of, and at the expense of, Lessee, in connection with the enforcement of the rights, powers, privileges and remedies provided for in this Clause or otherwise available to Lessor or ING hereunder, at law or in equity, in connection with, upon or following the occurrence of an Event of Default (i) to collect, receive, pay, disburse, enforce and apply, any monies, collateral, assets or property held or available hereunder or in respect hereof, or under any other Lease Document or in respect thereof, (ii) to effect any grant, conveyance, lease or other transfer or application of any collateral, assets or property, (iii) to effect the cancellation and de- registration of the Aircraft from the Aircraft Registry of the FAA or any other civil aviation authority on which the Aircraft may at any time be registered during the Lease Term; (iv) to export and remove from the United States of America the Aircraft and all related or installed aircraft engines, parts and equipment and all related maintenance, repair, overhaul and operating records, logs, books and other data; (v) to negotiate, complete, execute, deliver, present, file and record any agreement, demand, request, consent, document or instrument referred to, contemplated by or otherwise incident to the de-registration, repossession, removal and export of the Aircraft or the exercise of any other right, power, privilege or remedy under this Lease or available to either Lessor or ING at law or in equity; and (vi) to take any other action incidental to, or in furtherance of, the exercise of any right, power, privilege or remedy available to Lessor or ING hereunder or at law or in equity; PROVIDED, HOWEVER, that nothing herein shall relieve Lessee of any obligation to execute, deliver or do, and Lessee shall execute, deliver and do, any of the foregoing documents or acts at upon the demand of Lessor or ING to do so.

Except as otherwise expressly provided above, no remedy referred to in this Clause 17 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

CLAUSE 18.  ASSIGNMENT

18.1 BENEFIT OF AGREEMENT. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

18.2 ASSIGNMENT BY LESSEE. Lessee shall not, without the prior written consent of Lessor, assign any of its rights or obligations hereunder.

18.3     ASSIGNMENT BY LESSOR.

         (i) Lessor may, at Lessor's sole expense, having given prior written notice to Lessee, assign all or part of its rights hereunder without the prior written consent of Lessee; PROVIDED, HOWEVER, that any such assignment shall not affect Lessee's rights, powers, obligations, privileges, options and benefits available to Lessee hereunder and shall not invalidate the U.S. Registration of the Aircraft.

         (ii) Lessee hereby acknowledges and consents to the Security Agreement and to the creation of the security interest evidenced thereby. Pursuant to the Security Agreement, ING has succeeded to, and has the exclusive right to exercise, all rights, powers, privileges, options and other benefits available to the Lessor hereunder, including all rights to make and to give any demands, waivers and agreements under any such Lease, to make determinations, to give and receive notices and other communications, to take such action upon the occurrence of an Event of Default hereunder, including all rights to exercise remedies, to assert powers and privileges, and to make demands in connection herewith. Lessee will furnish to ING counterparts of all writings of any kind required to be delivered hereunder by Lessee to Lessor and until Lessee has been notified by ING that the lien of the Security Agreement on the Aircraft has been released (x) Lessee shall make all payments of Basic Rent and Supplemental Rent, Monthly Maintenance Reserve Payments and the Security Deposit and all other amounts payable hereunder, to ING as specified in Clause 6.1 and (y) ING shall be entitled to the exclusion of the Lessor to succeed to and exercise all of the rights, remedies, powers and privileges of the Lessor under this Lease and, in this respect, the Lessee shall not, and shall not be required to, recognize the exercise of any such right, remedy, power or privilege by the Lessor, as applicable. In furtherance thereof, the Lessee and the Lessor also agree that, with respect to any instructions, directions, consents, waivers and other communications that the Lessor is entitled to deliver to the Lessee under this Lease, the Lessee shall only accept, and shall only act (or refrain from acting) in accordance with, such instructions, directions, consents, waivers and other communications that are given by ING until Lessee has been otherwise notified by ING. Each payment made by Lessee pursuant to the second preceding sentence shall, to the extent actually received by ING, be deemed, as between Lessor and Lessee, to satisfy Lessee's obligations hereunder to make such payments. This Lease shall be subject and subordinate to the Security Agreement, but neither Lessor nor any Person deriving from Lessor shall in the absence of an Event of Default, take any action contrary to Lessee's rights under this Lease, including, without limitation, the right to use and possession of the Aircraft, except in accordance with the provisions of this Lease. The Lessee also acknowledges that any obligations which the Lessor shall have under this Lease shall be non-recourse to the Lessor and that for satisfaction thereof, Lessee shall look only to Lessor's interest in the Aircraft and/or ING. To the extent that ING satisfies any such obligation, such amount shall, to the extent permitted by the Security Agreement and applicable law be added to the amounts secured by the Security Agreement.

         (iii) In the event this Lease is assigned, sold, encumbered or re-encumbered by Lessor, any assignee, transferee or mortgagee shall agree as a condition precedent thereto not to disturb or otherwise interfere with the quiet enjoyment by Lessee of the Aircraft so long as no Event of Default shall have occurred and be continuing, and Lessee shall have received confirmation in writing, reasonably acceptable to Lessee, that such transferee accepts all responsibilities of Lessor under this Lease, including but not limited to, confirmation of Lessee's right to quiet enjoyment of the Aircraft.

CLAUSE 19.  FURTHER ASSURANCES

19.1 FURTHER ASSURANCES. Lessee shall cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as Lessor shall reasonably require for accomplishing the purposes of each of the Lease Documents to which Lessor or ING is a party, and shall promptly furnish to Lessor such information as may be reasonably required by Lessor to enable Lessor timely to file any reports required to be filed by it with any governmental authority because of Lessor's ownership of the Aircraft.

19.2 PERFECTION OF LESSOR'S ETC. INTERESTS. Lessee shall, at its own expense, take such steps as are reasonably requested by Lessor which are necessary or appropriate to perfect or keep perfected the interests of Lessor created or intended to be created under this Agreement and any other document with respect to the Aircraft.

CLAUSE 20.  PROTECTION OF LESSOR'S INTERESTS

         If the rights of Lessor and such other persons as Lessor may specify in the Aircraft shall be in danger, or shall be attacked directly or indirectly, or if any legal proceedings are instituted against Lessee, Lessor, or such other persons as Lessor may specify with respect thereto, Lessee shall promptly give written notice thereof (to the extent known to it) to Lessor so that all steps deemed by Lessor to be necessary or appropriate for the defense and protection of each of their respective rights in the Aircraft can be taken. All reasonable costs in connection with the foregoing will be borne by Lessor or any such other person (as the case may be), unless the foregoing results from the act or omission of Lessee or from a breach of the terms of this Agreement by Lessee in which event such costs shall be borne by Lessee.

CLAUSE 21.  COSTS AND EXPENSES

21.1 PREPARATION AND NEGOTIATION OF LEASE DOCUMENTS. Except as otherwise provided herein, each of Lessor and Lessee will be responsible for its own costs and expenses incurred in connection with the preparation, negotiation and execution of each of the Lease Documents, including without limitation, the fees, expenses and disbursements of legal counsel to such party.

21.2 ENFORCEMENT AND PRESERVATION OF RIGHTS. Lessee agrees to pay within 30 days of Lessor's first written demand all of the costs and expenses incurred by Lessor or on its behalf incidental to the enforcement, protection or preservation of any right or claim of Lessor under each of the Lease Documents to which it is a party.

21.3     NON-DELIVERY DUE TO EVENT OF LOSS.   In the event the Aircraft shall
         not have been delivered on the Delivery Date by reason of its loss or destruction, Lessor's commitment to lease the Aircraft hereunder shall automatically terminate on and as of the date of such loss or destruction.

CLAUSE 22.  INSPECTION

         Lessee shall arrange that, at all reasonable times during the Lease Term, Lessor or ING or, in either case, its authorized representatives may, during the normal business hours of Lessee inspect the Aircraft or any part thereof and the logs, books and other records maintained Lessee relative thereto; provided, however, that no such inspection shall interfere with Lessee's quiet, peaceful use and enjoyment thereof.

         In addition, Lessee shall give Lessor not less than five days' prior notice of the performance of any "C-Check" or "D-Check" of the Airframe so that Lessor can arrange to have a representative present during such checks.

         Notwithstanding the foregoing, Lessor shall have no duty to make any such inspection, and Lessor shall not incur any liability, obligation or other detriment by reason of not making any such inspection.

CLAUSE 23.  NOTICES AND LANGUAGE

23.1 NOTICES. All notices, requests, demands or other communications to or upon any party hereto shall be made in writing in English and shall be deemed to have been duly given or made:

                  (a) if delivered by hand, at the time of delivery to a duly authorized person;

                  (b) if made by letter, seven (7) days after having been deposited in the mail, registered airmail postage prepaid;

                  (c) if given by telex, when sent with confirmed answerback (if received during the business hours of the recipient, otherwise by 9:30 a.m. on the next Business Day);

                  (d) if given by facsimile, when transmitted and receipt of same has been confirmed by telephone or facsimile machine printed confirmation;

                  (e) if given by international courier, two (2) Business Days after having been sent.

         Such notices, requests, demands or other communications shall be dispatched to or given at:

                  (i)      If to Lessee:
                           Pan American Airways, Inc.
                           Address:  9300 N.W. 36th Street
                                     Miami, Florida  33178
                           Telephone:  (305) 873-2625
                           Facsimile:  (305) 873-7158

                  (ii)     If to Lessor:

                           EAL (Delaware) VIII Corp.
                           1105 North Market Street
                           P.O. Box 8985
                           Wilmington, Delaware 19899

                           with a copy to:

                           ING Lease (Nederland) B.V.
                           Address:
                           Karspeldreef 14
                           P.O. Box 1971
                           1101 CK Amsterdam-Zuidoost,
                           The Netherlands

                           Telephone:  +31-20-652-5701
                           Facsimile:  +31-20-652-5704
         with a copy of all notices relating to delivery, maintenance or return delivery matters with respect to the Aircraft to:

                           Mr. Rickki D. Soverns
                           911 N.W. 209th Avenue
                           Pembroke Pines, Florida  33029

                           Telephone:  954-450-7050
                           Facsimile:  954-450-7070

         or such other addresses or number as Lessor or Lessee may specify in writing to the other.

CLAUSE 24.  LESSOR'S RIGHTS TO PERFORM FOR LESSEE

         If Lessee fails to perform any of its obligations contained herein, Lessor may perform or discharge such obligation, and the amount of the reasonable expenses of Lessor incurred in connection with such performance of or compliance shall be payable to Lessor by Lessee upon demand.

CLAUSE 25.  APPLICABLE LAW AND JURISDICTION

25.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT CLAUSE 30 (SECURITY DEPOSIT) SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA.

25.2 SUBMISSION TO JURISDICTION. Lessee irrevocably consents that any legal action or proceeding against it under, arising out of or in any manner in connection herewith or any other Lease Document may be brought in any court of the State of New York or in the United States District Court for the Southern District of New York. Lessee, by the execution and delivery of this Lease, expressly and irrevocably assents and submits to the personal jurisdiction of any of such courts in any such action or proceeding. Lessee further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by registered or certified mail, return receipt requested, in the manner provided for in Clause 23 hereof. Lessee hereby expressly and irrevocably waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or FORUM NON CONVENIENS or any similar basis. Nothing in this Paragraph shall affect or impair in any manner or to any extent the right of Lessor or ING to commence legal proceedings or otherwise proceed against the Lessee in any jurisdiction or to serve process in any manner permitted by law. LESSEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THIS WAIVER IS IRREVOCABLE, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         Lessee hereby irrevocably designates, appoints and empowers CT Corporation, the present address of which is 1633 Broadway, New York, New York 10019, as its authorized agent to receive, for and on behalf of Lessee and its property, service of process, when and as any legal actions or proceedings may be brought in the courts of the United States of America for the Southern District of New York, and such service of process shall be deemed completed upon the date of delivery thereof to such agent, whether or not such agent gives notice thereof to Lessee, or upon the earliest of any other date permitted by applicable law. A copy of such process served on the agent so designated above will be forwarded promptly by Lessor to Lessee, at its address referred to in Clause 23, but the failure to receive such copy shall not affect in any way the service of process on such agent as agent. Lessee agrees that it will, at all times during the Lease Term, continuously maintain an agent to receive service of process on behalf of itself and its properties with respect to this Agreement, and in the event that, for any reason, the agent named above or its successor shall no longer serve as agent of Lessee, to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise Lessor, thereof. Nothing herein, however, shall limit the right of the parties to serve process in any other manner permitted by applicable law.

CLAUSE 26.  ALTERATIONS TO AGREEMENT

26.1 ENTIRE AGREEMENT. This Agreement, together with the Consulting Agreement, and the other Lease Documents, contains the entire agreement between the parties as of the date hereof and supersedes any previous understanding, commitment, agreement or representation whatsoever, oral or written.

26.2 VARIATION ONLY IN WRITING. This Agreement shall not be varied except by an instrument in writing of even date herewith or subsequent hereto executed by both parties by their respective duly authorized representatives.

26.3 ENGLISH LANGUAGE. In the event that this Agreement is translated into any language other than English, the English version of this Agreement shall be controlling.

CLAUSE 27.  CURRENCY INDEMNITY

         All amounts to be paid hereunder to Lessor or Lessee shall be paid in Dollars, in immediately available funds. Lessee acknowledges that the specification of Dollars in this transaction is of the essence and that Dollars shall be the currency of account in any and all events. The obligations of Lessee or Lessor hereunder, to Lessor or Lessee, respectively, shall not be discharged by an amount paid in another currency, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars under normal banking procedures does not yield the amount of Dollars owing to Lessor. In the event that any payment by Lessee or Lessor, respectively, whether pursuant to judgment or otherwise to Lessor or Lessee, respectively, upon conversion does not yield such amount of Dollars, Lessor or Lessee, as the case may be, shall have a separate cause of action against Lessee or Lessor, as the case may be, for the additional amount necessary to yield the amount of Dollars due and owing to Lessor or Lessee, as the case may be.

CLAUSE 28.  QUIET ENJOYMENT OF AIRCRAFT

         Lessor hereby covenants that, so long as no Default and no Event of Default shall have occurred and so long as this Agreement shall not have been otherwise breached by Lessee, Lessor shall not disturb or interfere with Lessee's quiet and peaceful use and enjoyment of the Aircraft and all revenues, profits and income related thereto in accordance with the terms hereof without interference by Lessor or by any person claiming by or through Lessor.

CLAUSE 29.  SEVERABILITY

         Should any one or more provisions of this Agreement be determined to be illegal or unenforceable by a court of any jurisdiction, such provisions shall, as to such jurisdiction, be ineffective to the extent of such illegality or enforceability, without invalidating the remaining provisions hereof; provided, however, that validity or enforceability of such provisions in any other jurisdiction shall not be affected. Lessee agrees, as to any such jurisdiction, to replace any provision of this Agreement which is so determined to be illegal or unenforceable by a valid provision which has as nearly as possible the same effect.

CLAUSE 30.  SECURITY DEPOSIT

         Lessee shall provide Lessor with a security deposit in the aggregate amount of USD$ 150,000 (the "SECURITY DEPOSIT") to be paid as set forth herein as security for the timely and faithful performance by Lessee of all of Lessee's obligations under this Lease. Prior to the execution of this Agreement, Lessee shall have provided to Lessor a good faith cash deposit in the amount of USD$ 50,000. On or prior to the Delivery Date (as defined in the Interim Lease), Lessee shall provide to Lessor an additional cash deposit of USD$ 100,000; PROVIDED, HOWEVER, that Lessee shall satisfy the requirement to deposit such $150,000 required hereby by the delivery thereof to Lessor at or prior to the Delivery Date (as defined in the Interim Lease), and Lessee hereby authorizes and directs Lessor to retain such amount after the Expiration Date of the Lease Term (as defined in the Interim Lease) as the Security Deposit under this Lease Agreement. Lessee hereby creates and grants to Lessor and to ING a lien on and security interest in all monies, securities, accounts, and investments from time to time comprising the Security Deposit, as security for the full and timely payment and performance of its obligations hereunder and under the other Lease Documents and the Other Leases. Lessee agrees to execute and file with the appropriate governmental entities any and all documents necessary or reasonably requested by Lessor to evidence and perfect such security assignment in favor of Lessor. If Lessee fails to pay Rent hereunder when due or to pay any other sums due or to perform any of the other terms and provisions of this Lease, any other Lease Document or any Other Lease, or is otherwise in default hereunder or thereunder, in addition to all other rights Lessor or ING shall have hereunder or under applicable law, Lessor or ING may use, apply or retain all of any portion of the Security Deposit in partial payment for sums due to Lessor or ING by Lessee, to compensate Lessor or ING for any sums it may in its discretion advance as a result of a default by Lessee or to apply toward losses or expenses Lessor or ING may suffer or incur as a result of Lessee's default hereunder or otherwise in satisfaction of Lessee's obligations. If Lessor or ING uses or applies all of any portion of such Security Deposit, such application shall not be deemed a cure of any Defaults, and Lessee shall within five (5) days after written demand therefor provide ING with an additional cash deposit in an amount sufficient to restore the Security Deposit to USD$ 150,000 and otherwise issued on such terms as are approved by Lessor and failure of Lessee to do so shall be a material breach of this Lease by Lessee. Provided no Default shall have occurred, such Security Deposit, less only those costs directly incurred by Lessor in connection with the termination of the Lease or return of the Aircraft, which cost by the terms hereof are the obligation of Lessee or for the account of Lessee, shall be terminated and released by Lessor upon Lessee's return of the Aircraft at the end of the Lease Term in compliance with Clause 15 hereof. Lessee shall not be entitled to any interest earned on any Security Deposit.

CLAUSE 31.  MISCELLANEOUS

31.1 RECORDATION AND FILING. Forthwith upon the execution and delivery of this Lease and each Lease Supplement from time to time required by the terms hereof and upon the execution and delivery of any amendment or other supplement to this Lease, Lessee will cause this Lease and such Lease Supplement and Acceptance Certificate or amendment or other supplement to be duly filed and recorded, and maintained of record, in accordance with the applicable laws of the government of registry of the Aircraft. In addition, Lessee will promptly and duly execute and deliver to Lessor such further documents and take such further action as Lessor may from time to time reasonably request in order more effectively to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder, including, without limitation, if requested by Lessor, at the expense of Lessee to the extent resulting from Lessee's act or omission, the execution and delivery of supplements or amendments hereto, each in recordable form, and all financing statements and continuation statements, and all similar notices required by applicable law at all times to be kept recorded and filed in such manner and such places as the Lessor may reasonably request.

31.2 NO BROKERS. Each of Lessor and Lessee represents that it has not retained any broker or finder in connection with the transactions contemplated by the Lease Documents.

31.3     AGREEMENTS RELATING TO SECTION 1110.

         (i) Lessee represents and warrants that, on the Delivery Date, Lessee will be an "air carrier" within the meaning of the Federal Aviation Act, operating under valid and subsisting certificates issued by the U.S. Secretary of Transportation under Chapter 447, Title 49, U.S. Code, and that Lessee is and on the Delivery Date will be a "citizen of the United States" as defined in Section 40102(15) of the Federal Aviation Act. Lessee represents that, on the Delivery Date, it will be, and covenants that thereafter it shall maintain its status at all times as, a Certificated Air Carrier, including, without limitation, maintaining its status as holder of a valid and subsisting certificate, issued under Chapter 447, Title 49, of the U.S. Code, within the purview of, and entitling Lessor to the benefits and protection of, Section 1110.

         (ii) The parties agree that Lessor and ING shall at all times be entitled to the benefits and protections of Section 1110, and Lessee shall take such actions and effect such filings as may be necessary to enable Lessor and ING to continue to be entitled to such benefits and protections at all times from the Delivery Date until such time as the Aircraft is returned to Lessor or ING in compliance with the return conditions herein and this Lease is terminated.

         (iii) It is expressly agreed that the title of Lessor to, and the interest of Lessor and ING in, the Aircraft, and any right of Lessor and/or ING to take possession of the Aircraft in compliance with the provisions of this Lease, shall not be affected by Sections 362 and 363 of the federal Bankruptcy Code.

         (iv) Lessee acknowledges that this Clause is of fundamental importance to the transactions contemplated hereby and that neither Lessor nor ING would have entered into this Lease but for the rights intended to be conveyed to Lessor and ING by this Clause and the protection and benefits of Section 1110.

31.4 EXECUTION AND COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts which, taken together, shall constitute one and the same instrument. This Agreement shall be deemed executed and delivered by Lessee and Lessor when the signature page hereof is executed and delivered by facsimile by each party to the other party or to its counsel or delivered by hand; PROVIDED that if delivered by facsimile, each party shall within two Business Days, deliver an originally executed copy hereof by courier.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF the duly authorized representatives of the parties hereto have executed this Agreement as of the date and year first above written.

PAN AMERICAN AIRWAYS, INC.,

    LESSEE

By
Name:
Title:

EAL (DELAWARE) VIII CORP.,

    LESSOR

By
Name:
Title:

         This original counterpart has been received by Lessor.

 September 26, 1996

                                EAL (DELAWARE) VIII CORP.

                                By:
                                Name:
                                Title:

                                   SCHEDULE A

                         ADDITIONAL DELIVERY CONDITIONS

         THE AIRCRAFT SHALL BE DELIVERED BY LESSOR TO LESSEE ON THE DELIVERY DATE "AS IS," AND "WHERE IS" AS PROVIDED IN THIS LEASE, IT BEING THE AGREEMENT OF THE PARTIES THAT, SO LONG AS LESSEE ACCEPTS DELIVERY OF THE AIRCRAFT ON THE DELIVERY DATE (as defined in and pursuant to the Interim Lease), THE AIRCRAFT SHALL BE DEEMED TO HAVE MET THE REQUIRED DELIVERY CONDITIONS; NOTWITHSTANDING ANY OTHER PROVISION OF ANY AGREEMENT OR DOCUMENT, IF THE DELIVERY DATE (as defined in the Interim Lease) SHALL OCCUR, THEN LESSEE SHALL THEREUPON BECOME IRREVOCABLY OBLIGATED TO ACCEPT DELIVERY OF THE AIRCRAFT UNDER THIS AGREEMENT.

                                   SCHEDULE B

               FORM OF LEASE SUPPLEMENT AND ACCEPTANCE CERTIFICATE

         LEASE SUPPLEMENT AND ACCEPTANCE CERTIFICATE, dated August , 1996, between EAL (DELAWARE) VIII CORP., a Delaware corporation ("LESSOR"), and PAN AMERICAN AIRWAYS, INC., a Florida corporation ("LESSEE").

                                R E C I T A L S:

         A. Lessor and Lessee have entered into that certain Lease Agreement dated as of August 26, 1996 (the "LEASE AGREEMENT") (the defined terms therein being hereinafter used with the same meaning), relating to the lease of one Airbus A300B4-203 aircraft described below.

         B. The Lease Agreement provides for the execution and delivery by Lessee of a Lease Supplement and Acceptance Certificate, substantially in the form hereof, as a condition to Lessor's obligation to deliver the Aircraft.

         NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

         1. Lessor hereby delivers and leases to Lessee under the Lease Agreement, and Lessee hereby accepts and leases from Lessor under the Lease Agreement, the following described airframe, engines and equipment:

                                    AIRFRAME

    One  Airbus Model A300B4-203 airframe consisting of the following:
         One airframe bearing FAA Registration Mark N862PA and Manufacturer's Serial Number 211;

                                     ENGINES

         Two General Electric Model CF6-50C2 aircraft engines bearing Manufacturer's Serial Numbers _______ and _______ (each having 750 or more rated takeoff horsepower or the equivalent thereof);

together in each case with all parts, accessories, components, modules, appliances and other items of equipment installed on or attached to the above-described airframe and engines (such airframe, engines, parts, accessories, components, modules, appliances and other items of equipment are referred to collectively herein as the "AIRCRAFT").

         2. The Delivery Date of the Aircraft is the date of this Lease Supplement and Acceptance Certificate, as set forth in the opening paragraph hereof.

         3.       Lessee hereby confirms to Lessor that:

         (a) Lessee has on the date hereof received from Lessor possession of the Aircraft and all Technical Data and Manuals relating thereto specified in SCHEDULE D to the Lease Agreement and all Loose Equipment specified in SCHEDULE E-1 to the Lease Agreement and all Emergency Equipment specified in SCHEDULE E-2 to the Lease Agreement.

         (b) The Aircraft conforms with the description and is in the condition and equipped as required at Delivery by the Lease Agreement. The execution and delivery of this Lease Supplement and Acceptance Certificate by Lessee constitute presumptively conclusive evidence that the Lessee has accepted the Aircraft for the purposes of the Lease, that as between Lessor and Lessee, the Aircraft is satisfactory in all respects, and that the Aircraft complies with the requirements of the Lease, except for those discrepancies, if any, described in a written instrument signed by a representative of Lessee and by a representative of Lessor on the date of this Lease Supplement and Acceptance Certificate.

         (c) The Aircraft is in all technical respects acceptable to and accepted by the undersigned on behalf of Lessee without further inspection and/or acceptance flights and the Aircraft is hereby unconditionally accepted by Lessee for lease under the Lease Agreement.

         (d) All representations and warranties of Lessee set forth in the Lease Agreement or any of the other Lease Documents are true and complete on the date hereof to the same extent and with the same effect as if made again on and as of the date hereof. Lessee has complied with and performed all of the agreements and obligations of Lessee that are required to be complied with and performed on or prior to the date hereof. Without limiting the generality of the foregoing, Lessee has effected the insurance and re-insurance policies required by the Lease Agreement.

         (e) No Default and no Event of Default has occurred and is continuing under the Lease Agreement.

         (f) All necessary consents, licenses, authorizations or approvals of, and exemptions by, such governmental or other authorities as may be necessary or advisable to authorize the execution, delivery and performance of the Lease Agreement by Lessee and to permit payment and remittance of all payments to be made to Lessor in such currency or currencies, at such time, at such places and in such manner as provided for under the Lease Agreement have been obtained and are in full force and effect.

         (g) No material adverse change has occurred with respect to Lessee or its financial condition, business, affairs, operations or prospects since the date of the most recent audited financial information of Lessee delivered to Lessor.

         6. The aggregate Pre-Delivery Cost referred to in Clause 4.3 of the Lease is US$____________, and the amount of each monthly installment payable by Lessee to Lessor pursuant to such Clause in reimbursement therefore is US$______________.

         IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Lease Supplement and Acceptance Certificate as of the day and year first above written.

                                   EAL (DELAWARE) VIII CORP., Lessor

                                   By ___________________________________
                                   Name:  _______________________________
                                   Title:  ______________________________

                                   PAN AMERICAN AIRWAYS, INC.,
                                    Lessee

                                   By __________________________________
                                   Name:  ______________________________
                                   Title:  _____________________________

                                   SCHEDULE C

                         LESSEE'S CORPORATE CERTIFICATE

                  In connection with the Lease Agreement, dated as of August 26, 1996 (the "LEASE AGREEMENT"), between EAL (DELAWARE) VIII CORP. ("LESSOR") and PAN AMERICAN AIRWAYS, INC. ("LESSEE"), the undersigned hereby certifies to Lessor, its successors and assigns, as follows:

                  (a) Attached hereto as ANNEX 1 is a true, complete and correct copy of the charter documents and the current by-laws of Lessee, each as amended to and in effect on the date hereof.

                  (b) Attached hereto as ANNEX 2 is a true, complete and correct copy of all resolutions of the board of directors of Lessee, pursuant to which each officer executing a Lease Document on behalf of Lessee is authorized to enter into the transactions contemplated by the Lease to execute the Lease Agreement and other documents contemplated by the Lease Agreement, including the Lease Supplement and Acceptance Certificate and the Power of Attorney; such resolutions were duly adopted by such board of directors at a meeting at which a quorum was present and acted throughout; and such resolutions are unamended and remain in full force and effect.

                  IN WITNESS WHEREOF, this Certificate has been duly executed as of the day and year first above written by an officer of Lessee, thereunto duly authorized.

                                   PAN AMERICAN AIRWAYS, INC., Lessee

                                   By ____________________________
                                   Name:  ________________________
                                   Title:   Corporate Secretary

                                   SCHEDULE D

                         TECHNICAL DATA AND MANUALS LIST

If the Delivery Date (as defined in the Interim Lease) shall have occurred, then the Lessor shall be deemed to have delivered to Lessee the manuals and Aircraft (including Engine) records and historical documents set forth below for all purposes of this Lease.

1.       AIRCRAFT DOCUMENTS

         1.1 C of A for Export delivered by manufacturer/country of origin
         1.2               Current C of A
         1.3               Certificate of DeRegistration (previous and current)
         1.4               Weight and Balance manual
         1.5               Manufacturers delivery inventory of readiness log.
         1.6 Letter detailing that aircraft was maintained according to an approved maintenance program
         1.7               Certificate of Sanitation (if applicable)

2.       ENGINE STATUS AND TECHNICAL RECORDS

         2.1               Engines last overhaul/Shop reports
         2.2 Engines LLP records (traceability to birth or to Continental or acceptable to the FAA)
         2.3               Engines AD & SD status
         2.4               Engines components list
         2.5               Engine logbooks or acceptable records
         2.6 Engines last month trend monitoring sheets (if available)

3.       AUXILIARY POWER UNIT STATUS AND TECHNICAL RECORDS

         3.1               APU last overhaul/Shop report
         3.2 APU LLP records (traceability to birth or to Continental)

         3.3               APU components list
         3.4               APU AD & SB status
         3.5               APU logbook or acceptable records

4.       LANDING GEAR STATUS AND TECHNICAL RECORDS

         4.1               Landing gear last overhaul report
         4.2               Landing Gear Components records
         4.3 Landing gear records (traceability to birth or to Continental)
         4.4               Landing gear to have data plates affixed

5.       AIRCRAFT ENGINEERING DATA AND TECHNICAL RECORDS DOCUMENTS

         5.1               Approved interior configuration drawing
         5.2               List and copy of Supplemental Type Certifications
                           (STC)
         5.3               Airworthiness Directives (AD) current and repetitive
                           Inspection list
         5.4 Airworthiness Directives (AD) compliance sheets and alternate means of compliance sheets
         5.5               Rotables, Components current inventory list (DUJX)
         5.6 Maintenance Program status report of routine inspections (DUJX)
         5.7 List of major repairs and alterations; with repair certifications data acceptable to the FAA
         5.8 Time Controlled Components list (HT) with last accomplishment data, including serviceable tags
         5.9               List Components change during operation, Serviceable
                           TAG's
         5.10              Certificate of Conformity for interior with FAR
                           121.317 AC-198 (with Burn test)
         5.11              Copy of Maintenance and Inspection Manual (Procedure)
         5.12              Last Hydraulic System Oil analysis report
         5.13 Aircraft Reliability Program (engines, airframe and components) if available
         5.14              "C" & "D" checks worksheets, tally lists and 337
                           Forms
         5.15              Emergency Equipment Drawing and location drawings
         5.16 Corrosion Prevention and Control Program (CPCP) status

         5.17              Aging Aircraft Program (SSI) status
         5.18              Fleet Leader Program (Sampling) status
         5.19 Letter of QA inspector detailing procedures of computerized records syst.
         5.20 Letter of QA inspector that all "RECORDS" data are within accomplished
         5.21 Letter detailing any major INCIDENTS/ACCIDENTS with certification data
         5.22              Flight Recorder calibration sheet (if applicable)
         5.23              Last calibration check Altimeters, Airspeed incl.
                           and ATC Transponder test
         5.24 Status of (SB's, EA, EO) as provided by previous operator information must include method of compliance, date of accomplishment and signature of person accomplishing work
         5.25              Worksheets for last check accomplished
         5.26              Last year's Log Book pages
         5.27              Avionics equipment list

6.       WEIGHT AND BALANCE DATA

         6.1               Last Weight and Balance report
         6.2 Weight and Balance current status and current equipment listing

7.       PLANNING DATA

         7.1 Maintenance Program work cards, related documents and forms
         7.2               Maintenance Inspection Specifications (Maintenance
                           Program)
         7.3               Copy of Repair station Procedure manual
         7.4               Copy of Repair station Inspection Manual if work
                           being done by outside agency
         7.5               Corrosion Prevention and Control Program (CPCP)
         7.6               Aging Aircraft Program (SSID)
         7.7               Sampling Program
         7.8               Fleet Leader Program (FLP)

8.       GENERAL INFORMATION

         8.1               Dents and Patches List
         8.2 Cross-reference from Continental part nos. to Manufacturer's part nos. (Lessor's best efforts to deliver).

9.       AIRCRAFT MANUALS

         9.1      FAA Approved Aircraft Flight Manual (AFM)
         9.2      Quick Reference Handbook
         9.3      Minimum Equipment List (MMEL) Manufacturer
         9.4      Weight & Balance Control and Loading Manual
         9.5      Fueling Manual
         9.6 Illustrated Parts Catalog (IPC) EAL microfilm (as provided from previous operator)
         9.7 Aircraft Maintenance Manual (AMM) microfilm (as provided from previous operator)
         9.8 Aircraft Wiring Manual (AWM) microfilm (as provided from previous operator)
         9.9 Aircraft Schematics Manual (ASM) microfilm (as provided from previous operator)
         9.10 Aircraft Wiring List (AWL) microfilm number (as provided from previous operator)
         9.11 Structural Repair Manual (SRM) microfilm (as provided from previous operator)
         9.12 Powerplant Illustration Parts Catalog (IPC) microfilm (as provided from previous operator)
         9.13 Powerplant Maintenance Manual (MM) microfilm (as provided from operator)
         9.14 Powerplant Standard Practices microfilm (as provided from previous operator)
         9.15     CAL S/A Figure Drawings
         9.16     Typical Repair Manual
         9.17     Component Maintenance & Overhaul Manual
         9.18     NDT Manual
         9.19     Tool & Equipment Manual
         9.20     Interior Furnishings (Continental tapes)
         9.21     Temporary Revisions for microfilms
         9.22     Fault Isolation Manual/FRM (FIM)
         9.23     R.T.O.L.W. Charts A300B4

         9.24 Electrical load analysis manual (if available to Lessor with reasonable efforts)

                                  SCHEDULE E-1

                              LOOSE EQUIPMENT LIST

                                                QTY

Ovens                                           19
Oven Inserts                                    114
Oven Racks                                      19
M/S Trolleys                                    3
Ice Drawers                                     3
Soda Drawers                                    3
Plastic Drawer (Yellow, Blue)
Food Containers                                 22
Waste Containers                                5
LD3 Containers                                  20



                     SCHEDULE E-2 - EMERGENCY EQUIPMENT LIST

==================================================================================================================
                                                               QTY                       LOCATION

------------------------------------------------------------------------------------------------------------------
                       COCKPIT

------------------------------------------------------------------------------------------------------------------
First Aid Kit                                                   1                         Cockpit

------------------------------------------------------------------------------------------------------------------
Fire Axe                                                        1                       F/E Station

------------------------------------------------------------------------------------------------------------------
Smoke Goggles                                                   5                       Crew Seats

------------------------------------------------------------------------------------------------------------------
Fire Extinguisher (Kidde 1211)                                  1                         Cockpit
------------------------------------------------------------------------------------------------------------------
Life Jackets                                                    5                       Crew Seats

------------------------------------------------------------------------------------------------------------------
Smokehood                                                       1                         Cockpit

------------------------------------------------------------------------------------------------------------------
Portable 02 Bottle & Full Face Mask                             1                         Cockpit
------------------------------------------------------------------------------------------------------------------
Landing Gear Pins                                               3                         Cockpit

------------------------------------------------------------------------------------------------------------------

                 AVIONIC COMPARTMENT

------------------------------------------------------------------------------------------------------------------
Fire Extinguisher (Kidde 1211)                                  1                      Avionic Comp.
------------------------------------------------------------------------------------------------------------------

                        CABIN

------------------------------------------------------------------------------------------------------------------
First Aid Kits                                                  2                     First Bin LH/RH

------------------------------------------------------------------------------------------------------------------
First Aid Kits                                                  2                     Last Bin LH/RH

------------------------------------------------------------------------------------------------------------------
Emergency Automatic Radio Beacons                               2                    First/Last Bin RH
------------------------------------------------------------------------------------------------------------------
Hand Megaphones                                                 2                    First/Last Bin RH

------------------------------------------------------------------------------------------------------------------
Fire Extinguishers (Kidde 1211)                                 4                     1L, 2L, 3L, 4L




------------------------------------------------------------------------------------------------------------------
Fire Extinguishers H20                                          3                       1R, 2R, 4R

------------------------------------------------------------------------------------------------------------------
Smokehoods (PBE)                                                4                     1L, 2L, 3L, 4L

------------------------------------------------------------------------------------------------------------------
Portable 02 Bottles and Masks                                   9                Att. 1L, 1R, 2L, 2R, 3L,
                                                                                          4L, 4R
------------------------------------------------------------------------------------------------------------------
P.S.U.'s Tools                                                  6                         Att. 4R

------------------------------------------------------------------------------------------------------------------
Seatbelts Extension Pouch                                       1                      First Bin LH

------------------------------------------------------------------------------------------------------------------
Emergency Portable Flashlights                                  9                Att. 1L, 1R, 2L, 2R, 3L,
                                                                                        3R, 4L, 4R
------------------------------------------------------------------------------------------------------------------
Safety Strap Flags                                              8                 1L, 1R, 2L, 2R, 3L, 3R,
                                                                                          4L, 4R
------------------------------------------------------------------------------------------------------------------
Safety Pins                                                     8                 1L, 1R, 2L, 2R, 3L, 3R,
                                                                                          4L, 4R
------------------------------------------------------------------------------------------------------------------
Cockpit Door Key                                                1                        Galley 1
------------------------------------------------------------------------------------------------------------------
Seatbelts Pax                                                  254                       Each seat

------------------------------------------------------------------------------------------------------------------
Life Jackets Crew                                               9                       Crew Seats

------------------------------------------------------------------------------------------------------------------
Life Jackets Pax                                               254                       Each Seat

------------------------------------------------------------------------------------------------------------------
Life Jackets Spare (Adults)                                    24                  Fwd Bin, 3R, Aft Bins
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

==================================================================================================================

                                   SCHEDULE F
                              REDELIVERY CONDITION

                  The condition of the Aircraft on redelivery shall be as follows:

           1. The Aircraft shall be in good operating condition by international commercial airline standards (normal wear and tear excepted), airworthy and with all systems fully operational, including category 3 operating equipment (certification not required).

           2. The Aircraft shall be stripped and painted white, shall have all names, insignias and other indications of Lessee removed from the interior and exterior and shall be clean by international commercial operating standards.

           3.     The Aircraft shall be zero time out of its C-Check.

           4. The Aircraft, its associated records, manuals and documents shall be eligible immediately to receive a current, valid FAA Certificate of Airworthiness for FAR Part 121 operations, as such Part 121 relates to the Aircraft. The Airframe, Engines and installed components shall be in compliance with all FAR's, airworthiness directives and engine manufacturers mandatory service bulletins. The Aircraft shall have all deferred maintenance items, pilot logbooks, MEL/CDL and other such deferred items rectified on a terminating action basis, unless otherwise agreed between Lessor and Lessee.

           5. All required time controlled and life limited components including (but not limited to) Landing Gear checks, overhauls, inspections, actions and hard time components shall be cleared for one C-Check cycle (which is anticipated to be one year or 3,325 hours or 1,000 cycles) unless (i) a specific check, overhaul, inspection, component or action does have a life which is anticipated to be shorter than one C-Check cycle or
                  (ii) otherwise agreed between Lessor and Lessee.

           6. The Aircraft shall be equipped with two General Electric CF6-50C2 engines with short nozzle thrust reversers in a condition suitable for operation within the manufacturer's maintenance manual limits. The Engines have been maintained to an AVIALL build standard pursuant to the AVIALL Engine Maintenance and Pooling Contract or an equivalent standard to be agreed upon by Lessor and Lessee.

           7. Each Engine shall have completed a hot and cold section borescope inspection of the Engines in accordance with the Maintenance Manual. Each such borescope shall be conducted after completion of an MPA (maximum power assurance) run observed by a Lessor representative.

           8. Each Engine shall be within the AVIALL specified limits (or equivalent limits agreed upon by Lessor and Lessee) without waiver or exemption and no Engine shall be "under watch" or have any overservice limit extensions.

           9. The APU has been maintained by in accordance with the Revima APU Maintenance and Pooling Contract and shall be delivered within the parameters set forth in such Contract or shall have been maintained to an equivalent standard to be agreed upon by Lessor and Lessee.

           10. The Aircraft shall have been maintained on an FAA approved maintenance and corrosion program. A hard copy of the program shall be provided to Lessor and a method shall be provided to trace all tasks and functions of the maintenance program to its corresponding work cards. Maintenance and corrosion control program documents, including work cards, shall be in English unless otherwise accepted by Lessee; or

                  ING and Lessor shall be entitled to use (and to make available to subsequent lessees) the Pan Am Maintenance Program for the Aircraft, and Lessee shall cooperate with ING and Lessor in connection therewith, subject, however, to the execution by such lessee of an appropriate indemnity in favor of Lessor and Lessee for the use of such Maintenance Program and actions and omissions by such lessee.

           11. The Aircraft shall be free of hydraulic, pneumatic, water, fuel and waste system leaks in accordance with the manufacturers maintenance manual. This is to be demonstrated by filling the tanks and reservoirs to capacity as per the then-current procedure under the manufacturer's manual and performance of a functional and leak check of all related systems. All repairs will be per the manufacturer's maintenance manual.

           12. All floor, cargo and compartment panels shall be in good condition by airline standards (normal wear and tear excepted). All repairs to floor, cargo, ceiling and sidewalls shall be in accordance with the manufacturer's maintenance procedures, and will be permanent repairs reworked to "C Check" standards.

           13. All cargo compartments and the currently installed associated cargo loading systems shall be clean and in good operating condition by airline standards. All repairs will be permanent and in accordance with manufacturer's standards, reworked to "C-Check" standards.

           14.    Tires and brakes shall be in good condition.

           15.    The Aircraft interior configuration shall be 24/230 (total
                  254) with 6 lavatories and galleys G-1, G-2, G-3, G-4 and G-5 installed. The Aircraft interior shall be as follows and in good condition to "C Check" standards:

                  (a) All lavatories shall be in good operating condition. The trim and decor finish shall be in good condition.

                  (b) All carpeting shall be in good condition.

                  (c) Sidewalls, vertical surfaces, ceilings, bins, floor boards, window shades, tray tables, PSU's, PCU's and aiming of reading lights shall be inspected and reworked as necessary. Door liners and slide raft packs shall be in good condition.

                  (d) All seat bottom cushions shall be freshly cleaned and seat back cushions shall be in very good condition.

                  (e) All seat covers shall be freshly cleaned. Documentation certifying the retained flammability and fire blocking characteristics shall be provided.

           16. The galleys and the associated inserts shall be in acceptable cosmetic condition and shall have a certificate of sanitary construction issued by the U.S. Public Health Department.

           17. The cockpit shall be "touched up" in accordance with standard international airline practices.

           18. All FAR required interior and exterior markings and placards shall be current, in place and legible. All placards shall be FAA approved.

           19. Fuselage shall be free of major dents, corrosion and abrasions or any loose, pulled or missing rivets. External patches shall be of a type consistent with the structural repair manual. Each repair shall have proper documentation or structural repair manual reference and/or FAA approved engineering repair drawings as applicable.

           20. All doors including cargo doors and service doors shall be free moving, correctly rigged and fitted with serviceable seals in accordance with the Maintenance Manual and acceptable to the FAA.

           21. All leading edges shall be serviceable and clean in accordance with the Manufacturer's Maintenance Manual. Any repairs to the leading edges shall be in accordance with the Manufacturer's Maintenance Manual and Structural Repair Manual or acceptable to the FAA.

           22. All control surfaces shall be clean by airline standards and free of delamination in accordance with the Manufacturer's Maintenance Manual and Structural Repair Manual or acceptable to the FAA.

           23. All unpainted cowlings and fairings shall be clean by airline standards and tightly fitted in accordance with the Maintenance Manual limits and acceptable to the FAA.

           24.    All fuel tanks shall be free of contaminants.

           25. Engine cowls will be brightened aluminum rather than white paint.

           26. One full set of loose equipment shall be delivered with the Aircraft, including LD3 containers delivered at a place agreed upon as specified in Schedule E-1.

           27. A Honeywell dual global positioning system will be installed on the Aircraft.

           28. Standard emergency equipment including smoke detectors and escape slide rafts shall be installed.

           29. Lessee shall provide all technical documents relating to the Aircraft as listed in Schedule D and received by Lessee at Delivery including copies of all engineering orders, complete records of AD and Service Bulletin compliance and up-to-date copies of manufacturers manuals (including supplements) relating to the Airframe, Engines, interior configurations, components and APU, all in compliance with FAA regulations. All airframe, engine and component records shall be as required by FAR Part 121.380 and shall be provided with the Aircraft.

           30. The Aircraft shall be free from all Liens (except for Lessor Liens). In the event any engine not owned by Lessor shall be delivered with the Airframe, such engine shall be satisfactory to Lessor, free and clear of Liens, suitable for use on such Airframe and shall have the value and utility at least equal to, and be in as good operating condition (including no greater number of Flight Hours or Cycles accumulated on such engine) as the Engine that should have been returned, assuming such Engine which should have been returned was in the condition and repair as required by the terms of the Lease immediately prior to such required return.

           31. The Aircraft shall have installed all optional no charge vendors' and manufacturers' service bulletin kits theretofore received by Lessee for the Aircraft and to the extent received but not installed, such kits shall be furnished free of charge to Lessor at redelivery.

           32. The Aircraft (other than the Engines and the APU subject to the AVIALL Engine Maintenance and Pooling Agreement and the Revima APU Maintenance and Pooling Contract, respectively) (or other equivalent standard agreed upon by Lessor and Lessee) shall have been maintained until redelivery in accordance with the Lessee's approved Maintenance Program and treated at a standard equal to all other aircraft (if any) in Lessee's fleet.

           33. The Engines and APU shall be serviced with Mobil Jet 2 oil; the gears shall be serviced with Hy-Jet IV, unless otherwise specified by Lessor reasonably in advance of re-delivery.

           34. The Aircraft will have a current weight and balance report in form acceptable to the FAA.

                                   SCHEDULE G

                          FORM OF MONTHLY STATUS REPORT

From:

A/C Type:         Registration:          Month of _______ 19__

S/N:

AIRCRAFT TOTAL TIME SINCE NEW                    ________________________
TOTAL CYCLES SINCE NEW                           ________________________
HOURS FLOWN DURING MONTH                         ________________________
CYCLES/LANDING DURING MONTH                      ________________________
TIME REMAINING TO D CHECK                        ________________________
TIME REMAINING UNTIL MID-D CHECK                 ________________________
TIME REMAINING TO C-CHECK                        ________________________

TYPE:                          NO. ONE ENGINE POSITION     NO. 2 ENGINE POSITION
SERIAL NUMBER
PRESENT LOCATION
TOTAL TIME SINCE NEW           HRS:            MIN:        HRS:          MIN:
TOTAL CYCLES SINCE NEW
HOURS FLOWN DURING MON         HRS:            MIN:        HRS:          MIN:
CYCLES DURING MONTH

NOTE: AN ENGINE IS REMOVED OR INSTALLED ON ANOTHER AIRCRAFT IT MUST BE REPORTED MONTHLY ON THIS FORM.

                                   SCHEDULE H

                      FORM OF RETURN ACCEPTANCE CERTIFICATE

                              Date____________, 199

1. PAN AMERICAN AIRWAYS, INC., Lessee, and EAL (DELAWARE) VIII CORP., Lessor, have entered into that certain Lease Agreement dated as of [ ], 1996 (the "Lease Agreement"). Words used herein with capital letters and not otherwise defined will have the meanings set forth in the Lease Agreement.

2.                     Lessor has this    day of       , 199  (Time:     ) at
                                            received from Lessee possession of:

                       (a) One (1) Airbus A300B4-203 aircraft, bearing Manufacturer's Serial Number ____, together with two (2) General Electric CF6-50C2 engines bearing
                                         Manufacturer's Serial Numbers [     ]
                                         and [      ], all Parts attached
                                         thereto and thereon in an airworthy
                                         condition; and

                       (b) All Aircraft Documentation, including the usual and customary manuals, logbooks, flight records and historical information regarding the Aircraft, Engines and Parts, as specified in Schedule D to the Lease Agreement.

3. Lessee represents that the Airframe, Engines and Parts have the following hours/Cycles:

                       (a)               Airframe:

                                         Total hours __________ Total
                                         Landings ______  _____ hours/_____
                                         Cycles since last "D-Check" _____
                                         hours/_____Cycles since last "Mid-D
                                         Check" _____ hours/_____Cycles since
                                         last "C-Check" _____ hours/_____Cycles
                                         since last "A-Check"

                       (b)               Engines:

                          SERIAL             TOTAL          TOTAL HOURS/CYCLES
     POSITION                NO              HOURS         SINCE LAST SHOP VISIT

           (c)    APU:   MSN _____

                  Total hours _________  Total Cycles __________

           (d)    Landing Gears:

                                                    HOURS/CYCLES SINCE LAST
                    SERIAL          TOTAL            HOURS/CYCLES OVERHAUL
     POSITION          NO       HOURS/CYCLES       TO NEXT SCHEDULED REMOVAL

Nose

Right Main

Left Main

           (e) Status of components or Parts with time/Cycle and calendar limits:

           (f)    Fuel on board at return:         pounds (       gallons)

4. Physical possession of the above specified Airframe, Engines, Parts and documentation relating thereto are hereby accepted by Lessor as being in compliance with the Redelivery Conditions specified in Schedule F to the Lease; provided, however, that such acceptance by Lessor is based upon certain statements of Lessee, including information contained in the manuals and log books relating to the Aircraft maintained by Lessee or its agents, and by this acceptance Lessor does not waive any right or remedy it may have if such information is later discovered to have been inaccurate or incomplete.

5. This Return Acceptance Certificate is executed and delivered by the parties at [location].

                  IN WITNESS WHEREOF, the parties hereto have caused this Return Acceptance Certificate to be executed on behalf of Lessor as of the day and year first above written.

                                 EAL (DELAWARE) VIII CORP., LESSOR


                                      By:
                                      Name:
                                      Title:

                                  PAN AMERICAN AIRWAYS, INC.,
                                     LESSEE

                                       By:
                                       Name:
                                       Title:

                                   SCHEDULE I

                                POWER OF ATTORNEY

                  The undersigned, PAN AMERICAN AIRWAYS, INC., a corporation with an office located at 9300 NW 36th Street, Miami, Florida 33178 (together with its successors and assigns, the "GRANTOR"), by this instrument, DOES HEREBY CONSTITUTE AND APPOINT ING LEASE (NEDERLAND) B.V., a corporation existing under the laws of the Kingdom of the Netherlands, with its principal office at Karspeldreef 14, 1101 CK Amsterdam-Zuidoost, 1000 BZ Amsterdam, The Netherlands, together with its successors and assigns (the "GRANTEE"), as the true and lawful agent and attorney-in-fact for Grantor, with full power of substitution, to do any of the following in connection with the following described aircraft and related property and assets (herein collectively called the "AIRCRAFT"):

           The Airbus Industrie model A300B4-200 aircraft bearing manufacturer's serial number 211 and the two General Electric model CF6-50C2 aircraft engines bearing manufacturer's serial numbers _______ and _____, together with all parts, components, accessories, equipment related thereto, and all additions thereto and replacements thereof, and all operating, maintenance, repair and overhaul manuals, logs, records and data;

all pursuant to the Lease Agreement, dated as of August 26, 1996 (as supplemented, amended or otherwise in effect from time to time, the "LEASE"), between Grantee, as lessee, and EAL (Delaware) VIII Corp., as lessor ("LESSOR"):
(i) to collect, receive, pay, disburse, enforce and apply, any monies, collateral, assets or property held or available hereunder or in respect hereof, or under any other Lease Document or in respect thereof, (ii) to effect any grant, conveyance, lease or other transfer or application of any collateral, assets or property, (iii) to effect the cancellation and de-registration of the Aircraft from the Aircraft Registry of the United States Federal Aviation Administration or any other civil aviation authority on which the Aircraft may at any time be registered during the Lease Term; (iv) to export and remove from the United States of America the Aircraft and all related or installed aircraft engines, parts and equipment and all related maintenance, repair, overhaul and operating records, logs, books and other data; (v) to negotiate, complete, execute, deliver, present, file and record any agreement, demand, request, consent, document or instrument referred to, contemplated by or otherwise incident to the de-registration, repossession, removal and export of the Aircraft or the exercise of any other right, power, privilege or remedy under the Lease or available to any Grantee at law or in equity; and (vi) to take any other action incidental to, or in furtherance of, the exercise of any right, power, privilege or remedy available to Lessor or ING hereunder or at law or in equity.

                  Each Grantee, acting either alone or with the other Grantee, is hereby authorized and empowered to take and to perform all actions that it reasonably deems necessary or appropriate

                  This Power of Attorney is coupled with an interest and is not revocable by the Grantor for any reason or under any circumstance whatsoever, and shall not expire until the payment, performance and satisfaction in full of all of Grantor's obligations and liabilities under the Lease, which payment, performance and satisfaction may be evidenced only by the written instrument signed by the Grantees acknowledging such payment, performance and satisfaction.

                  This Power of Attorney shall be governed and construed in accordance with the laws of the State of New York, United States of America.

                  IN WITNESS WHEREOF, this Power of Attorney has been duly executed by or on behalf of Grantor this _____ day of _______________, 1996.

                                         PAN AMERICAN AIRWAYS, INC.

                                         By:
                                         Name:
                                         Title:

                                                SCHEDULE J

                                    CERTAIN HARD TIME CONTROLLED ITEMS



                                                 CONTENTS

CLAUSE NUMBER                                                                                  PAGE NUMBER

CLAUSE 1.         DEFINITIONS AND INTERPRETATION.......................................................  2

CLAUSE 2.         AGREEMENT TO LEASE................................................................... 16
      2.1         AGREEMENT TO LEASE................................................................... 16
      2.2         (i)    DELIVERY...................................................................... 16
                  (ii)   [This clause is reserved.].................................................... 16
                  (iii)  [This clause is reserved.].................................................... 16
                  (iv)   ACCEPTANCE OF DELIVERY........................................................ 16
                  (v)    EXCLUSION OF LIABILITY........................................................ 17
                  (vi)   CASUALTY TO THE AIRCRAFT PRECEDING DELIVERY................................... 17

CLAUSE 3.         LEASE TERM........................................................................... 17
      3.1         LEASE TERM. ......................................................................... 17
      3.2         LEASE EXTENSION OPTION............................................................... 17

CLAUSE 4.         BASIC RENT........................................................................... 18
      4.1         BASIC RENT........................................................................... 18
      4.2         DEFERRED RENT........................................................................ 20
      4.3         ADDITIONAL RENT FOR PRE-DELIVERY WORK................................................ 21

CLAUSE 5.         MAINTENANCE AND OTHER PAYMENTS....................................................... 23
      5.1         MAINTENANCE RESERVE ACCOUNTS......................................................... 23
      5.2         CONSTITUTION OF MAINTENANCE PAYMENTS................................................. 25
      5.3         ADJUSTMENT TO MAINTENANCE PAYMENTS................................................... 27
      5.4         (i)    CONDITIONS PRECEDENT TO REIMBURSEMENT FOR ELIGIBLE CLAIMS..................... 29
                  (ii)   CREDITS AND PAYMENTS FROM RESERVE ACCOUNTS.................................... 30
                  (iii)  FOREIGN OBJECT DAMAGE GENERATED SHOP VISIT.................................... 34

CLAUSE 6.         PAYMENTS............................................................................. 34
      6.1         PAYMENT TO LESSOR.................................................................... 34
      6.2         WITHHOLDING TAXES.................................................................... 35
      6.3         DEFAULT INTEREST..................................................................... 35
      6.4         BUSINESS DAY CONVENTION.............................................................. 35
      6.5         ABSOLUTE OBLIGATION TO MAKE PAYMENTS................................................. 35
      6.6         APPLICATION OF PAYMENTS.............................................................. 36

CLAUSE 7.         CONDITIONS PRECEDENT................................................................. 36
      7.1         CONDITIONS PRECEDENT TO THE EXECUTION OF THIS AGREEMENT.............................. 36
      7.2         CONDITIONS PRECEDENT................................................................. 36

CLAUSE 8.         REPRESENTATIONS AND WARRANTIES....................................................... 40
      8.1         (i)    WARRANTIES AND DISCLAIMER OF WARRANTIES....................................... 40
                  (ii)   RESPONSIBILITY TO DETERMINE CONDITION OF AIRCRAFT, OBTAINING



                         BENEFIT OF WARRANTIES......................................................... 41
      8.2         REPRESENTATIONS AND WARRANTIES OF LESSEE............................................. 42
      8.3         COVENANTS OF LESSEE.................................................................. 44
      8.4         REPRESENTATIONS AND WARRANTIES OF LESSOR............................................. 47
      8.5         NOTICE OF BREACH OF REPRESENTATION, WARRANTY OR COVENANT............................. 48
      8.6         SURVIVAL OF REPRESENTATIONS, ETC..................................................... 48

CLAUSE 9.         LIENS................................................................................ 48
      9.1         LESSEE NOT TO CREATE LIENS........................................................... 48
      9.2         LESSEE TO DISCHARGE LIENS............................................................ 49

CLAUSE 10.        INSURANCE............................................................................ 49
      10.1        AVIATION LIABILITY AND PROPERTY DAMAGE INSURANCE..................................... 49
      10.2        INSURANCE AGAINST LOSS OF OR DAMAGE TO THE AIRCRAFT.................................. 52
      10.3        LESSEE TO PURSUE CLAIMS.............................................................. 55
      10.4        CHANGE IN INSURANCE PRACTICE......................................................... 55
      10.5        APPLICATION OF PROCEEDS ARISING ON EVENT OF LOSS..................................... 56
      10.6        APPLICATION OF PROCEEDS ARISING OTHER THAN ON AN EVENT OF LOSS....................... 56
      10.7        RETENTION OF PROCEEDS BY LESSOR FOLLOWING DEFAULT.................................... 56
      10.8        LESSOR AND LESSEE MAY ADDITIONALLY INSURE............................................ 57
      10.9        COMPLIANCE WITH LEGAL REQUIREMENTS AS TO INSURANCE................................... 57
      10.10       LESSOR ENTITLED TO PROVIDE INSURANCES IN DEFAULT BY LESSEE........................... 57
      10.11       NEGOTIATIONS FOR RENEWAL............................................................. 58
      10.12       (i)    INFORMATION................................................................... 58
                  (ii)   NOTIFICATION OF CLAIM EVENTS.................................................. 58
                  (iii)  PROVISION OF INSURANCE BROKER'S UNDERTAKING................................... 59
      10.13       LESSEE NOT TO PREJUDICE INSURANCE.................................................... 59
      10.14       CURRENCY............................................................................. 59

CLAUSE 11.  EVENT OF LOSS.............................................................................. 59
      11.1        EVENT OF LOSS WITH RESPECT TO AIRCRAFT............................................... 59
      11.2        EVENT OF LOSS WITH RESPECT TO ENGINE................................................. 60
      11.3        TRANSFER OF TITLE TO REPLACED ENGINE TO LESSEE....................................... 62

CLAUSE 12.  REGISTRATION............................................................................... 62
      12.1        REGISTRATION......................................................................... 62

CLAUSE 13.  MAINTENANCE, REPORTING, REMOVAL AND REPLACEMENT,

           ALTERATIONS, POSSESSION, OPERATION, ETC..................................................... 63
      13.1        MAINTENANCE.......................................................................... 63

                  (i)    GENERAL OBLIGATIONS........................................................... 63
                  (ii)   INDEPENDENT MAINTENANCE CONTRACTOR............................................ 63
                  (iii)  MAINTENANCE PROGRAM........................................................... 63
                  (iv)   SPECIFIC OBLIGATIONS.......................................................... 64
      13.2        REPORTING REQUIREMENTS AND PROVISION OF INFORMATION.................................. 65


      13.3        REMOVAL OF ENGINES................................................................... 65
      13.4        REPLACEMENT OF PARTS................................................................. 66
                  (i)    LESSEE'S OBLIGATION TO REPLACE PARTS.......................................... 66
                  (ii)   CONDITION OF REPLACEMENT PARTS................................................ 66
                  (iii)  TITLE TO REPLACEMENT AND REPLACED PARTS....................................... 67
      13.5        REPLACEMENT ENGINES.................................................................. 67
      13.6        ALTERATIONS.......................................................................... 68
      13.7        LIABILITY FOR COST OF ALTERATIONS; AD COST SHARING................................... 70
      13.8        POSSESSION OF AIRCRAFT; SUBLEASE OF AIRCRAFT......................................... 72
      13.9        DELIVERY OF AIRFRAME OR ENGINES TO MANUFACTURER OR REPAIRER;
                  POOLING ARRANGEMENTS................................................................. 74
                  (i)    DELIVERY FOR SERVICE OR REPAIR................................................ 74
                  (ii)   POOLING OF ENGINES............................................................ 74
                  (iii)  POOLING OF PARTS.............................................................. 75

      13.10       OPERATION............................................................................ 75
      13.11       NAMEPLATE............................................................................ 76
      13.12       LESSEE'S LIABILITY AS TO COSTS OF USE AND OPERATION.................................. 76
      13.13       ENTITLEMENT TO ENFORCE WARRANTIES.................................................... 77

CLAUSE 14.        REGISTRATION OF AIRCRAFT............................................................. 77

CLAUSE 15.  RETURN OF AIRCRAFT......................................................................... 77
      15.1        REDELIVERY........................................................................... 77
      15.2        ENGINE CONDITION..................................................................... 78
      15.3        GENERAL CONDITION.................................................................... 79
      15.4        REMOVAL OF INSIGNIA; TRANSFER OF WARRANTIES, ETC..................................... 81
      15.5        FUEL AND OIL......................................................................... 81
      15.6        RETURN ACCEPTANCE CERTIFICATE........................................................ 81
      15.7        INDEMNITIES AND INSURANCE............................................................ 81
      15.8        AIRPORT AND NAVIGATION CHARGES....................................................... 81
      15.9        RECTIFICATION OF RE-DELIVERY CONDITION............................................... 82
      15.10       EXPORT AND DE-REGISTRATION OF AIRCRAFT............................................... 82

CLAUSE 16.  INDEMNIFICATION............................................................................ 83
      16.1        GENERAL INDEMNITY.................................................................... 83
      16.2        TAX INDEMNITY........................................................................ 85
                  (i)    WITHHOLDING TAXES............................................................. 85
                  (ii)   GENERAL TAX INDEMNITY......................................................... 85
                  (iii)  EXCEPTIONS TO INDEMNITY....................................................... 86
                  (iv)   AFTER-TAX BASIS............................................................... 87
                  (v)    TIMING OF PAYMENT............................................................. 88
                  (vi)   CONTESTS...................................................................... 88
                  (vii)  REFUNDS....................................................................... 89
                  (viii)  COOPERATION IN FILING TAX RETURNS............................................ 89

CLAUSE 17.  EVENTS OF DEFAULT.......................................................................... 90
      17.1        EVENTS OF DEFAULT.................................................................... 90
      17.2        ACTION ON OCCURRENCE OF EVENT OF DEFAULT............................................. 93

CLAUSE 18.  ASSIGNMENT................................................................................. 97
      18.1        BENEFIT OF AGREEMENT................................................................. 97
      18.2        ASSIGNMENT BY LESSEE................................................................. 97
      18.3        ASSIGNMENT BY LESSOR................................................................. 98

CLAUSE 19.  FURTHER ASSURANCES.........................................................................100
      19.1        FURTHER ASSURANCES...................................................................100
      19.2        PERFECTION OF LESSOR'S ETC. INTERESTS................................................100

CLAUSE 20.  PROTECTION OF LESSOR'S INTERESTS...........................................................100

CLAUSE 21.  COSTS AND EXPENSES.........................................................................101
      21.1        PREPARATION AND NEGOTIATION OF LEASE DOCUMENTS.......................................101
      21.2        ENFORCEMENT AND PRESERVATION OF RIGHTS...............................................101
      21.3        NON-DELIVERY DUE TO EVENT OF LOSS....................................................101

CLAUSE 22.  INSPECTION.................................................................................101

CLAUSE 23.  NOTICES AND LANGUAGE.......................................................................102
      23.1        NOTICES..............................................................................102

CLAUSE 24.  LESSOR'S RIGHTS TO PERFORM FOR LESSEE......................................................104

CLAUSE 25.  APPLICABLE LAW AND JURISDICTION............................................................104
      25.1        GOVERNING LAW........................................................................104
      25.2        SUBMISSION TO JURISDICTION...........................................................104

CLAUSE 26.  ALTERATIONS TO AGREEMENT...................................................................106
      26.1        ENTIRE AGREEMENT.....................................................................106
      26.2        VARIATION ONLY IN WRITING............................................................106
      26.3        ENGLISH LANGUAGE.....................................................................106

CLAUSE 27.  CURRENCY INDEMNITY.........................................................................106

CLAUSE 28.  QUIET ENJOYMENT OF AIRCRAFT................................................................107

CLAUSE 29.  SEVERABILITY...............................................................................107

CLAUSE 30.  SECURITY DEPOSIT...........................................................................107

CLAUSE 31.  MISCELLANEOUS..............................................................................109

      31.1        RECORDATION AND FILING...............................................................109
      31.2        NO BROKERS...........................................................................109
      31.3        AGREEMENTS RELATING TO SECTION 1110..................................................109
      31.4        EXECUTION AND COUNTERPARTS...........................................................110


SCHEDULES

A.            ADDITIONAL DELIVERY CONDITIONS

B.  FORM OF LEASE SUPPLEMENT AND ACCEPTANCE CERTIFICATE

C.  FORM OF LESSEE'S CORPORATE CERTIFICATE

D.            TECHNICAL DATA AND MANUALS LIST

E-1           LOOSE EQUIPMENT LIST

E-2           EMERGENCY EQUIPMENT LIST

F.  REDELIVERY CONDITION

G.            FORM OF MONTHLY STATUS REPORT

H.            FORM OF RETURN ACCEPTANCE CERTIFICATE

I.  FORM OF POWER OF ATTORNEY

J.  CERTAIN HARD TIME CONTROLLED ITEMS

K.            CONSULTING SERVICES AGREEMENT

L.  RIGHT OF FIRST REFUSAL PURCHASE AGREEMENT

                       ----------------------------------

                          CONSULTING SERVICES AGREEMENT

                       ----------------------------------


                  This CONSULTING SERVICES AGREEMENT, dated as of February 20, 1996 (this "AGREEMENT"), between ING Aviation Lease B.V., a corporation formed and existing under the laws of The Kingdom of the Netherlands ("ING"), and Pan American Airways, Inc., a corporation formed and existing under the laws of the State of Florida ("PAN AM").

                                             R E C I T A L S :

                  A. ING Lease (Nederland) B.V. ("ING LEASE"), an affiliate of ING, and Pan Am are parties to the Letter of Agreement, dated February 5, 1996 (the "LOI"), pursuant to which the parties have set forth their understanding of the principal terms by which ING Lease will (subject to the conditions therein and to the execution and delivery of definitive lease and other agreements contemplated thereby) lease or cause to be leased to Pan Am three Airbus Industrie model A300B4-200 aircraft (the "AIRCRAFT"), pursuant to one or more aircraft lease agreements and such other agreements as may be required to reflect such terms and conditions (herein called the "TRANSACTION DOCUMENTS"); and

                  B. In connection with the transactions contemplated by the LOI, Pan Am has requested that ING provide certain consulting services to Pan Am, as hereinafter set forth, on the terms and conditions set forth below.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

                  Section 1.  CONSULTING SERVICES.

                  (a) Subject to the terms and conditions hereinafter set forth, ING shall make available to Pan Am during the Term (as defined below), the services of one or more persons designated from time to time by ING (herein referred to individually as the "CONSULTANT") on a non-exclusive basis for purposes of rendering the services (the "CONSULTING SERVICES") described on attached ANNEX 1. ING hereby designates Mr. John Schildroth as the Consultant under this Agreement, effective from the date hereof until such time as this Agreement expires or is terminated or ING designates another individual as Consultant or the Consultant's employment or consulting relationship with ING expires or is terminated.

                  (b) Promptly following a request from Pan Am to provide Consulting Services, ING shall use its commercially reasonable efforts to cause the Consultant to provide such services at the times or within the periods specified by Pan Am; PROVIDED, HOWEVER, that Pan Am acknowledges that the Consulting Services are to be provided by the Consultant on a non-exclusive basis and the Consultant may not be immediately available under all circumstances, at the specific times, or for the specific periods requested; PROVIDED FURTHER, HOWEVER, that ING will use reasonable efforts to advise Pan Am of any anticipated delay in the performance of requested Consulting Services.

                  Section 2.  COSTS AND EXPENSES.

                  (a) As reimbursement by Pan Am to ING for the out-of-pocket costs and expenses incurred by any Consultant in connection with the performance by such Consultant or ING in connection with any Consulting Services that are rendered by such Consultant, Pan Am shall pay ING the fixed sum of US$200 per day up to US$1,000 per week for each day full time during which the Consultant renders Consulting Services. Such reimbursement shall be made by Pan Am within 30 days following its receipt of an invoice therefor from ING.

                  (b) ING shall be responsible for, and shall indemnify Pan Am for, the payment and provision of any Consultant's salary, benefits and other compensation. Pan Am shall effect any such reimbursement to ING hereunder by payment to ING in immediately available U.S. dollar funds within 15 days after receipt by Pan Am of an invoice therefor from ING setting forth in reasonable detail the costs and expenses for which reimbursement is sought.

                  Section 3.  NATURE OF RELATIONSHIP;
INDEMNIFICATION.

                  (a) ING shall provide the Consulting Services hereunder as an independent contractor, and nothing herein shall constitute a partnership, agency or affiliation between ING and Pan Am. Any Consultant shall be an employee of, or consultant retained by, ING or an affiliate thereof, and no Consultant shall be a representative of Pan Am, nor shall he hold himself out or be held out by Pan Am as an employee, agent or representative of Pan Am for any purpose.

                  (b) Neither ING nor any Consultant makes any representation, warranty or guarantee (express or implied) with respect to any Consulting Services rendered hereunder, the performance thereof or the efficacy of any Consulting Services. Pan Am is and shall remain solely responsible for assessing the Consulting Services (including any advice rendered as part thereof) and to determine whether to use information or follow advice furnished by the Consultant hereunder, and neither ING nor any Consultant shall have any liability for special, incidental or consequential damages arising form the Consulting Services.

                  (c) Pan Am shall indemnify, hold harmless, protect and defend, each of ING, its officers, directors, employees, representatives and affiliates, including any Consultant (each an "INDEMNITEE"), for, from and against, any and all losses, claims, suits, demands, damages, costs and expenses (including attorneys' fees and expenses) of any kind or nature whatsoever, relating to, arising out of, or caused by, the Consulting Services and any course of action taken or omitted to be taken by Pan Am or any affiliate thereof on the basis thereof or in reliance thereon or in connection therewith.

                  Section 4. CONFIDENTIALITY. Each of ING and Pan Am recognizes that either party hereto (the "DISCLOSING PARTY") may from time to time provide the other party (the "RECEIVING PARTY") with documents or information that relate to the business, affairs or operations of the Disclosing Party, some of which may contain information that is confidential in nature ("CONFIDENTIAL INFORMATION"). The Disclosing Party shall use commercially reasonable efforts to label any such information "CONFIDENTIAL" in a conspicuous manner. Each party agrees that it will maintain as strictly confidential and (except with the consent or at the request of the Disclosing Party) will not, directly or indirectly, disclose, use or exploit such Confidential Information for any purpose other than the good faith performance of its duties and responsibilities under this Agreement and the other agreements to which ING (or any affiliate or trustee thereof) and Pan Am may become party, including, in the case of ING, monitoring the performance by Pan Am of its agreements under any Transaction Documents and enforcing the rights of ING in connection therewith. No Receiving Party will distribute copies of any Confidential Information to any person, firm or entity other than the Receiving Party's personnel, auditors, accountants and counsel who have a need to know such information. The term "Confidential Information" shall not include information that is (i) in the public domain through no fault of the Receiving Party, (ii) already known to the Receiving Party, as evidenced by written documentation supporting such prior knowledge,
(iii) disclosed to the Receiving Party by a third party that is not under a duty of confidentiality to the Disclosing Party, or (iv) disclosed in an action, proceeding or lawsuit between the parties.

                  Section 5.  TERM AND CANCELLATION.

                  (a) The term of this Agreement (the "TERM") shall commence on February 20, 1996 and shall expire on the earlier to occur of (1) August 20, 1996, (2) the expiration or any termination of any Lease Agreement relating to the lease of any Aircraft or the termination of the applicable lease term thereunder, and (3) the termination or cessation at any time of the employment or consulting relationship between ING and the Consultant designated by ING at such time, subject to earlier termination, as hereinbelow set forth.

                  (b) ING may terminate this Agreement and its obligations hereunder at any time by giving notice to Pan Am of such termination.

                  (c) Pan Am may terminate this Agreement by giving notice to ING of such termination.

                  (d) Neither the expiration nor any termination of this Agreement shall terminate, relieve or diminish Pan Am's obligations under SECTIONS 3 and 4, which obligations shall survive any such expiration or termination. ING's obligations under SECTION 4 shall survive the expiration or any termination hereof.

                  Section 6. REPRESENTATIONS AND WARRANTIES. Each of the parties to this Agreement represents and warrants to the other party hereto that:

                  (a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation (as indicated in the first paragraph of this Agreement), and has the power and authority to carry on its business and to enter into and perform its obligations under this Agreement.

                  (b) This Agreement has been duly authorized by all necessary corporate action on the part of such party and does not require any approval of shareholders of such party (or if such approval is required, such approval has been obtained). This Agreement has been duly executed and delivered by it and constitutes the valid and legally binding obligation of such party, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally or by general principles of equity.

                  Section 7. NOTICES. All notices and other communications provided for in, or effected under, this Agreement shall be in writing and shall be delivered and effective as follows: (a) delivered by hand (effective at delivery); (b) mailed, first class postage prepaid, return receipt requested (effective on the third business day after deposit in the mail); (c) sent by overnight courier (effective on the business day following the business day on which it is delivered to a recognized courier service); or (d) sent by facsimile transmission and confirmed by hand- delivered, mailed or overnight courier copy (effective when sent by facsimile transmission and confirmed by the sender's facsimile machine printout). Any such notice or other communication shall be addressed as follows:

         (a)  if to ING, addressed as follows:

                  ING Aviation Lease B.V.
                  Karspeldreef 14
                  1101 CK Amsterdam-Zuidoost
                  P.O. Box 1971
                  1000 BZ Amsterdam
                  The Netherlands
                  Attention:  Managing Director-Operating Lease
                  Telephone:  011-31-20-6525-701
                  Facsimile:  011-31-20-6525-704

         (b)  if to Pan Am, addressed as follows:

                  Pan American Airways, Inc.
                  9300 N.W. 36th Street
                  Miami, Florida  33178
                  Attention:  President & CEO
                  Telephone:  305-873-2625
                  Facsimile:  305-873-7158

or, in either case, at such other address as the party to receive such communication may hereafter designate by notice given as provided herein to the other party.

                  Section 8.  MISCELLANEOUS.

                  (a) Nothing herein shall constitute a commitment by ING or ING Lease to consummate any transaction or to enter into any Transaction Document, except on such terms and conditions as are acceptable to it, consistent with the LOI.

                  (b) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  (c) All covenants and agreements in this

Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of their respective successors and permitted assigns.

                  (d) Nothing in this Agreement, either express or implied, is intended to confer upon any person or entity (other than the parties hereto and their respective successors and permitted assigns) any benefits, rights or remedies, except that any Indemnitee is an intended third party beneficiary of the agreements of Pan Am herein and may enforce the same directly against Pan Am.

                  (e) THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN SUCH STATE.

                  (f) No party hereto may assign this Agreement or its rights or obligations hereunder to any other person without the prior written consent of the other parties hereto, except that ING may assign its rights hereunder to one or more affiliates of ING or to any Indemnitee.

                  (g) The terms of this Agreement may be waived, modified, altered or amended only by an instrument in writing and signed by a duly authorized representative of each party hereto.

                  (h) The waiver of any breach or violation of any term or provision hereof shall not constitute a waiver of any subsequent breach or violation of the same or any other term or provision.

                  (i) This Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, letters of intent and understandings relating to the subject matter hereof.

                  (j) The subdivision headings in this Agreement have been inserted for the convenience of reference only and shall not limit or otherwise affect the meaning, interpretation or construction of any provision hereof.

                  IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

                             ING AVIATION LEASE B.V.

                           By: _______________________

                           Name: _____________________

                           Title: ____________________

                           By: _______________________

                           Name: _____________________

                           Title: ____________________

                           PAN AMERICAN AIRWAYS, INC.

                           By: _______________________

                           Name: _____________________

                           Title: ____________________

                                                                      ANNEX 1

                                            CONSULTING SERVICES

                  Advice relating to Pan Am's efforts to obtain any permits and approvals from the United States Department of Transportation (the "DOT") and the United States Federal Aviation Administration (the "FAA") that are necessary to enable Pan Am to engage in the business of a U.S. air carrier in the regularly scheduled transportation of persons and property, including advice relating to airline operations and the approval and implementation of the ING Lease maintenance program for the Aircraft, all in the context of seeking and obtaining such permits and approvals.

                                                                    SCHEDULE L

                       ----------------------------------

              RIGHT OF FIRST REFUSAL PURCHASE AGREEMENT RELATING TO
                    AIRBUS MODEL A300B4-200 AIRCRAFT MSN 211

                       ----------------------------------



                  This RIGHT OF FIRST REFUSAL AGREEMENT, dated as of April 15, 1996 (this "AGREEMENT"), among ING Lease Aircraft B.V., a corporation formed and existing under the laws of The Kingdom of the Netherlands ("ING"), EAL (Delaware) VIII Corp., a corporation formed and existing under the laws of the State of Delaware ("EAL") and Pan American Airways, Inc., a corporation formed and existing under the laws of the State of Florida ("PAN AM").

                                R E C I T A L S :

                  A. Contemporaneously with the execution and delivery of this Agreement, Pan Am, as lessee, and EAL, as lessor, are executing and delivering a Lease Agreement (such agreement, as amended, restated or otherwise in effect from time to time with respect to the aircraft, the "LEASE") relating to the lease by EAL to Pan Am of the Airbus Industrie Model A300B4-200 Aircraft bearing the manufacturer's serial number described above (as more particularly described in the Lease, the "AIRCRAFT"); and

                  B. In connection with the transactions contemplated by the Lease, EAL, ING and Pan Am desire to set forth herein certain additional agreements with respect to the Lease, as hereinafter provided.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows (capitalized terms not defined herein shall have the meanings set forth in the Lease):

                  Section 1. RIGHT OF FIRST REFUSAL, RELATING TO A SALE OF THE AIRCRAFT.

                  (a) So long as no Event of Default shall have occurred and be continuing, Seller agrees that it shall not, at any time during the Lease Term (including any Extension Lease Term with respect to which Pan Am has exercised the Extension Option in accordance with the Lease) Sell the Aircraft to any person without notifying Pan Am of such proposed Sale and giving Pan Am the opportunity to purchase the Aircraft pursuant to the terms of such proposed Sale, as provided below. If during the Lease Term, Seller shall receive and be willing to accept and consummate a bona fide offer from a third party to purchase the Aircraft in a Sale transaction, including the acceptance by any prospective purchaser of a solicitation by Seller for such offer (herein called an "OFFER"), Seller shall deliver written notice to Pan Am in which Seller shall set forth in reasonable detail the terms and conditions of such Offer ("SELLER'S OFFER NOTICE"), whereupon Pan Am shall have the right (as used in this SECTION 1, the "RIGHT OF FIRST REFUSAL"), exercisable as provided below, to purchase the Aircraft upon the same terms and conditions as set forth in the Seller's Offer Notice. To exercise the Right of First Refusal, Pan Am shall, prior to the 15th day following its receipt of Seller's Offer Notice, deliver written notice to ING and EAL (the "EXERCISE NOTICE") stating that Pan Am has elected to purchase the Aircraft upon the same terms and conditions (including without limitation the terms therein, if any, relating to purchase price, closing date, security deposits, down payments, residual value sharing), as are set forth in Seller's Offer Notice; PROVIDED, HOWEVER, that if ING and EAL shall not have received the Exercise Notice corresponding to any Seller's Offer Notice before such 15th day, then Seller may consummate the Sale transaction described in such Seller's Offer Notice and Pan Am's rights with respect thereto shall terminate. Upon receipt by ING or EAL of any Exercise Notice, Pan Am shall become unconditionally and irrevocably obligated to purchase the Aircraft pursuant to the terms and conditions set forth in the related Seller's Offer Notice.

                  (b) Seller shall not be required to notify Pan Am of any Offer or Sale from and after the occurrence of an Event of Default, and the Right of First Refusal shall terminate automatically upon the occurrence of any Event of Default.

                  (c) As used herein, the following terms have the respective meanings specified below:

                  "AFFILIATE" means, with respect to any specified person, any other person controlling, controlled by, or under common control with such specified person.

                  "SELLER" means ING or EAL, as the case may be, or both ING and EAL, in any case, in the context of a Sale or proposed Sale of the Aircraft.

                  "SALE" means (1) the sale of the Aircraft in a transaction in which all right, title and interest of Seller thereto is transferred to a person that is not an Affiliate of ING or EAL or a trustee for ING or EAL or an Affiliate of either thereof, and (2) the assignment or transfer of the entire beneficial interest in the Aircraft to a person that is not an Affiliate of ING or EAL or a trustee for ING or EAL or an Affiliate of either thereof, whether or not any such Sale includes the transfer of all right, title and interest in the Aircraft or is in the form of a conditional sale of the Aircraft or is in the form of a financing lease in which the parties thereto do not treat such lease as a lease for Federal income tax purposes; PROVIDED, HOWEVER, that, notwithstanding the foregoing, the following transactions shall not constitute a "Sale" for purposes hereof or for purposes of Pan Am's Right of First Refusal:
(a) any assignment or other transfer by ING of its rights or interests in the Aircraft, or in or under the Security Agreement, the Lease or any other document relating thereto or in or to the Aircraft at any time prior to the foreclosure by ING of title to the Aircraft shall not constitute a "Sale", (b) any assignment or other transfer by ING of any right or interest in or under the Lease or any other document relating thereto, so long as such assignment or transfer is not effected in connection with the assignment or transfer of legal title or the beneficial interest in the Aircraft, (c) any assignment or transfer of any interest to any Affiliate of either ING or EAL, (d) any assignment or transfer of any interest to a trustee acting as trustee for the benefit of ING or EAL or any Affiliate of either thereto, (e) any sale, merger, consolidation, liquidation, winding up or other restructuring of EAL, or the transfer of any capital stock or securities thereof and (f) any assignment or other transfer of EAL's or ING's interest in a transaction in which EAL or ING (or an Affiliate thereof or trustee therefor) retains an interest therein or any other restructuring, re-financing or re- booking of EAL's or ING's interest in the Aircraft, and (g) any assignment or transfer of EAL's interest in the Aircraft or in or under the Lease to ING or any Affiliate thereof or any trustee for ING or any Affiliate thereof.

                  "SELL" means to sell, convey or transfer the Aircraft in a Sale transaction.

                  (d) If Pan Am shall fail to accept the Offer by written notice, as provided above, then Seller shall be free to consummate the Sale transaction described in the Offer, but only on the terms contained in the Offer as presented to Pan Am. If Pan Am is notified of a Sale transaction that is not consummated, then Seller shall remain obligated hereunder to notify Pan Am of subsequent Offers in the same manner as provided above, whether or not Pan Am has rejected or failed to respond to any notice of any prior Offer.

                  Section  2.               PROCEDURE UPON PURCHASE.

                  In any Sale transaction in which Pan Am has exercised the Right of First Refusal, Seller shall effect the transfer to Pan Am of such interest in the Aircraft as is contemplated by the Offer, without recourse, representation or warranty of any kind, except that such interest is free and clear of any Lien created by or through

Seller.

                  Section 3.                MISCELLANEOUS.

                  (a) This Agreement shall constitute a Lease Document, as defined in the Lease, for all purposes thereof, including for purposes of CLAUSE 6 (payments) and CLAUSE 25 (jurisdiction). Breach by Lessee of its obligations hereunder shall constitute an Event of Default (as defined in the Lease). Notices, requests, demands and other communications contemplated by or made pursuant to this Agreement shall be made and be effective in the manner prescribed in the Lease.

                  (b) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  (c) The provisions of this Agreement shall benefit and bind ING, EAL, Pan Am and their respective successors and permitted assigns; PROVIDED, HOWEVER, that Pan Am may not assign or delegate any of its rights or obligations hereunder without the prior written consent of EAL and ING.

                  (d) THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN SUCH STATE.

            [The remainder of this page is intentionally left blank.]

                  IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

                             ING AVIATION LEASE B.V.

                           By: _______________________

                           Name: _____________________

                           Title: ____________________

                           By: _______________________

                           Name: _____________________

                           Title: ____________________

                            EAL (DELAWARE) VIII CORP.

                           By: _______________________

                           Name: _____________________

                           Title: ____________________

                           PAN AMERICAN AIRWAYS, INC.

                           By: _______________________

                           Name: _____________________

                           Title: ____________________